UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SYSCO CORPORATION

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Sysco Corporation

2017 Proxy Statement

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LETTER FROM OUR CEO AND CHAIRMAN

Dear Sysco Stockholder,

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders on Friday, November 17, 2017, at 10:00 a.m. Central Time. The Meeting will be held at the Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024.

Our stockholder meeting is an opportunity for our Board of Directors and senior leadership to provide an update on key developments at Sysco over the past year and respond directly to your questions. By participating in our stockholder meeting, you play an active role in the future of your company. We encourage you to vote by telephone, internet, or by signing and mailing the attached proxy card.

In fiscal 2017, Sysco continued to make good progress on our strategic, multi-year initiatives, which include: delivering accelerated case growth through a focus on local customers, improving margins and managing overall expenses. We remain on track to achieve our upwardly revised operating income growth target of approximately $600-650 million, which is outlined in our current three-year plan.

We accomplished these results by effectively executing our strategy, which is centered on five fundamental pillars:

•	Partnership – Profoundly enrich the experience of doing business with Sysco

•	Productivity – Continuously improve productivity in all areas of our business

•	Products – Enhance offerings through a customer-centric innovation program

•	People – Leverage talent, structure and culture to drive performance

•	Portfolio – Continuously assess new market opportunities and current business

Looking ahead, we are well-positioned to continue to drive disciplined, profitable and sustainable growth for our stockholders. Later this calendar year we will present our next three-year strategic plan for fiscal 2018 to 2020. In addition, as part of the Board’s long-range leadership succession planning process, our current President and Chief Operating Officer Tom Bené will transition to the Chief Executive Officer role effective January 2018. Tom is intimately familiar with Sysco’s business operations, commercial functions and supply chain organization, and his extensive industry experience is a true asset.

On behalf of our Board of Directors and all of our associates, thank you for your continued trust and support in Sysco.

Bill DeLaney, Chief Executive Officer	Jackie Ward, Chairman of the Board

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1390 Enclave Parkway

Houston, Texas 77077-2099

Notice of Annual Meeting of Stockholders

November 17, 2017

10:00 a.m.

The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024

The Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation, will be held on Friday, November 17, 2017, at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, for the following purposes:

1.	To elect as directors the thirteen nominees named in the attached proxy statement to serve until the Annual Meeting of Stockholders in 2018;
2.	To hold an advisory vote to approve the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement;
3.	To hold an advisory vote to approve the frequency with which Sysco will conduct future stockholder advisory votes on executive compensation;
4.	To ratify the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2018;
5.	To consider a stockholder proposal, if properly presented at the meeting, regarding a policy limiting accelerated vesting of equity awards upon a change in control; and
6.	To transact any other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 20, 2017, will be entitled to receive notice of and to vote at the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card. You may inspect a list of stockholders of record at the company’s headquarters during regular business hours during the 10-day period before the Annual Meeting. You may also inspect this list at the Annual Meeting.

October 6, 2017

Houston, Texas

By Order of the Board of Directors

Russell T. Libby

Executive Vice President, Administration
and Corporate Secretary

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2017 Annual Meeting of Stockholders

•	Date and Time: Friday, November 17, 2017 at 10:00 a.m.

•	Location: The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024

•	Record Date: September 20, 2017

Voting Matters and Board Recommendations

Our Board Vote Recommendation
Election of Thirteen Director Nominees (page 23)	FOR each Director Nominee
Advisory Vote on Executive Compensation (page 79)	FOR
Advisory Vote on Frequency of Say-On-Pay Votes (page 79)	FOR “1 YEAR”
Ratification of Independent Registered Public Accounting Firm (page 82)	FOR
Stockholder Proposal (page 83)	AGAINST

Business Highlights

For more detail please see our Annual Report on Form 10-K (“Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”). Our discussion below of our results includes certain non-GAAP financial measures that we believe provide important perspective with respect to underlying business trends. Other than free cash flow, any non-GAAP financial measures will be denoted as adjusted measures and exclude the impact from restructuring costs consisting of (1) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our then-existing system and incurred costs to convert to a modernized version of our established platform, (2) professional fees related to our three-year strategic plan, (3) restructuring expenses within our Brakes Group operations, and (4) severance charges related to restructuring. Our results of operations are also impacted by the following acquisition-related items: (1) intangible amortization expense, (2) transaction costs, and (3) integration costs. All acquisition-related costs in fiscal 2017 that have been excluded relate to the Brakes Group acquisition (the “Brakes Acquisition”). Sysco’s results of operations are also impacted by multiemployer pension (MEPP) withdrawal charges. Fiscal 2016 acquisition-related costs, however, include (i) Brakes Acquisition related costs, (ii) termination costs in connection with the merger that had been proposed with US Foods, Inc. (US Foods) and (iii) financing costs related to the senior notes that were issued in fiscal 2015 to fund the proposed US Foods merger. These senior notes were redeemed in the first quarter of fiscal 2016, triggering a redemption loss of $86.5 million, and we incurred interest on these notes through the redemption date. The Brakes Acquisition also resulted in non-recurring tax expense in fiscal 2017, primarily from non-deductible transaction costs. Additionally, our results of operations were impacted by multiemployer pension plan withdrawal costs in fiscal 2017. These fiscal 2017 and fiscal 2016 items are collectively referred to as “Certain Items,” and they have been excluded from our non-GAAP financial measures. With respect to the adjusted return on invested capital targets, our invested capital is adjusted for the accumulation of debt incurred for the Brakes Acquisition that would not have been borrowed absent this acquisition.

Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 52-week year ending July 1, 2017 for fiscal 2017, a 53-week year ending July 2, 2016 for fiscal 2016, and a 52-week year ending June 27, 2015 for fiscal 2015. Because fiscal 2017 contained one fewer week as compared to fiscal 2016, our Consolidated Results of Operations for fiscal 2017 are not directly comparable to the prior year. Management believes that adjusting the fiscal 2016 Consolidated Results of Operations for the estimated impact of the additional week provides more comparable financial results on a year-over-year basis. Certain of Sysco’s results of operations and related metrics contained in this Proxy Statement will be disclosed on both a 52-week and 53-week basis for fiscal 2017 as compared to fiscal 2016. This is calculated by deducting one-fourteenth of the total metric for the fourth quarter of fiscal 2016.

More information on the rationale for the use of these measures can be found in our Form 10-K on pages 32-43 and reconciliations to GAAP numbers can be found in Annex I - Non-GAAP Reconciliations.

The general foodservice market environment since the beginning of fiscal 2017 has reflected a modestly growing U.S. economy, disparate regional economic conditions in Canada, and mixed economic backdrops in the U.K., Ireland, France and Sweden. While we continue to transition some large contract customers in our U.S. Foodservice Operations, our case growth with local customers in that business segment improved during the second half of the year. Favorable consumer confidence throughout much of the U.S. contributed to restaurant check size increases, even though year-over-year traffic trends were unfavorable in certain customer segments. Throughout fiscal 2017, we provided our customers with excellent service, delivered case growth through a focus on local customers, improved our gross profit dollars and effectively managed overall expenses. These are all important steps towards achieving our three-year plan financial objectives. We also completed the Brakes Acquisition, which added positively to our results.

Comparison of results from fiscal 2017 to fiscal 2016:

•	Sales increased 9.9%, or $5.0 billion, to $55.4 billion; adjusted sales, on a comparable 52-week basis and excluding Brakes, increased 1.6%;

•	Operating income increased 11.0%, or $202.7 million, to $2.1 billion; adjusted operating income increased 17.1%, or $343 million, to $2.4 billion; adjusted operating income, on a comparable 52-week basis and excluding Brakes, increased 12.4%;

•	Net earnings increased 20.3%, or $192.9 million, to $1.1 billion; adjusted net earnings increased 11.9%, or $145 million, to $1.4 billion; adjusted net earnings, on a comparable 52-week basis and excluding Brakes, increased 8.0%;

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•	Basic earnings per share increased 26.5%, or $0.44, to $2.10 from the comparable prior year amount of $1.66 per share; and

•	Diluted earnings per share increased 26.8%, or $0.44, to $2.08 from the comparable prior year amount of $1.64 per share; adjusted diluted earnings per share were $2.48 in fiscal 2017, an 18.1% increase from the comparable prior year amount of $2.10 per share and a 20.4% increase on a comparable 52-week basis; adjusted diluted earnings per share, on a comparable 52-week basis and excluding Brakes, were $2.34 in fiscal 2017, a 13.6% increase.

*	See Annex I - “Non-GAAP Reconciliations” for an explanation of these non-GAAP financial measures.

Governance Highlights (page 15)

BOARD COMPOSITION AND ACCOUNTABILITY:

Board Refreshment & Director Tenure Policy

•   Established 15-year limit on director tenure, subject to a 2-year transition period expiring immediately following our 2018 annual meeting

•   Elected to the Board four new independent directors – Messrs. Brutto, Halverson and Shirley (in September 2016), and Ms. Talton (in September 2017)

•   Dr. Craven and Mr. Golden are not standing for re-election at the Annual Meeting, and we expect two incumbent non-employee directors to retire in 2018

CEO Succession	• Announced CEO succession plan in July 2017, under which Mr. Bené, our President and Chief Operating Officer, will succeed Mr. DeLaney as CEO upon his retirement at the end of calendar 2017

Board Evaluations

•   Annual board and committee self-evaluations that aim to increase board effectiveness and inform future board refreshment efforts

•   360-degree individual director performance evaluations of selected directors for fiscal 2017

Director Independence

•   At least a majority of our directors must meet the NYSE criteria for independence, as well as the additional criteria set forth in the Corporate Governance Guidelines

•   All members of the Audit, Compensation and Corporate Governance and Nominating Committees must be independent under the applicable NYSE and SEC standards

•   All director nominees, other than the CEO, are independent under these standards

Board Leadership	• Our Board is led by Ms. Ward, the independent Chairman of the Board • Each Board committee is also chaired by an independent director

Annual Elections	• All of our directors are elected annually

Director Overboarding Policy	• Directors should generally not serve on more than four (4) additional public-company boards of directors

Change in Occuption	• Director who materially changes principal occupation or business association is required to tender offer to resign to Chairman of the Board and Chairman of the Corporate Governance and Nominating Committee

Risk Oversight	• Board works through senior management and its committees to exercise oversight of the enterprise risk management process

STOCKHOLDER RIGHTS:

Proxy Access	• Stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least 3 years (as of the time of submission of the nomination) may nominate a number of director nominees equal to the greater of 2 or 20% (rounded down) of the total number of directors constituting our Board, subject to applicable limitations and procedural requirements

Right to Call Special Meeting	• Stockholders holding at least 25% of our outstanding common stock have the right to call a special meeting of stockholders, subject to applicable limitations and procedural requirements

Action by Written Consent	• Stockholders having at least the minimum voting power required to take a corporate action may do so by a written consent in lieu of calling a stockholders meeting

Majority Voting Standard

•   Each of our directors is elected by a majority of votes cast in an uncontested election

•   Any incumbent director failing to receive more “for” than “against” votes is required to tender his or her offer to resign to the Board

Single Voting Class	• We have only one class of stock, common stock, that is entitled to vote on the election of directors and other matters submitted to a vote of stockholders

Stockholder Engagement

•   Regular engagement with our stockholders regarding matters of corporate governance

•   Participation by Ms. Ward, our Chairman of the Board, and Mr. Glasscock, the Chair of our Corporate Governance and Nominating Committee

No Poison Pill	• We do not have a poison pill or similar stockholder rights plan

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Important Dates for 2018 Annual Meeting of Stockholders (page 85)

•	If you would like to present a proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at our 2018 Annual Meeting of Stockholders, send the proposal in time for us to receive it no later than June 8, 2018. If the date of our 2018 Annual Meeting is subsequently changed by more than 30 days from the date of this year’s Annual Meeting, we will inform you of the change and the date by which we must receive proposals.

•	If you want to present business at our 2018 Annual Meeting outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and, instead, pursuant to Article I, Section 8 of the Company’s Bylaws, the Corporate Secretary must receive notice of your proposal by August 19, 2018, but not before July 10, 2018, and you must be a stockholder of record on the date you provide notice of your proposal to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote.

Current Members of Our Board of Directors and Board Nominees (page 26)

					Committee	Other Public
Name	Age	Director since	Experience	Independent	Memberships(1)	Company Boards
Daniel J. Brutto	61	September 2016	Former President, UPS International and Senior Vice President, United Parcel Service, Inc.	Yes	Compensation	• Illinois Tool Works Inc.
John M. Cassaday	64	November 2004	Former President, CEO and director of Corus Entertainment Inc.	Yes	Compensation* CG&N Executive	• Manulife Financial Corporation • Sleep Country Canada Holdings Inc. • Spin Master Ltd.
Judith B. Craven, M.D.(2)	72	July 1996	Former President of the United Way of the Texas Gulf Coast	Yes	Compensation CG&N Executive CSR*	• Luby’s, Inc. • Sun America Funds, Inc. • VALIC
William J. DeLaney	61	January 2009	CEO of Sysco	No	Executive	• Express Scripts, Inc.
Joshua D. Frank	38	August 2015	Partner of Trian Fund Management L.P.	Yes	Audit Compensation
Larry C. Glasscock	69	September 2010	Former Chairman of the Board of Directors, CEO and President of WellPoint, Inc.	Yes	Compensation CG&N* CSR Executive	• Simon Property Group, Inc. • Zimmer Biomet Holdings, Inc.
Jonathan Golden(2)	80	February 1984	Partner of Arnall Golden Gregory LLP	No	CSR
Bradley M. Halverson	57	September 2016	Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar Inc.	Yes	Audit
Hans-Joachim Koerber	71	January 2008	Former chairman and CEO of METRO Group (Germany)	Yes	Audit	• Air Berlin PLC • Eurocash SA
Nancy S. Newcomb	72	February 2006	Former Senior Corporate Officer, Risk Management, of Citigroup	Yes	Audit
Nelson Peltz	75	August 2015	Chief Executive Officer and a Founding Partner of Trian Fund Management L.P.	Yes	CG&N	• Mondeléz International, Inc. • The Madison Square Garden Company • The Wendy’s Company
Edward D. Shirley	60	September 2016	Former President and Chief Executive Officer of Bacardi Limited	Yes	Audit
Sheila G. Talton	64	September 2017	President and Chief Executive Officer of Gray Matter Analytics	Yes		• Deere & Company • OGE Energy Corp. • Wintrust Financial Corporation
Richard G. Tilghman	77	November 2002	Former Vice Chairman and Director of SunTrust Banks	Yes	Audit* Executive
Jackie M. Ward(3)	79	September 2001	Former Chairman, President and CEO of Computer Generation Incorporated	Yes	Compensation CG&N Executive*	• Sanmina-SCI Corporation
(1)	Full committee names are as follows:
Audit – Audit Committee	CG&N – Corporate Governance and Nominating Committee	Executive – Executive Committee
Compensation – Compensation Committee	CSR – Corporate Social Responsibility Committee	* Denotes committee chairperson
(2)	Dr. Craven and Mr. Golden are not standing for re-election.
(3)	Ms. Ward serves as the Chairman of the Board. For more details see page 30.

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Executive Compensation

Philosophy and Principles (page 43)

We believe our long-term success depends on our ability to attract, engage, incentivize and retain highly talented individuals who are committed to Sysco’s vision and strategy. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of Sysco’s overall annual and long-term performance and business strategies. Other objectives include aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with Sysco over the course of their careers. We use the following key principles as the cornerstone of Sysco’s executive compensation philosophy to attract, develop and retain business leaders to drive financial and strategic growth and build long-term stockholder value:

•	Pay for Performance: Provide base salaries that reflect each NEO’s background, experience and performance, combined with variable incentive compensation that rewards executives at higher levels than at peer companies when superior performance is achieved, while subpar performance results in compensation that is below that of peer companies;

•	Competitiveness and Retention: Provide a competitive pay opportunity that attracts and retains the highest quality professionals;

•	Accountability for Short- and Long-Term Performance: Strike an appropriate balance between achieving both short-term and long-term interests of the business through short-term and long-term compensation; and

•	Alignment with Stockholders’ Interests: Link the interests of our executive officers with those of our stockholders through significant at risk, equity-based compensation.

Target Pay Mix (page 41)

The information in the charts below should be read in connection with the explanatory information contained on page 41, and is qualified in its entirety by reference to such explanatory information.

TARGET COMPENSATION MIX - FY 2017 (consisting of base, annual incentive award & long-term incentives)

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Sysco Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099
October 6, 2017

PROXY STATEMENT

We are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials, which include this 2017 Proxy Statement, the proxy card for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and our Annual Report on Form 10-K for fiscal 2017, because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” or “Sysco,” as used in this proxy statement, refer to Sysco Corporation. Our Annual Meeting will be held on Friday, November 17, 2017, at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024.

At the close of business on September 20, 2017, there were 522,763,666 shares of Sysco Corporation common stock (“Common Stock”) outstanding and entitled to vote at the Annual Meeting. All of our current directors and executive officers (24 persons) beneficially owned, directly or indirectly, an aggregate of 50,175,257 shares, which was approximately 9.60% of our outstanding Common Stock as of September 20, 2017.

Only owners of record of shares of Common Stock as of the close of business on the record date, September 20, 2017, are entitled to notice of, and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. Each owner of record is entitled to one vote for each share owned on the record date on each matter presented at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy statement and what is a proxy?

A proxy statement is a document that Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2017 Annual Meeting of Stockholders. These three officers are William J. DeLaney, Joel T. Grade and Russell T. Libby.

2.	Why did I receive a one-page notice (the “E-Proxy Notice”) in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we now generally furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet. Unless you have previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of Proxy Materials (which we refer to as the “E-Proxy Notice”) and will not receive a printed copy of the proxy materials or the annual report to stockholders (unless you specifically request them). Instead, the E-Proxy Notice will instruct you as to how you may use the Internet to access and review all of the important information contained in the proxy materials, including our annual report to stockholders.

The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. Instructions for requesting printed proxy materials are included in the E-Proxy Notice. E-Proxy Notices are distributed by mail, unless you previously signed up to receive your proxy materials electronically, in which case it will be emailed to you. Set forth below is a summary of delivery methods.

•	Stockholders who previously signed up to Receive Proxy Materials Electronically: If you previously signed up to receive proxy materials electronically, we will send the E-Proxy Notice to you via e-mail, to the last e-mail address you have supplied to us. We will e-mail electronic E-Proxy Notices on or about October 6, 2017.

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•	Stockholders who previously signed up to Receive Future Proxy Materials in Printed Format by Mail: If you previously submitted a valid election to receive all proxy materials in printed format, then we will send you a full set of printed proxy materials, including our annual report to stockholders. We will begin mailing these materials on or about October 6, 2017.

•	All other Stockholders: If you have not submitted any elections, we will send you a printed E-Proxy Notice by mail. We will begin mailing E-Proxy Notices on or about October 6, 2017.

Receiving Future Proxy Materials Electronically and Receiving the E-Proxy Notice by e-mail: If you previously elected to receive your proxy materials in printed format, but would like to receive an E-Proxy Notice only and use the Internet to access proxy materials, please visit http://enroll.icsdelivery.com/syy for additional information. This would significantly reduce our printing and postage costs and eliminate bulky paper documents from your personal files. To receive your E-Proxy Notice by e-mail, please visit http://enroll.icsdelivery.com/syy for additional information.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

These terms describe the manner in which your shares are held. If your shares are registered directly in your name with the Company’s registrar and transfer agent, American Stock Transfer and Trust Company, you are considered a “stockholder of record” with respect to those shares.

If your shares are held through a brokerage account, bank, trust or other nominee as custodian on your behalf, you are considered the “beneficial owner” or “street name holder” of those shares. See questions 5, 6 and 9 below for important information for beneficial owners.

4.	How do I vote?

You may vote your shares as follows:

•	In person at the Annual Meeting. All stockholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 6 below.

•	By telephone or Internet (see the instructions at www.ProxyVote.com). All stockholders of record also can vote by touchtone telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials. Stockholders of record may also vote through the Internet via our stockholders forum located at www.ProxyVote.com. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•	By Written Proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of these proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card. If you received an E-Proxy Notice, see question 2 above for instructions on obtaining a printed copy of these proxy materials, including a proxy card. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other intermediary.

5.	How do I attend the meeting in person? What do I need to bring?

You need to bring documentation showing that you owned Common Stock on the record date, September 20, 2017. You also will need to bring a photo ID to gain admission. Please note that cameras, sound or video recording equipment or other similar equipment, large bags, briefcases or packages may not be allowed in the meeting room. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of September 20, 2017 with you to the meeting. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 6 below.

6.	How can I vote at the meeting if I am a beneficial owner?

You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 5 above to gain admission to the meeting. However, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the meeting. Please note that, if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

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7.	What are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Proposal	Voting Choices and Board Recommendation
Item 1: Election of Thirteen Director Nominees

• vote in favor of all nominees;

• vote against all nominees;

• vote for or against specific nominees;

• abstain from voting with respect to all nominees; or

• abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Item 2: Advisory Proposal to Approve Executive Compensation

• vote in favor of the advisory proposal;

• vote against the advisory proposal; or

• abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Item 3: Advisory Proposal on Frequency of Say-On-Pay Votes

• vote in favor of an annual stockholder advisory vote on executive compensation;

• vote in favor of a bi-annual stockholder advisory vote on executive compensation;

• vote in favor of a tri-annual stockholder advisory vote on executive compensation; or

• abstain from voting on the advisory proposal.

The Board recommends a vote FOR the option of “1 YEAR” as the frequency for future advisory votes on executive compensation.

Item 4: Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.
Item 5: Stockholder proposal, if properly presented at the meeting, regarding a policy limiting accelerated vesting of equity awards upon a change in control.

• vote in favor of the stockholder proposal;

• vote against the stockholder proposal; or

• abstain from voting on the stockholder proposal.

The Board recommends a vote AGAINST the stockholder proposal.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. Directors will be elected by a majority of the votes cast, either for or against, by the holders of the shares of Common Stock voting in person or by proxy at the meeting. As advisory votes, the proposals to approve executive compensation (Proposal 2) and on the frequency of say-on-pay votes (Proposal 3) are not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

8.	What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choices for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	FOR the election of the thirteen nominees for director;

•	FOR the approval of the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement;

•	FOR the option of “1 YEAR” as the frequency for future advisory votes on executive compensation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal 2018; and

•	AGAINST the stockholder proposal regarding a policy limiting accelerated vesting of equity awards upon a change in control.

Proxies will be voted in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

9.	What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

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Non-Discretionary Items. The election of directors, the advisory proposal to approve executive compensation, the advisory proposal on the frequency for future advisory votes on executive compensation and the stockholder proposal are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

10.	What can I do if I want to revoke or change my vote?

You may revoke or change your proxy at any time prior to the completion of voting at the Annual Meeting by:

•	delivering written notice of revocation to Sysco’s Corporate Secretary in time for him to receive it before the Annual Meeting;

•	voting again by telephone, Internet or mail (provided that such new vote is received in a timely manner pursuant to the instructions above); or

•	voting in person at the Annual Meeting.

The last vote that we receive from you will be the vote that is counted.

11.	Is there a quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the meeting are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain broker non-votes as to one or more items.

12.	What votes are necessary for action to be taken?

Sysco’s Bylaws and Corporate Governance Guidelines include a majority vote standard for uncontested director elections. Since the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected, each director to be elected shall be elected if the number of votes cast “for” election of the director exceeds those cast “against.” Any incumbent director who is not re-elected will be required to tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation within 120 days following certification of the stockholders’ vote and will promptly make a public disclosure of its decision regarding whether to accept the director’s resignation offer.

Pursuant to Sysco’s Bylaws, the affirmative vote of a majority of the votes cast, either for or against, is required for the approval of:

•	the non-binding, advisory proposal to approve the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K;

•	the ratification of the appointment of the independent registered public accounting firm; and

•	the stockholder proposal, if properly presented at the meeting, regarding a policy limiting accelerated vesting of equity awards upon a change in control.

The advisory vote regarding the frequency with which Sysco will conduct stockholder advisory votes on executive compensation will be determined by a plurality of votes cast by the holders of shares entitled to vote in the election. Stockholders may choose an annual, biennial or triennial frequency (i.e., every year, every two years or every three years) or they may abstain. The frequency option that receives the most votes will be deemed the option chosen by the advisory vote.

Broker non-votes and abstentions will be disregarded with respect to the election of directors and each of the other proposals.

13.	Who will count votes?

We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective.

The Inspectors of Election will determine, and retain for a reasonable period, a record of the disposition of any challenges and questions arising in connection with the right to vote, and will count all votes and ballots cast for and against and any abstentions or broker non-votes with respect to all proposals and will determine the results of each vote.

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14.	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. Broker non-votes and abstentions will be disregarded with respect to the election of directors and each of the other proposals.

15.	How are proxies solicited and what are the costs of proxy solicitation?

We will pay all of the cost of solicitation of proxies including preparing, printing and mailing this proxy statement and the E-Proxy Notice. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and employees of the Company (who will not receive any additional compensation for any solicitation of proxies).

We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of proxy materials and will reimburse them for their costs in sending the materials. We have retained Georgeson Shareholder Communications to help us solicit proxies from these entities and certain other stockholders, in writing or by telephone, at an estimated fee of $12,000 plus reimbursement for their out-of-pocket expenses.

16.	Will any other matters be presented at the Annual Meeting?

We do not know of any matter that will be presented at the Annual Meeting other than the election of directors and the other proposals discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will vote on such matter in their best judgment.

17.	Where can I access the Annual Report?

We will furnish additional copies of our annual report to stockholders, which includes our Annual Report on Form 10-K, without exhibits, for the year ended July 1, 2017, as filed with the Securities and Exchange Commission (the “Form 10-K”), for no charge, upon your written request if you are a record or beneficial owner of Sysco Corporation common stock whose proxy we are soliciting in connection with the Annual Meeting.

Please address requests for a copy of the Form 10-K to the Investor Relations Department, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099. The Form 10-K is also available on our website under “Investors— Annual Reports and SEC Filings – Annual Reports” at www.sysco.com.

18.	What is Householding and where can I get additional copies of proxy materials?

If you share the same last name and address with another Sysco stockholder, you and the other stockholders at your address may receive only one copy of the E-Proxy Notice and any other proxy materials we choose to mail, unless contrary instructions are provided from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice and any other proxy materials that we mail, at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice and other proxy materials, you may request that you receive only one copy. Please address requests for a copy of the E-Proxy Notice and other proxy materials to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, or call Broadridge at (866) 540-7095.

19.	Will the Company announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

20.	Does the Company have a policy about Directors’ attendance at the Annual Meeting of Stockholders?

It is the Board’s policy that Directors attend the Annual Meeting, to the extent practicable. All Directors who were in office at that time, other than Messrs. Shirley and Tilghman, attended the annual meeting of stockholders held in November 2016. Mr. Shirley, who was first appointed to the Board in September 2016, was unable to attend due to an unavoidable business conflict, and Mr. Tilghman was unable to attend because of illness.

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CORPORATE GOVERNANCE

We believe good corporate governance is critical to achieving business success. The Board has adopted certain documents, referred to herein as our Governance Documents, to provide a general framework for the Company and reflect our commitment to sound governance practices, including:

•	Sysco’s bylaws;

•	the Corporate Governance Guidelines;

•	the Charters of the Board’s committees; and

•	the Global Code of Conduct.

These Governance Documents outline the functions of the Board, each of the Board’s committees, director responsibilities, and various processes and procedures designed to ensure effective and responsive governance.

The Corporate Governance Guidelines comply with the listing standards of the NYSE and include guidelines for determining director independence and qualifications. These guidelines define qualities and characteristics utilized in evaluating if an existing Board member or candidate meets the qualifications for service as a Sysco Board member. Additionally, diversity, skills, experience and time available for service (including consideration of other board service) are all important considerations. The Corporate Governance and Nominating Committee regularly reviews the Governance Documents and recommends revisions to the Board from time to time to reflect developments in the law and corporate governance practices.

Copies of the Governance Documents can be accessed from the corporate governance section of the Company’s website at “Investors—Corporate Governance” at www.sysco.com. These documents will also be provided without charge to any stockholder upon written request to the Corporate Secretary at Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077.

Board Refreshment

Our Board recognizes the importance of consistent, deliberate Board refreshment and succession planning to ensure that the directors possess a composite set of skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities (see “Director Qualifications” below for a discussion of the key qualifications considered by the Corporate Governance and Nominating Committee in evaluating candidates). In order to promote thoughtful Board refreshment, in 2016 our Board adopted a Board refreshment plan, pursuant to which the Board has elected an additional four independent, non-employee directors to the Board, as discussed below.

Director Tenure Policy. In July 2016, our Board, upon the recommendation of our Corporate Governance and Nominating Committee, approved an amendment to the Company’s Corporate Governance Guidelines to provide that no individual who, as of the date of the election to which any nomination relates, will have served as a non-employee director for 15 years will be eligible to be nominated for election or re-election to the Board. This tenure limitation is subject to a two-year transition period that expires immediately following our 2018 annual meeting of stockholders, during which only those two non-employee directors with the longest tenure will be ineligible for re-election in connection with any particular election of directors. In that case, the ineligibility of any other impacted non-employee directors will be deferred until the next annual meeting of stockholders. This transition period is intended to ensure an orderly transition as our longest-tenured directors retire from the Board.

Director Recruitment. Since the adoption of our Board refreshment plan in 2016, our Board has continuously engaged the services of a search firm to assist with identifying and recruiting appropriate director candidates. Several director candidates have been referred by our then current directors and identified by our search firm, and our Board evaluated the skills, experience and qualifications of each candidate in the context of the Board’s composition and the Company’s strategic priorities. Following consideration of these candidates, and upon the unanimous recommendation of our Corporate Governance and Nominating Committee, the Board expanded the size of the Board and elected three new independent, non-employee directors in September 2016 (Messrs. Brutto, Halverson and Shirley), as well as a new independent, non-employee director in September 2017 (Ms. Talton).

In accordance with the director tenure policy, Dr. Judith B. Craven and Mr. Jonathan Golden are not standing for re-election at the Annual Meeting, and we expect two incumbent non-employee directors to retire from the Board in 2018. As our longest-tenured directors retire from the Board, we will continue our director recruitment efforts to help ensure that the size of the Board remains at an appropriate level.

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CEO Succession Plan

In July 2017, we announced Sysco’s CEO succession plan, under which William J. DeLaney, our CEO, will retire from his service as an officer of Sysco and as a member of our Board, in each case effective on December 31, 2017, and Thomas L. Bené, our current President and Chief Operating Officer, will succeed Mr. DeLaney, effective January 1, 2018, as President and CEO and a member of our Board, filling the vacancy resulting from Mr. DeLaney’s retirement. Mr. DeLaney will serve as an advisor to Mr. Bené through December 31, 2018. For discussion of the Transition and Retirement Agreement with Mr. DeLaney, see “Executive Compensation – CEO Succession Compensation Arrangements – Transition and Retirement Agreement with Mr. DeLaney,” and for discussion of the compensation adjustments for Mr. Bené in connection with the transition and appointment to CEO, see “Executive Compensation – CEO Succession Compensation Arrangements – Compensation Adjustments for Mr. Bené.”

Stockholder Engagement

Communicating with stakeholders, whether customers, suppliers, employees or stockholders, has always been an important part of how Sysco does business. Beginning in 2015, in furtherance of these efforts, we began a more formal engagement process with our stockholders regarding matters of corporate governance. This engagement process is incremental to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings.

At the direction of our Corporate Governance and Nominating Committee, senior leaders and subject matter experts from the company met with representatives at many of our top institutional stockholders to discuss Sysco’s governance practices, executive compensation, compliance programs, and other environmental, social, and governance related matters. Management reported regularly to the Board and the Corporate Governance and Nominating Committee concerning these meetings, including feedback on the concerns and issues raised by our stockholders.

Beginning in fiscal 2016, this engagement program was expanded to include Ms. Ward and Mr. Glasscock, who have each participated in meetings with many of our top institutional stockholders to discuss the same governance and compensation matters described above. Insight gained from engagement discussions remains a key consideration for the Board as it continues to evaluate our corporate governance and executive compensation practices for potential refinement.

We look forward to gaining further insight from our stockholders during future engagements.

Board Leadership Structure

The Governance Documents provide the Board with the flexibility to select the appropriate leadership structure for the Company.

BOARD LEADERSHIP

•	Independent Chairman of the Board: Jackie M. Ward

•	Active participation by all directors, including the CEO, William J. DeLaney

•	87% independent directors

We believe that the structure of our Board positions Sysco to benefit from the respective strengths of our CEO and Chairman of the Board.

Immediately preceding our 2013 Annual Meeting of Stockholders, our Board named Jackie M. Ward as its Chairman of the Board. Ms. Ward, a Sysco director since September 2001, previously served as the Board’s lead director and chaired the Corporate Governance and Nominating Committee, and she has served continuously on the Compensation Committee, the Corporate Governance and Nominating and the Executive Committee for nearly thirteen years. The Board elected Ms. Ward as its Chairman in order to provide experienced, independent leadership for the directors and to foster the Board’s oversight of management and the Company.

At times when our chairman is not independent or when otherwise appropriate, we utilize an independent Lead Director in order to ensure that the Board continues to maintain an independent thought process that ultimately benefits stockholders. The Lead Director, among other things, reviews meeting schedules and agendas with the Chairman of the Board and serves as the primary liaison between the independent directors and the Chairman of the Board.

The independent directors meet in executive session at least once a year, without the other directors present, and the Chairman of the Board presides at such meetings. The non-management directors meet regularly without the CEO or any other member of management present and in fiscal 2017 met four times. Ms. Ward, as Chairman of the Board, presided over the sessions of the non-management and independent directors in fiscal 2017.

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Communicating with the Board

Interested parties, including, but not limited to, our stockholders, may communicate with the Chairman of the Board, the non-management directors or independent directors as a group and the individual members of the Board by confidential web submission or by mail. All such correspondence will be delivered to the parties to whom they are addressed. The Board requests that items unrelated to the duties and responsibilities of the Board not be submitted, such as product inquiries and complaints, job inquiries, business solicitations and junk mail. You may access the form to communicate by confidential web submission in the corporate governance section of Sysco’s website under “Investors — Corporate Governance—Contact the Board” at www.sysco.com. You can contact any of our directors by mail in care of the Corporate Secretary, Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077.

Board Meetings and Committees

During fiscal 2017, the Board held eight meetings, including four regular meetings and four special meetings, and committees of the Board held a total of 26 meetings. Overall attendance at such meetings was 96%. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during fiscal 2017. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Corporate Social Responsibility Committee (formerly the Corporate Sustainability Committee), and an Executive Committee. The former Finance Committee of the Board, which held two meetings in fiscal 2017, was dissolved in November 2016. Current copies of the written charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Corporate Social Responsibility Committee are published on our website under “Investors — Corporate Governance” at www.sysco.com. The current membership and primary responsibilities of the committees are summarized in the following table.

Committee Name & Current Members	Primary Responsibilities	Fiscal 2017 Meetings
Audit(1) Mr. Tilghman (Chair) Mr. Frank Mr. Halverson Dr. Koerber Ms. Newcomb Mr. Shirley

• Oversees and reports to the Board with respect to various auditing and accounting matters, including the selection of the independent public accountants, the scope of audit procedures, the nature of all audit and non-audit services to be performed by the independent public accountants, the fees to be paid to the independent public accountants, and the performance of the independent public accountants

• Oversees and reports to the Board with respect to Sysco’s accounting practices and policies

• Responsible for discussing the Company’s policies with respect to risk assessment and risk management, including discussion of enterprise-wide guidelines and policies to govern the process by which risk assessment and management is undertaken

• Oversees and reports to the Board with respect to compliance with legal and regulatory requirements, corporate accounting, reporting practices and the integrity of the financial statements of the Company

9
Compensation(2)(3) Mr. Cassaday (Chair) Mr. Brutto Dr. Craven Mr. Frank Mr. Glasscock Ms. Ward

• Establishes compensation policies that effectively attract, retain and incentivize executive officers

• Establishes and approves all compensation of the CEO and the other senior officers, including the named executive officers

• Responsible for the appointment, compensation and oversight of the work of each of the committee’s compensation consultants, counsel or other advisers

• Oversees the administration of Sysco’s qualified and nonqualified benefit plans, incentive compensation plans, equity-based plans and Sysco’s group benefit medical plan

• Appropriately delegates and oversees compensation and granting authority, except for decisions that impact the compensation of Sysco’s CEO and executive officers

• Oversees administrative committees or individuals delegated oversight of employee and executive benefit plans

• Amends, establishes or terminates any benefit plan that is maintained primarily for the benefit of Sysco’s senior officers

• Resolves claims under any benefit plan with respect to any senior officer

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Corporate Governance and Nominating(2) Mr. Glasscock (Chair) Mr. Cassaday Dr. Craven Mr. Peltz Ms. Ward

• Proposes directors, committee members and officers to the Board for election or reelection

• Oversees the evaluation of management, including the CEO

• Reviews the performance of the members of the Board and its committees

• Recommends to the Board the annual compensation of non-employee directors

• Reviews related party transactions

• Reviews and makes recommendations regarding the organization and effectiveness of the Board and its committees, the establishment of corporate governance principles, the conduct of meetings, succession planning and Sysco’s Governing Documents

• Reviews and makes recommendations regarding changes to Sysco’s Global Code of Conduct, periodically reviews overall compliance with the Code and approves any waivers to the Code given to Sysco’s executive officers and directors

• Monitors compliance with and approves waivers to Sysco’s Policy on Trading in Company Securities

6

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Committee Name & Current Members	Primary Responsibilities	Fiscal 2017 Meetings
Corporate Social Responsibility (formerly, Corporate Sustainability) Dr. Craven (Chair) Mr. Glasscock Mr. Golden	• Reviews and acts in an advisory capacity to the Board and management with respect to policies and strategies that affect Sysco’s role as a socially responsible organization, as well as Sysco’s long-term sustainability • Reviews, evaluates, and provides input on the development and implementation of Sysco’s Corporate Social Responsibility Strategy, which focuses on three pillars: People, Products and Planet • Reviews philanthropic giving, agriculture programs, and warehouse and transportation initiatives designed to improve the environmental impact of the company	3
Executive Ms. Ward (Chair) Mr. Cassaday Dr. Craven Mr. DeLaney Mr. Glasscock Mr. Tilghman	• Exercises all of the powers of the Board when necessary, to the extent permitted by applicable law	0
(1)	Each member of the Audit Committee has been determined by the Board to be independent, as defined in the NYSE’s listing standards, Section 10A of the Exchange Act and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee is financially literate and the Board has determined that Messrs. Halverson and Tilghman and Ms. Newcomb each meet the definition of an audit committee financial expert as promulgated by the Securities and Exchange Commission. No Audit Committee member serves on the audit committees of more than two other companies.
(2)	Each member of the Compensation Committee and the Corporate Governance and Nominating Committee has been determined by the Board to be independent, as defined in the NYSE’s listing standards and the Company’s Corporate Governance Guidelines.
(3)	Except for decisions that impact the compensation of Sysco’s CEO, the Compensation Committee is generally authorized to delegate any decisions it deems appropriate to a subcommittee. In such a case, the subcommittee must promptly make a report of any action that it takes to the full Compensation Committee. In addition, the Compensation Committee may delegate to any one or more members of the Board its full equity grant authority with respect to any equity-based grants (other than grants made to officers that are subject to reporting obligations under Section 16 of the Exchange Act); and the Compensation Committee has delegated such authority to Mr. DeLaney with respect to certain non-executive employees, subject to specified limitations. In carrying out its duties, the Compensation Committee may also delegate its oversight of Sysco’s employee and executive benefit plans to any administrative committees of the respective plans or to such officers or employees of Sysco as the Compensation Committee deems appropriate, except that it may not delegate its powers to amend, establish or terminate any benefit plan that is maintained primarily for the benefit of Sysco’s senior officers, resolve claims under a benefit plan with respect to any senior officer, or modify the compensation of any senior officer as provided under any nonqualified or executive incentive compensation plan. For a detailed description of the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, including the role of executive officers and compensation consultants in recommending the amount and form of executive compensation, see “— Compensation Consultants,” and “Compensation Discussion and Analysis.”

Annual Board Self-Evaluation

The Board conducts an annual self-evaluation to determine whether the Board and its committees are functioning effectively. As part of the evaluation process, each director completes a Board self-evaluation questionnaire developed by the Corporate Governance and Nominating Committee. The questionnaire responses are compiled and reviewed by outside legal counsel, which provides a summary of the responses, without attribution to any individual director, to the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee. In selected years, the outside legal counsel will also conduct interviews with each director individually. The results of the questionnaires and, if applicable, the interview process are subsequently discussed by the Corporate Governance and Nominating Committee and are then presented to the full Board for review and discussion.

In addition, each Board committee conducts a similar self-evaluation of its performance focused on the Committee’s key responsibilities. Feedback from the committees’ self-evaluations is reviewed by the applicable committee and also presented to the full Board for review and discussion. Key learnings from these Board and committee self-evaluations play an important role in informing the Board’s approach to refreshment and succession planning.

For fiscal 2017, the Board’s self-evaluation process was enhanced to include “360 degree” individual director performance reviews, which involved a confidential evaluation of the performance of selected directors by each of his or her fellow directors, key members of senior management and representatives of certain independent, third-party firms that routinely interact with the directors assessed. The feedback from these reviews was compiled and communicated to the directors assessed by an independent, third party corporate governance firm.

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Director Independence

Our Corporate Governance Guidelines require that at least a majority of our directors meet the criteria for independence that the New York Stock Exchange has established for continued listing, as well as the additional criteria set forth in the Guidelines. Additionally, we require that all members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee be independent, that all members of the Audit Committee satisfy the additional requirements of the New York Stock Exchange and applicable rules promulgated under the Exchange Act, and that all members of the Compensation Committee satisfy the additional requirements of the New York Stock Exchange.

Under New York Stock Exchange listing standards, to consider a director to be independent, we must determine that he or she has no material relationship with Sysco other than as a director. The standards specify the criteria by which we must determine whether directors are independent, and contain guidelines for directors and their immediate family members with respect to employment or affiliation with Sysco or its independent public accountants.

In addition to the NYSE’s standards for independence, our Corporate Governance Guidelines contain categorical standards that provide that the following relationships will not impair a director’s independence:

•	if a Sysco director is an executive officer of another company that does business with Sysco and the annual sales to, or purchases from, Sysco are less than two percent of the annual revenues of the company for which he or she serves as an executive officer;

•	if a Sysco director is an executive officer of another company which is indebted to Sysco, or to which Sysco is indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company for which he or she serves as an executive officer, so long as payments made or received by Sysco as a result of such indebtedness do not exceed the two percent thresholds provided above with respect to sales and purchases; and

•	if a Sysco director serves as an officer, director or trustee of a tax-exempt charitable organization, and Sysco’s discretionary charitable contributions to the organization are less than two percent of that organization’s total annual charitable receipts; Sysco’s automatic matching of employee charitable contributions will not be included in the amount of Sysco’s contributions for this purpose.

The Board of Directors has reviewed all relevant relationships between those individuals who served as a director at any time during fiscal 2017 and Sysco. The relationships reviewed included those described under “Certain Relationships and Related Person Transactions,” and several relationships that did not automatically make the individual non-independent under the NYSE standards or our Corporate Governance Guidelines, either because of the type of affiliation between the director and the other entity or because the amounts involved did not meet the applicable thresholds.

These additional relationships include the following (for purposes of this section, “Sysco”, “we,” “us” and “our” include our operating companies):

•	Mr. Cassaday serves as a director of one of our suppliers;

•	Dr. Craven serves as a director of one of our customers;

•	Mr. Frank is a Partner of Trian Fund Management, L.P., which owns approximately 8.6% of Sysco’s outstanding common stock;

•	Mr. Halverson serves as Treasurer of a charitable organization that is one of our customers; in addition, Mr. Halverson’s employer purchased foodservice products from Sysco in fiscal 2017 for one of its employee cafeterias;

•	Mr. Peltz is Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P., which owns approximately 8.6% of Sysco’s outstanding common stock; he also serves as a director of two Sysco customers and as a director of a customer of and supplier to Sysco;

•	An immediate family member of Ms. Talton is an employee of a Sysco service provider who did not work on any Sysco-related matters during fiscal 2017; and

•	Mr. Tilghman was Vice-Chairman of one of our customers during fiscal 2017.

After reviewing such information, the Board of Directors has determined that each of Mr. Brutto, Mr. Cassaday, Dr. Craven, Mr. Frank, Mr. Glasscock, Mr. Halverson, Mr. Hafner, Dr. Koerber, Ms. Newcomb, Mr. Peltz, Mr. Shirley, Ms. Talton, Mr. Tilghman and Ms. Ward has no material relationship with Sysco and is independent under the NYSE standards and the categorical standards set forth in the Corporate Governance Guidelines and described above.

The Board also determined that Mr. DeLaney, who served as an executive officer of the Company during fiscal 2017, is not independent pursuant to the NYSE independence standards due to such service, and that Mr. Golden is not independent due to his relationship to Arnall Golden Gregory LLP. See “Transactions with Related Persons” below for further discussion.

The Board has also determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent. Our Corporate Governance Guidelines also provide that no independent director who is a member of the Audit, Compensation or Corporate Governance and Nominating Committees may receive any compensation from Sysco other than in his or her capacity as a non-employee director or committee member. The Board has determined that no non-employee director received any compensation from Sysco at any time since the beginning of fiscal 2017, other than in his or her capacity as a non-employee director, committee member, committee chairman or Chairman of the Board.

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Certain Relationships and Related Person Transactions

Related Person Transactions Policies and Procedures

The Board has adopted written policies and procedures for review and approval or ratification of transactions with related persons. We subject the following related persons to these policies: directors, director nominees, executive officers, beneficial owners of more than five percent of our stock and any immediate family members of these persons.

We follow the policies and procedures below for any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which Sysco was or is to be a participant, the amount involved exceeds $100,000, and in which any related person had or will have a direct or indirect material interest. These policies specifically apply without limitation to purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by Sysco of a related person. The Board of Directors has determined that the following do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not related person transactions to which these policies and procedures apply:

•	Interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;

•	Interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest, other than a general partnership interest, in another entity which is a party to the transaction;

•	Interests arising from both the position and ownership level described in the two bullet points above;

•	Interests arising solely from the ownership of a class of Sysco’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis, such as dividends;

•	A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee, the Board of Directors or a group of independent directors of Sysco performing a similar function; or

•	A transaction that involves compensation to a director for services as a director of Sysco if such compensation will be reported pursuant to Item 402(k) of Regulation S-K.

Any of our employees, officers or directors who have knowledge of a proposed related person transaction must report the transaction to our chief legal officer. Whenever practicable, before the transaction goes effective or becomes consummated, the Corporate Governance and Nominating Committee of the Board of Directors will review and approve the proposed transaction in accordance with the terms of this policy. If the chief legal officer determines that it is not practicable to obtain advance approval of the transaction under the circumstances, the Committee will review and, in its discretion may ratify, the transaction at its next meeting. In addition, the Board of Directors has delegated to the Chair of the Committee the authority to pre-approve or ratify, as applicable, any related person transaction in which the aggregate amount involved is expected to be less than $500,000.

In addition, if a related person transaction is ongoing in nature and the Committee has previously approved it, or the transaction otherwise already exists, the Committee will review the transaction during its first meeting of each fiscal year to:

•	ensure that such transaction has been conducted in accordance with the previous approval granted by the Committee, if any;

•	ensure that Sysco makes all required disclosures regarding the transaction; and

•	determine if Sysco should continue, modify or terminate the transaction.

We will consider a related person transaction approved or ratified if the transaction is authorized by the Corporate Governance and Nominating Committee or the Chair, as applicable, in accordance with the standards described below, after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee will review and consider such of the following as it deems necessary or appropriate:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in Sysco’s ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Sysco than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to Sysco of, the transaction; and

•	any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee will review such additional information about the transaction as it in its sole discretion shall deem relevant. The Committee may approve or ratify the transaction only if the Committee determines that, based on its review, the transaction is in, or is not inconsistent with, the best interests of Sysco. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on Sysco or the related person when approving a transaction. If the Committee or the Chair, as applicable, does not ratify a related person transaction, we will either rescind or modify the transaction, as the Committee or the Chair, as applicable, directs, as soon as practicable following the failure to ratify the transaction. The Chair will report to the Committee at its next regularly scheduled meeting any action that he or she has taken under the authority delegated pursuant to this policy. If any director has an interest in a related person transaction, he or she is not allowed to participate in any discussion or approval of the transaction, except that the director is required to provide all material information concerning the transaction to the Committee.

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Transactions with Related Persons

Mr. Golden, one of our directors, is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden Gregory LLP, Atlanta, Georgia, which provided legal services to Sysco during fiscal 2017 and continues to do so in fiscal 2018. During fiscal 2017, Sysco incurred approximately $1 million in legal fees and disbursements related to these services. We believe the amounts were fair and reasonable in view of the level and extent of services rendered. Due to this relationship, Mr. Golden is not considered to be an independent director under the NYSE standards or the categorical standards set forth in Sysco’s Corporate Governance Guidelines. Mr. Golden is not standing for re-election at the Annual Meeting.

Ms. Twila Day is the wife of William Day, our former Executive Vice President, Merchandising, who retired on August 1, 2017. Ms. Day previously served as Sysco’s Vice President and Chief Information Officer from December 2005 until January 2010, when she was promoted to Senior Vice President and Chief Information Officer, and served in this position until her departure from Sysco effective June 29, 2013. Following her departure from Sysco, Ms. Day accepted a position as a managing director of the consulting firm Alvarez & Marsal, which has provided consulting services to Sysco since 2004. Sysco and its affiliates purchased approximately $0.9 million in consulting services from this firm in fiscal 2017, although Ms. Day did not personally provide any services to Sysco, nor did she receive any compensation as a result of these services.

The Corporate Governance and Nominating Committee has approved each of the above transactions in accordance with the disclosed policies and procedures.

Risk Oversight

One of the primary oversight functions of the Board is to ensure that Sysco has an appropriate risk management process in place that is commensurate with both the short and long-term goals of the Company. In order to effectively fulfill this oversight role, the Board relies on various individuals and committees within management and among our Board members. See “Board of Directors Matters—Election of Directors at 2017 Annual Meeting (Item 1) —Director Qualifications and Board Succession” and “Board of Directors Matters—Board Composition” below for a description of individual director qualifications, including risk management experience.

Management is responsible for identifying, managing and mitigating risks, and reports directly to the Audit Committee and the Board on a regular basis with respect to risk management. As discussed above under “Board Meetings and Committees of the Board,” the Audit Committee reviews Sysco’s process by which management assesses and manages the Company’s exposure to risk. The Audit Committee also makes recommendations to the Board of Directors with respect to the process by which members of the Board and relevant committees will be made aware of the Company’s significant risks, including recommendations regarding what committee of the Board would be most appropriate to take responsibility for oversight of management with respect to the most material risks faced by the Company. On an annual basis management reviews with the Board the key enterprise risks identified in the process, such as strategic, operational, financial, compliance and reputation risks, as well as management’s process for addressing and mitigating the potential effects of such risks. Sysco has developed an enhanced enterprise risk management process that includes frequent discussion and prioritization of key risk issues by the executive management team, a deep dive approach to fully understand the risks, creation of a risk management plan in support of lowering the risk’s exposure to the level of management’s preferred tolerance, and tracking and monitoring of risk information and management’s execution of the plan, all within a governance and reporting cadence.

The Board’s committees help oversee the risk management process within the respective areas of the committees’ delegated oversight authority. The Audit Committee is primarily responsible for hiring and evaluating our independent auditor, review of our internal controls, oversight of our internal audit function, oversight of customer credit risk, reviewing contingent liabilities that may be material to the Company and various regulatory and compliance oversight functions. The Compensation Committee is responsible for ensuring that our executive compensation policies and practices do not incentivize excessive or inappropriate risk-taking by employees. The Corporate Governance and Nominating Committee monitors risk by ensuring that proper corporate governance standards are maintained, that the Board is comprised of qualified Directors, and that qualified individuals are chosen as senior officers. The Chairman of the Board coordinates the flow of information regarding risk oversight from each respective committee to the independent Directors and participates in the review of the agenda for each Board and Committee meeting. As the areas of oversight among committees sometimes overlap, committees may hold joint meetings when appropriate and address certain risk oversight issues at the full Board level. The Board considers risk in evaluating the Company’s strategy, including specific strategic and emerging risks, and annually reviews and approves corporate goals and capital budgets. The Board also monitors any specific risks for which it has chosen to retain oversight rather than delegating oversight to one of its committees, such as risks related to cyber-security, technology platform development and succession planning.

Code of Conduct

Our new Global Code of Conduct, which was adopted by our Board effective June 12, 2017, to replace our employee and non-employee director codes of conduct, is guided by our values and expectations that we believe are important to delivering exceptional service with the highest degree of integrity. We require all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, to understand and abide by the Code, as it represents our commitment to continuously deliver excellence with integrity by conducting our business in accordance with the highest standards of moral and ethical behavior.

Our Global Code of Conduct addresses the following, among other topics:

•	human rights;

•	diversity and inclusion;

•	workplace safety;

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•	antitrust;

•	competition and fair dealing;

•	professional conduct, including customer relationships, equal opportunity, payment of gratuities and receipt of payments or gifts;

•	anti-corruption and anti-bribery;

•	political contributions;

•	conflicts of interest;

•	insider trading;

•	export/import laws and trade sanctions;

•	financial disclosure;

•	intellectual property; and

•	confidential information.

Our Code, which is reviewed annually by our Corporate Governance and Nominating Committee, requires strict adherence to all laws and regulations applicable to our business and requires employees to report any violations or suspected violations of the Code. We have published the Global Code of Conduct on our website under “Investors— Corporate Governance” at www.sysco.com. We intend to disclose any future amendments to or waivers of our Code on our website at www.sysco.com under the heading “Investors— Corporate Governance.”

Reporting a Concern or Violation

Our Code explains that there are multiple channels for an employee to report a concern, including to his or her manager, a human resource professional, our legal or ethics and compliance department, or to the Sysco Ethics Line. Our Ethics Line is available 24 hours a day, seven days a week, 365 days a year, worldwide, to receive calls or web submissions from anyone wishing to report a concern or complaint, anonymous or otherwise. Our Ethics Line contact information can be found on our website at www.sysco.com under the heading “About Sysco – Code of Conduct.”

Any report to any one of our multiple channels for reporting concerns that raises a concern or allegation of impropriety relating to our accounting, internal controls or other financial or audit matters is immediately forwarded to our Executive Vice President, Administration and Corporate Secretary, who is then responsible for reporting such matters, unfiltered, to the Chair of our Audit Committee. All such matters are investigated and responded to in accordance with the procedures established by the Audit Committee to ensure compliance with the Sarbanes-Oxley Act of 2002.

Compensation Consultants

The Compensation Committee retained Exequity LLP (“Exequity”) from November 2014 through November 2016 as its executive compensation consultant. Retained by and reporting directly to the Compensation Committee, Exequity provided the Committee with assistance in evaluating Sysco’s executive compensation programs and policies, and, where appropriate, assisted with the redesign and enhancement of elements of the programs. The scope of Exequity’s assignments with regard to fiscal 2017 executive compensation included:

•	Review of program designs for the annual and long-term incentives and assistance with determination of annual and long-term incentive awards;

•	Provision of external perspective on executive compensation, including preparation of annual comparative executive compensation studies and development of key trends reports regarding executive compensation, evolving best practices and relevant regulatory changes;

•	Review of the total compensation program, including competitive peer group comparisons and analysis, and analysis of executive benchmark positions and competitive levels in relation to broader market survey data, and assessment of annual NEO pay and performance relationship versus the peer group; and

•	Periodic compensation consulting at the request of the Compensation Committee and management.

Exequity also advised the Corporate Governance and Nominating Committee with respect to non-employee director compensation. At the Corporate Governance and Nominating Committee’s request, Exequity provided data regarding the amounts and type of compensation paid to non-employee directors at the companies in Sysco’s peer group, and also identified trends in director compensation. All decisions regarding non-employee director compensation are recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors. In addition to providing background information and written materials, Exequity representatives attended meetings at which the Committee Chairmen believed that their expertise would be beneficial to the Committees’ discussions. Neither Exequity nor any of its affiliates provided any additional services to Sysco and its affiliates in fiscal 2017. The Compensation Committee has determined Exequity to be independent from the Company and that no conflicts of interest exist related to Exequity’s services provided to the Compensation Committee. See “Compensation Discussion and Analysis–How Executive Pay is Established—Committee Oversight.” Sysco does not expect Exequity to provide any such services to Sysco in the future.

In August 2016, the Committee invited proposals from other executive compensation consulting firms. Following consideration of three firms, in November 2016, the Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its executive compensation consultant. Due to the timing of this engagement, Semler Brossy did not have an opportunity to assist the Committee with the design and development of the executive compensation programs for fiscal 2017, other than assisting in the final determination of fiscal 2017 payouts. Semler Brossy has also provided assistance to the Committee with respect to proxy disclosure issues, and the scope of its assignments for fiscal 2018 executive compensation are substantially similar to those of Exequity described above.

For a discussion of the role of the CEO and other executive officers in determining or recommending NEO compensation, see “Compensation Discussion and Analysis – How Executive Pay is Established – Role of CEO and/or Other Executive Officers in Determining NEO Compensation.”

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BOARD OF DIRECTORS MATTERS

Election of Directors at 2017 Annual Meeting (Item 1)

Election Process

The company’s bylaws provide for majority voting in uncontested director elections. Majority voting means that directors are elected by a majority of the votes cast—that is, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Any incumbent director who is not re-elected in an election in which majority voting applies shall tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance and Nominating Committee shall consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The Board shall act on the recommendation within 120 days following certification of the stockholders’ vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer. In contested elections, where there are more nominees than seats on the Board as of the record date of the meeting at which the election will take place, directors are elected by a plurality vote. This means that the nominees who receive the most votes of all the votes cast for directors will be elected.

Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating candidates for election to Sysco’s Board of Directors.

Director Candidates Identified by the Board and Management. In identifying candidates for election to the Board, the Committee will determine which of the incumbent directors has an interest in being nominated for re-election at the next meeting of stockholders. The Committee will also identify and evaluate new candidates for election to the Board for the purpose of filling vacancies. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including current members of the Board and Sysco’s management. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. When such a search firm is engaged, the Committee shall set its fees and scope of engagement.

During 2017, in connection with the Board refreshment efforts described above, the Board engaged the services of a search firm to assist with identifying and recruiting appropriate director candidates. Following consideration of director candidates referred by our then-current directors and identified by our search firm, upon the recommendation of our Corporate Governance and Nominating Committee, in September 2017 our Board unanimously expanded the size of the Board from 14 to 15 directors and elected one new independent, non-employee director: Ms. Talton. The size of the Board will be reduced from 15 to 13 directors, effective at the time of the Annual Meeting, in connection with the expiration of Dr. Craven’s and Mr. Golden’s terms. As our longest-tenured directors retire from the Board pursuant to the director tenure policy, we will continue our director recruitment efforts to help ensure that the size of the Board may be maintained at an appropriate level.

Director Candidates Recommended by Stockholders. The Committee will also consider candidates recommended by stockholders. The Committee will evaluate such recommendations using the same criteria that it uses to evaluate other director candidates. Stockholders can recommend candidates for consideration by the Committee by writing to the Corporate Secretary, 1390 Enclave Parkway, Houston, Texas 77077, and including the following information:

•	the name and address of the stockholder;

•	the name and address of the person to be nominated;

•	a representation that the stockholder is a holder of the Sysco stock entitled to vote at the meeting to which the director recommendation relates;

•	a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications;

•	information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission; and

•	the candidate’s written, signed consent to serve if elected.

The Committee will consider, in advance of Sysco’s next annual meeting of stockholders, those director candidate recommendations that the Committee receives by May 1, 2018.

In addition, if we receive by June 8, 2018, a recommendation of a director candidate from one or more stockholders who have beneficially owned at least five percent of our outstanding common stock for at least one year as of the date the stockholder makes the recommendation, then we will disclose in our next proxy materials relating to the election of directors the identity of the candidate, the identity of the nominating stockholder(s) and whether the Committee determined to nominate such candidate for election to the Board. However, we will not provide this disclosure without first obtaining written consent of such disclosure from both the nominating stockholder and the candidate it is planning to recommend. The Committee will maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board. The Committee has not received any recommendations for director nominees for election at the 2017 annual stockholders meeting from any Sysco stockholders beneficially owning more than five percent of Sysco’s outstanding common stock.

Proxy Access Director Candidates. Our “proxy access” bylaw provisions permit an eligible stockholder (or a group of up to 20 eligible stockholders), who have continuously owned for a period of three years at least 3% of the aggregate of our outstanding common stock, to nominate a number of director nominees equal to 20% (rounded down) of the total number of directors constituting our Board (provided that, if the total number of directors is less than 10, an eligible stockholder or group may nominate up

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to 2 persons), which nominees will be included in our proxy statement for the relevant annual stockholders meeting if the nominating stockholder(s) and the respective nominee(s) comply with all applicable eligibility, procedural and disclosure requirements set forth in our bylaws.

Evaluation of Director Candidates. In evaluating all incumbent and new director candidates that the Committee determines merit consideration, the Committee will:

•	cause to be assembled information concerning the background and qualifications of the candidate, including information required to be disclosed in a proxy statement under the rules of the SEC or any other regulatory agency or exchange or trading system on which Sysco’s securities are listed, and any relationship between the candidate and the person or persons recommending the candidate;

•	determine if the candidate demonstrates the characteristics described below, including the highest personal and professional ethics, integrity and values;

•	consider the candidate’s skills, experience and qualifications in the context of the composition of the Board as a whole and the Company’s strategic priorities (see “Director Qualifications and Board Succession” below for a discussion of the key qualifications considered by the Committee in evaluating candidates);

•	consider the absence or presence of material relationships with Sysco that might impact independence;

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board;

•	consider the candidate’s capacity to be an effective director in light of the time required by the candidate’s primary occupation and service on other boards;

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors; and

•	consider, with respect to an incumbent director, whether the director satisfactorily performed his or her duties as a director during the preceding term, including attendance and participation at Board and Committee meetings, and other contributions as a director.

In its discretion, the Committee may designate one or more of its members, or the entire Committee, to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will recommend to the full Board for nomination those candidates who, in the judgment of the Committee, are most appropriate for membership on the Board based on each candidate’s characteristics, skills and qualifications.

Diversity

As a matter of practice, the Board looks for diversity in nominees such that the individuals can enhance perspective and experience through diversity in race, gender, ethnicity, cultural background, age, geographic origin, education, and professional and life experiences. Because we value gender and racial diversity among our Board members, three of our Board nominees are women, including one African American and the Chairman of the Board, and two of our Board nominees are from outside the United States.

Director Qualifications and Board Succession

Our Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite characteristics, skills and qualifications that directors and director candidates should possess individually and in the broader context of the Board’s overall composition and the Company’s business and structure. This review includes consideration of diversity, skills, experience, time available and the number of other boards for which the individual serves as a director, and such other criteria as the Committee shall determine to be relevant at the time. The Committee is responsible for developing a succession plan for the Board and making recommendations to the Board regarding director succession.

Key Characteristics of All Nominees. Each director nominee should demonstrate and possess all of the following characteristics:

•	Integrity and Accountability: Directors must have demonstrated high ethical standards and integrity in their personal and professional dealings, and must be willing to act on – and remain accountable for – their boardroom decisions.

•	Intelligence, Wisdom and Judgment: Directors must be able to provide wise, thoughtful counsel on a broad range of issues and possess high intelligence, practical wisdom and mature judgment.

•	Financial Literacy: Directors must be financially literate and capable of understanding a balance sheet, an income statement and a cash flow statement, and capable of using financial ratios and other indices to evaluate a company’s financial performance.

•	Teamwork: Directors must possess a willingness to challenge management and other directors while working collaboratively as part of a team in an environment that encourages open, candid discussion.

•	Diversity: A director’s membership on the Board must promote diversity among the directors, including diversity of experience, views, gender, race, ethnicity and age.

•	High Performance Standards: Directors must have achieved prominence in their respective business, governmental, or professional activities, including a history of achievements reflecting high standards of performance.

•	Representing Stockholder Interests: Directors must have demonstrated their willingness and ability to effectively, consistently and appropriately represent the best interests of the Company’s stockholders.

•	Commitment: Directors must have the ability and willingness, in light of their principal occupation and other board service, to commit the time and energy necessary to be fully prepared for, and to participate in, meetings and consultations on Company matters.

•	Conflicts: Directors must not have an interest in any agreement, arrangement or understanding with any person or entity that might limit or interfere with their ability to comply with their fiduciary duties to the Company and its stockholders.

•	Company Policies: Directors must recognize and affirm their obligation to comply with the Company’s Code of Conduct, Corporate Governance Guidelines and other policies and guidelines of the Company applicable to them.

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Director Qualifications. In fiscal 2015, the Corporate Governance and Nominating Committee enhanced the Company’s process for identifying the portfolio of skills, characteristics and qualifications required for the Board to establish and oversee management’s execution of the Company’s strategic priorities. The Committee, together with the Board as a whole and with the assistance of an independent law firm, utilized feedback from senior management and the individual directors to identify the following director qualifications, which the Board determined are the most significant for the Board to possess, collectively, in light of the Company’s strategic priorities. These director qualifications were reviewed, amended and affirmed by the Committee in fiscal 2017.

•	Executive Leadership/Management — Experience as a senior executive in a large and complex public, private, government or academic organization enables a director to better oversee the management of the Company. Such individuals also bring perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level, and tend to demonstrate a practical understanding of organizations, strategy, risk management and methods to drive change and growth. Finally, directors with experience in significant leadership positions generally possess the ability to identify and develop leadership qualities in others, including members of our management team.

•	Strategy Development — Directors who have served as a senior executive for large and complex public, private, governmental or academic organizations with responsibility for strategic planning and development are particularly well suited to advise and oversee management in establishing and executing the Company’s key strategic initiatives, as well as in evaluating the success of those initiatives.

•	Business Operations — Directors who have served in leadership positions with responsibility for managing or overseeing the operations of a company or business unit gain extensive experience in maximizing productivity and efficiency while managing expenses, which is valuable to Sysco’s operating plan and strategy. In particular, such directors can provide guidance and oversight to management in connection with its efforts under the three-year strategic plan to reduce administrative costs and leverage supply chain costs.

•	Accounting/Audit/Financial Reporting — An understanding of accounting, audit and financial reporting processes is important for our directors to establish appropriate financial performance objectives for the Company and senior management in the context of Sysco’s strategic priorities, and to evaluate financial performance as compared to those objectives.

•	Risk Oversight/Risk Management — The Board oversees management’s efforts to understand and evaluate the types of risks facing Sysco and its business, evaluate the magnitude of the exposure, and enhance risk management practices. Directors with risk management experience can provide valuable insights as Sysco seeks to strike an appropriate balance between enhancing profits and managing risk.

•	Public Company Board Service — Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of the Board, board practices of other public companies and the relationship between the Board and the management team. Most public company directors also have corporate governance experience to support our goals of Board and management accountability, greater transparency, legal and regulatory compliance and the protection of stockholder interests. Many of our directors currently serve, or have previously served, on the boards of directors of other public companies and served in leadership positions on those boards.

•	Finance — Directors with an understanding of financial markets and financing and funding operations can provide valuable advice and insights to the Board with respect to the establishment of a successful capital strategy for the Company and the evaluation of proposed capital transactions in light of that strategy.

•	Communications/Investor Relations — Directors experienced with investor and/or public relations functions of a public company are capable of guiding management in its engagement with media, investors, the financial community and other constituencies, and can provide advice and insights in connection with the development of consistent messaging concerning important matters, especially Sysco’s financial performance and strategic priorities.

•	HR/Talent Management/Large Workforce — Directors with human resources experience can offer guidance on Sysco’s talent management strategy, particularly in connection with recruiting, assessing, incentivizing and rewarding corporate executives and other senior leadership.

•	International/Global — Although Sysco’s primary focus is on growing and optimizing the core foodservice distribution business in North America, we continue to pursue opportunities to grow our global capabilities in, and source products directly from, international markets, such as the acquisition of the Brakes Group. We benefit from the experience and insight of directors with a global business perspective as we identify the best strategic manner in which to continue to expand our operations outside of North America. As Sysco’s reach becomes increasingly global, directors with international business experience can assist us in navigating the business, political, and regulatory environments in countries in which Sysco does, or seeks to do, business.

•	Foodservice Industry Experience — Experience serving as an executive, director or in another leadership position with a company in the foodservice industry enables a director to oversee more effectively our operations and to provide advice and guidance on issues impacting our business. In addition, as the foodservice market continues to mature, directors with industry experience can provide valuable insights as we focus on ways in which Sysco can grow organically by identifying and developing new markets.

•	Technology/e-Commerce — We use technology in substantially all aspects of our business operations, and we are continuing to implement business technology initiatives in furtherance of our objectives under our three-year strategic plan and our strategic priorities generally. Directors with experience in technology and e-Commerce are well suited to oversee management’s execution of these business technology initiatives and the Company’s approach to privacy issues and cyber security risks.

In selecting the director nominees, the Corporate Governance and Nominating Committee and the Board reviewed each of the incumbent directors in light of these qualifications and the Company’s strategic priorities, and it concluded that each of the nominees contributed significantly to the Board’s collective portfolio of requisite skills, characteristics and qualifications and to the Board’s overall composition. The Committee and the Board also applied these qualifications in connection with their consideration of the director candidate elected to the Board in September 2017, and expect to continue to utilize these qualification criteria in connection with their ongoing Board refreshment efforts to identify additional candidates for future Board service.

The priorities and emphasis of the Corporate Governance and Nominating Committee and of the Board with regard to these qualifications will change from time to time as the Company’s strategic priorities and the composition of the Board evolve. Included in the individual biographies below is a discussion of the most significant aspects of each director’s background that strengthen the Board’s collective qualifications, skills and experience and that the Committee and the Board considered in reaching their conclusion that he or she should continue to serve as a director of Sysco.

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Nominees for Election as Directors at the 2017 Annual Meeting

The Board of Directors has nominated the following thirteen persons for election as directors to serve for one-year terms or until their successors are elected and qualified:

•	Daniel J. Brutto

•	John M. Cassaday

•	William J. DeLaney

•	Joshua D. Frank

•	Larry C. Glasscock

•	Bradley M. Halverson

•	Hans-Joachim Koerber

•	Nancy S. Newcomb

•	Nelson Peltz

•	Edward D. Shirley

•	Sheila G. Talton

•	Richard G. Tilghman

•	Jackie M. Ward

Dr. Judith Craven and Mr. Jonathan Golden are not standing for re-election, and their terms will expire at the Annual Meeting. Each of the nominees is currently serving as a director of Sysco. Each of the nominees has consented to serve if elected, although Mr. DeLaney is expected, if elected, to serve only until December 31, 2017, at which time he will retire from the Board concurrent with his retirement as CEO. See “Executive Compensation – CEO Succession Compensation Arrangements – Transition and Retirement Agreement with Mr. DeLaney” for further discussion. Although management does not contemplate the possibility, in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will vote for any nominee who is designated by the present Board to fill the vacancy.

The Board believes that the combination of the various qualifications, skills and experiences of the nominees for election as directors at the 2017 Annual Meeting will contribute to an effective and well-functioning Board. Set forth below is biographical information for each of the nominees for election as a director at the 2017 Annual Meeting, and see “Executive Officers” below for biographical information for Mr. Bené, who is expected to be appointed to the Board on January 1, 2018, following Mr. DeLaney’s retirement. Unless otherwise noted, the persons named below have been engaged in the principal occupations shown for the past five years or longer. In addition to the information described below, many of our directors serve as trustees, directors or officers of various non-profit, educational, charitable and philanthropic organizations.

The Board of Directors recommends a vote “FOR” each of the nominees listed above.

Board Composition

Nominees for Election as Directors at the Annual Meeting:

Daniel J. Brutto

Age: 61

Director Since: September 2016
Committees: Compensation Committee
Primary Occupation: Mr. Brutto served as President of UPS International and Senior Vice President of United Parcel Service, Inc. (“UPS”) from January 2008 until his retirement in June 2013.

Other Boards: Mr. Brutto has served as a director of Illinois Tool Works Inc. since February 2012.

Key Director Qualifications: Mr. Brutto earned a Bachelor of Business Administration in Accounting degree from Loyola University in 1978, followed by a Master of Business Administration degree from Keller Graduate School of Management in 1982. Mr. Brutto served as President of UPS International and Senior Vice President of UPS, a global package delivery, supply chain management and freight forwarding company, from January 2008 until his retirement in June 2013. Previously, he served as President, Global Freight Forwarding, for UPS from 2006 to 2007, and corporate controller from 2004 to 2006. Mr. Brutto’s more than 38-year career at UPS, during which he served in various capacities with increasing levels of responsibility, provided him with extensive experience in the following areas: executive leadership/management, strategy development, business operations, finance, information systems, mergers & acquisitions, marketing and international/global. He also has public company board experience, having served as a director of Illinois Tool Works Inc. since February 2012. Additionally, Mr. Brutto is currently Executive Chairman of Radial, a privately held global fulfillment, customer care and technology company, and he has served on the board of UNICEF since 2009. In the past, he has served on the board of the US-China Business Council, the Guangdong Economic Council, and the Turkey Economic Advisory Council. He was also a delegate to the World Economic Forum, Davos, Switzerland, from 2009 to 2013.

John M. Cassaday

Age: 64

Director Since: November 2004
Committees: Compensation Committee (Chair), Corporate Governance and Nominating Committee

Primary Occupation: Mr. Cassaday served as President and Chief Executive Officer of Corus Entertainment Inc. from September 1999 until his retirement in March 2015.

Other Boards: Mr. Cassaday is a director of Manulife Financial Corporation, Sleep Country Canada Holdings Inc. and Spin Master Ltd. and a director of one privately held company: Irving Oil Limited.

Key Director Qualifications: Mr. Cassaday earned a Bachelor of Arts degree from the University of Western Ontario and a Master of Business Administration Degree with honors from the University of Toronto’s Rotman School of Management. Prior to his more than 15 years of service as President and Chief Executive Officer of Corus Entertainment Inc., a Canadian leader in radio and cable television, Mr. Cassaday served as President and CEO of CTV Television Network Ltd. Mr. Cassaday’s career prior to broadcasting included executive positions in a number of leading

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packaged goods companies, including RJR-Macdonald, Inc., General Foods Corporation and Campbell Soup Company, where he gained food processing and food safety experience while advancing through positions in sales, marketing, and strategic planning in Canada, the United States, and the United Kingdom. His career at Campbell’s culminated in service as President of Campbell Soup Company’s operations in Canada and then the United Kingdom. Mr. Cassaday gained additional foodservice experience through his service as a director of Loblaw Companies Limited, Canada’s largest food retailer, and of J.M. Schnieder, a meat processing company. This background has provided Mr. Cassaday with extensive experience and knowledge in the areas of leadership, corporate strategy and development, the foodservice industry, distribution and supply chains, marketing, international operations, accounting, finance and financial reporting. In addition, Mr. Cassaday’s service on the Board of Directors of Manulife Financial Corporation has provided a greater understanding of risk management and global compensation considerations. Mr. Cassaday has received many business, industry and charitable honors, including designation as the most distinguished alumnus of the University of Toronto’s Rotman School of Management in 1998, receipt of the Gold Medal from the Association of Canadian Advertisers in 2004 (which recognizes individuals who have made an outstanding contribution to the advancement of marketing communications in Canada), induction in the Marketing Hall of Legends of Canada in 2006 and induction into the Canadian Broadcast and Music Hall of Fame in 2015. In 2013, Mr. Cassaday was inducted into the Order of Canada, Canada’s highest civilian honor.

William J. DeLaney

Age: 61

Director Since: January 2009

Primary Occupation: Mr. DeLaney, who has announced his intention to retire on December 31, 2017, has served as Sysco’s Chief Executive Officer since March 2009.

Other Boards: Mr. DeLaney is a director of Express Scripts, Inc. and serves on the Compensation Committee and the Audit Committee of the Express Scripts, Inc. Board of Directors.

Key Director Qualifications: Mr. DeLaney earned a Bachelor of Business Administration degree from the University of Notre Dame, and a Master of Business Administration degree from the Wharton Graduate Division of the University of Pennsylvania. Mr. DeLaney has worked in various capacities at Sysco and its subsidiaries for more than 25 years. Through various accounting, finance, operations and management positions within Sysco and its operating companies, Mr. DeLaney has gained valuable insight into the foodservice industry, as well as Sysco’s competitive advantages and how to further build upon them. Throughout his career, Mr. DeLaney has developed experience and knowledge in the areas of leadership and management development, corporate strategy development, finance and accounting and distribution and supply chain management. Further, the Corporate Governance and Nominating Committee and the Board believe that it is appropriate and beneficial to Sysco to have its Chief Executive Officer serve as management’s voice on the Board.

Joshua D. Frank

Age: 38

Director Since: August 2015
Committees: Audit Committee and Compensation Committee

Primary Occupation: Mr. Frank is a Partner at Trian Fund Management, L.P. and has been a member of the Trian investment team since Trian’s formation in 2005.

Key Director Qualifications: Mr. Frank has played a leading role in many of Trian’s investments in the consumer sector, including investments in Mondelēz International, Inc., H.J. Heinz Company and PepsiCo, Inc., as well as numerous investments across other industries. As a senior member of the Trian investment team, he sources new investment ideas, leads due diligence on potential investments and focuses on portfolio construction and corporate governance matters. Mr. Frank was previously an Associate, Corporate Development, of Triarc Companies, Inc. (now known as The Wendy’s Company) (“Triarc”). Prior to joining Triarc in 2003, Mr. Frank worked at Credit Suisse First Boston from 2001 to 2003, where he spent time in both the mergers & acquisitions and healthcare investment banking groups. Throughout his career, Mr. Frank has developed experience and knowledge in the areas of corporate strategy development, finance, accounting, corporate governance, mergers and acquisitions, foodservice and the broader consumer sector. Mr. Frank graduated cum laude from Yale University with a B.A. in Economics.

Larry C. Glasscock

Age: 69

Director Since: September 2010
Committees: Corporate Governance and Nominating Committee (Chair), Compensation Committee, Corporate Social Responsibility Committee

Primary Occupation: In March 2010, Mr. Glasscock retired from his position as Chairman of the Board of Directors of WellPoint, Inc. (now Anthem, Inc.) after serving in the role since November 2005.

Other Boards: Mr. Glasscock has served as a director of Simon Property Group, Inc. since March 2010, where he is currently the lead independent director, and as a director of Zimmer Biomet Holdings, Inc. since August 2001, where he is currently the non-executive chairman of the board. In the last five years, Mr. Glasscock served as a director of Sprint Nextel Corporation.

Key Director Qualifications: Mr. Glasscock attended Cleveland State University, where he received a bachelor’s degree in business administration. He later studied at the School of International Banking, participated in the American Bankers Association Conference of Executive Officers, and completed the Commercial Bank Management Program at Columbia University. Mr. Glasscock has developed significant leadership and corporate strategy expertise through over 30 years of business experience, including former service as Chairman of WellPoint, Inc. (now Anthem, Inc.), a healthcare insurance company, from 2005 to March 2010, President and CEO of WellPoint, Inc. (2004 – 2007), Chairman, President and CEO of Anthem, Inc. (2003 – 2004), and President and CEO of Anthem, Inc. (2001 – 2003), as well as his service as COO of CareFirst, Inc., President and CEO of Group Hospitalization and Medical Services, Inc., President and COO of First American Bank, N.A., and President and CEO of Essex Holdings, Inc. During his tenure at WellPoint, Inc., he played a major role in transforming the company from a regional health insurer into a national

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healthcare leader and championed company efforts to improve quality and customer service. Throughout his career, Mr. Glasscock has developed expertise in the successful completion and integration of mergers, utilization of technology to improve productivity and customer service, and team building and human capital development. Mr. Glasscock’s expertise in the utilization of technology to improve productivity will be valuable to Sysco as we continue to implement technological solutions in connection with our strategic priorities. His knowledge and experience in team building and human capital development are also extremely valuable to Sysco, as management development and succession planning remain top priorities of executive management and the Board during fiscal 2017. Mr. Glasscock also has considerable financial experience, as he has supervised the chief financial officers of major corporations. Earlier in his career he served as a bank officer lending to major corporations and supervised assessments of companies’ creditworthiness. Mr. Glasscock also has significant experience as a public company director and as a member of various committees related to important board functions, including audit, finance, governance and compensation.

Bradley M. Halverson

Age: 57

Director Since: September 2016
Committees: Audit Committee

Primary Occupation: Mr. Halverson has served as the Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar Inc. (“Caterpillar”) since January 2013.

Key Director Qualifications: Mr. Halverson attended the University of Illinois, where he received a Bachelor of Science degree in Accounting in 1982 and an Executive Master of Business Administration degree in 1996. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Halverson currently serves as Group President, Financial Products and Corporate Services and Chief Financial Officer of Caterpillar, the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel - electric locomotives. He is responsible for Caterpillar’s Finance Services Division, Human Services Division, Global Information Services Division, Financial Products Division, as well as Corporate Auditing. He joined Caterpillar in 1988, serving in budgeting, forecasting and financial analysis roles of increasing responsibility. In 1993, Mr. Halverson moved to Geneva, Switzerland, to become a strategy and planning consultant with Caterpillar Overseas, S.A. He went on to become controller in Europe, responsible for Caterpillar’s financial reporting in Europe, Africa and the Middle East, returning to the U.S. in 1996 to manage general accounting and financial systems. From 1998 until 2012, Mr. Halverson served in various leadership roles at Caterpillar, including Corporate Controller (2007-2010) and Vice President, Financial Services Division (2010-2012). During the course of his nearly 30 year career with Caterpillar, together with his prior service with PricewaterhouseCoopers LLP, Mr. Halverson has developed deep expertise in accounting, financial reporting and corporate finance, and has leadership experience in the areas of executive leadership and management, corporate strategy development, mergers and acquisitions, risk management, information technology systems oversight and international business. Mr. Halverson is a member of the Executive Committee of the U. S. Chamber of Commerce Board and also serves on the OSF St. Francis Medical Center Community Advisory Board and is Immediate Past Chairman of the Easter Seals Central Illinois Board of Directors and Treasurer of the Easter Seals Foundation of Central Illinois Board of Trustees.

Hans-Joachim Koerber

Age: 71

Director Since: January 2008
Committees: Audit Committee

Primary Occupation: Dr. Koerber served as the chairman and chief executive officer of METRO Group from 1999 until his retirement in October 2007.

Other Boards: Dr. Koerber is chairman of the board of directors of Air Berlin PLC and a director of Eurocash SA, as well as a director of several private European companies, including Klüh Service management GmbH, WEPA Industrieholding SE and DAW SE.

Key Director Qualifications: Dr. Koerber earned a degree as a Master Brewer in Brewing Technology and a Ph.D. in Business Management from the Technical University of Berlin. Dr. Koerber began his career in the beverage industry, including management positions in which he was responsible for finance and accounting, information technology, purchasing and personnel. He first became involved with the company that would eventually become METRO when he joined the predecessor company’s cash-and-carry, self-service wholesale company in charge of finance and accounting, controlling, logistics and information technology. His responsibilities continued to expand to include international cash-and-carry activities in six countries. When METRO AG was formed in 1996, Dr. Koerber became part of the METRO management board. His responsibilities included corporate development, corporate communications and investor relations and he became chairman and chief executive officer in 1999. Dr. Koerber introduced a new management style, streamlined the company to focus on four of the original 16 business divisions in order to remain competitive and achieve profitability, adopted international accounting standards and rapidly developed METRO’s international presence, including hands-on experience in expanding METRO into Eastern Europe and Asia, including China and India. These efforts helped make METRO Germany’s largest retailer, operating wholesale cash & carry stores, supermarkets, hypermarkets, department stores and consumer electronics shops throughout the world. Throughout his career, Dr. Koerber developed experience and qualifications in the areas of leadership, corporate strategy and development, the foodservice industry, distribution and supply chains, marketing and risk management. Dr. Koerber’s insights on running and expanding a foodservice business with international operations have been, and will continue to be, particularly helpful to Sysco. Dr. Koerber’s career at METRO AG, combined with his 10 years of service on the Board of Skandinaviska Enskilda Banken AB (the parent company of the SEB Group, a North European banking concern catering to corporations, institutions, and private individuals) and the Board of Directors of several other international companies, has provided him with financial expertise, particularly with regard to international financial accounting standards. His service on the Board of Air Berlin PLC (Germany’s second largest airline) has deepened his experience in marketing.

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Nancy S. Newcomb

Age: 72

Director Since: February 2006
Committees: Audit Committee

Primary Occupation: Ms. Newcomb served as Senior Corporate Officer, Risk Management, of Citigroup from May 1998 until her retirement in 2004.

Other Boards: In the last five years, Ms. Newcomb served as a director of The DIRECTV Group, Inc.

Key Director Qualifications: Ms. Newcomb is a graduate of Connecticut College and received a Master’s Degree in Economics from Boston University. She also graduated from Harvard Business School’s Program for Management Development. Ms. Newcomb served as Senior Corporate Officer, Risk Management, of Citigroup (May 1998 – April 2004), Customer Group Executive of Citicorp (the predecessor corporation of Citigroup) (December 1995 – April 1998), Division Executive, Latin America of Citicorp (September 1993 – December 1995) and Principal Financial Officer, Citicorp (January 1988 – August 1993), responsible for liquidity, funding and capital management. Ms. Newcomb’s 35-year career with Citigroup, a major international financial services company, and its predecessors Citicorp and Citibank, provided her with experience in the areas of leadership, corporate strategy and development, finance, risk management and international operations. Ms. Newcomb developed extensive risk management experience throughout her career, including holding the position of Citigroup’s Senior Corporate Officer of Risk Management for the last six years of her career. In the area of Finance and International Operations, Ms. Newcomb served as Citigroup’s Principal Financial Officer, responsible for liquidity, funding and capital management. She has had extensive international experience as head of worldwide treasury operations in over 100 countries, and co-head of Citigroup’s global, multinational customer business.

Nelson Peltz

Age: 75

Director Since: August 2015
Committees: Corporate Governance and Nominating Committee
Primary Occupation: Mr. Peltz has served as the Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P. since its formation in 2005. From April 1993 through June 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc Companies, Inc. (now known as The Wendy’s Company).

Other Boards: Mr. Peltz has served as a director of Mondelēz International, Inc. since January 2014 and as a director and non-executive Chairman of The Wendy’s Company since June 2007. He has also served as a director of The Madison Square Garden Company since it was separated from MSG Networks Inc. (formerly, The Madison Square Garden Company) in September 2015, and prior to that, as a director of MSG Networks Inc. since December 2014. Mr. Peltz previously served as a director of Legg Mason, Inc. from October 2009 to December 2014. He also served as a director of Ingersoll-Rand plc from August 2012 to June 2014 and H.J. Heinz Company from September 2006 to June 2013. In addition, he served as a director of Trian Acquisition I Corp. from October 2007 until May 2013.

Key Director Qualifications: Mr. Peltz has more than 40 years of business and investment experience and over 20 years of service as the Chairman and Chief Executive Officer of public companies. Mr. Peltz has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, he has strong operating experience and strategic planning skills and has strong relationships with institutional investors, investment banking and capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also gained extensive experience in the foodservice industry through his service on the boards of directors of H.J. Heinz Company, Mondelēz International, Inc. and The Wendy’s Company. Mr. Peltz was recognized by The National Association of Corporate Directors in 2010, 2011 and 2012 as among the most influential people in the global corporate governance arena.

Edward D. Shirley

Age: 60

Director Since: September 2016
Committees: Audit Committee

Primary Occupation: Mr. Shirley served as President and Chief Executive Officer of Bacardi Limited from March 2012 until his retirement in April 2014.

Other Boards: In the last five years, Mr. Shirley served as a director of Elizabeth Arden, Inc. and Time Warner Cable Inc.

Key Director Qualifications: Mr. Shirley attended the University of Massachusetts, where he received a Bachelor of Business Administration, Accounting degree in 1978. Mr. Shirley served as the President and Chief Executive Officer of Bacardi Limited, a global beverage and spirits company, from March 2012 to April 2014. Prior to that, he served as Vice Chairman of Global Beauty and Grooming, a business unit of The Procter & Gamble Company (“Procter & Gamble”), a consumer goods company, from July 2008 through June 2011, and as Vice Chair on Special Assignment from July 2011 through December 2011. Prior to that, he served as Group President, North America of Procter & Gamble from April 2006 and held several senior executive positions during his 27 years with The Gillette Company, a consumer goods company that was acquired by Procter & Gamble in 2005. Mr. Shirley has substantial experience in the areas of executive leadership, strategy development, marketing/brand development and business operations developed in his various senior executive positions with large consumer products companies, including during more than 30 years as a senior executive at global personal care companies like Procter & Gamble and The Gillette Company. He also has public company board experience, having served as a member of the Elizabeth Arden, Inc. board of directors since December 2015, including as Chair of its Compensation Committee, and as a member of the board of directors of Time Warner Cable Inc. from 2009 to 2016. Mr. Shirley is currently a director of New York Life Insurance Company and serves on the Audit and Insurance & Operations Committees. He is also a partner in PTW Capital, a recently formed consumer goods private equity firm.

Sheila G. Talton

Age: 64

Director Since: September 2017

Primary Occupation: Ms. Talton has served as President and Chief Executive Officer of Gray Matter Analytics since March 2013.

Other Boards: Ms. Talton is a director of Deere & Company, OGE Energy Corp. and Wintrust Financial Corporation. In the last five years, Ms. Talton served as a director of ACCO Brands Corporation.

Key Director Qualifications: Ms. Talton attended Northern Illinois University where she earned a Bachelor of Science degree in Marketing and Speech Communication in 1980. Ms. Talton currently serves as the President and Chief Executive Officer of Gray Matter Analytics, a firm focused on data analytics consulting services in the financial services and healthcare industries. Previously, she served as President and Chief Executive Officer

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of SGT Ltd., a firm that provides strategy and technology consulting services in the financial services, healthcare and technology business sectors, from 2011 to 2013. From 2008 to 2011, Ms. Talton served as Vice President, Office of Globalization, for Cisco Systems, Inc., a leading global manufacturer of networking, switching and server/virtualization technology products related to the communication and information technology industries. Prior to that time, she held other leadership positions at Cisco Systems, Inc., Electronic Data Systems Corporation and Ernst & Young, LLP. Ms. Talton’s service in leadership roles with a variety of global technology and consulting firms provided her with extensive knowledge of and experience in information technology systems and technology security issues, enabling her to effectively oversee management’s execution of Sysco’s business technology initiatives and its approach to privacy and cyber security risks. Ms. Talton has also gained extensive public company board experience in compensation, corporate governance, risk management and audit/finance issues through her service on the boards of directors of Deere & Company since 2015 (member of audit review and finance committees), OGE Energy Corp. since 2013 (member of compensation and governance committees) and Wintrust Financial Corporation since 2012 (member of IT/security and risk management committees), including service as chair of the Information Technology and Security Committee of the Wintrust board of directors. From 2010 to 2015, she also served on the board of directors of ACCO Brands Corporation. Ms. Talton has been a Congressional appointee on the U.S. White House Women’s Business Council. She also has been recognized as one of the “Top 10 Women in Technology” by Enterprising Women and as “Entrepreneur of the Year” by the National Federation of Black Women Business Owners. She serves on the boards of several nonprofit organizations, including Chicago’s Northwestern Hospital Foundation, the Chicago Shakespeare Theater and the Chicago Urban League.

Richard G. Tilghman

Age: 77

Director Since: November 2002
Committees: Audit Committee (Chair)
Primary Occupation: Mr. Tilghman served as Vice Chairman and Director of SunTrust Banks from 1999 until his retirement in 2000. He served as Chairman and Chief Executive Officer of Crestar Financial Corporation, a bank holding company, from 1986 until 1999.

Key Director Qualifications: After graduating from the University of Virginia with a B.A. in Foreign Affairs and serving in the U.S. Army as a lieutenant, Mr. Tilghman enjoyed a 34-year banking career, including service as Vice Chairman and Director of Suntrust Banks, as well as the former Chairman and CEO of Crestar Financial Corporation, a bank holding company for fifteen years. His career provided him with experience and expertise in the areas of leadership, corporate strategy and development, finance, banking, accounting and risk management. Mr. Tilghman also gained high tech and regional marketing experience that has been valuable to Sysco as we have redefined oversight of our operating companies by marketing region and focused on the use of e-Commerce technologies to service Sysco customers more efficiently. Mr. Tilghman’s experience also includes approximately 20 years of service on the Board of Directors of Chesapeake Corporation, which was then a leading supplier of cartons, labels, leaflets, and specialty plastic packaging, with manufacturing facilities in Asia, Europe and the U.S. at that time.

Jackie M. Ward

Age: 79

Director Since: September 2001 (Chairman of the Board since November 2013)
Committees: Compensation Committee, Corporate Governance and Nominating Committee

Primary Occupation: Ms. Ward is the former Chairman, President and Chief Executive Officer of Computer Generation Incorporated (CGI), a company she founded in 1968 that was acquired in December 2000 by Crescent Capital and later Intec Telecom Systems PLC, a technology company based in the United Kingdom.

Other Boards: Director of Sanmina-SCI Corporation. In the last five years, Ms. Ward also served as a director of Flowers Foods, Inc. and WellPoint, Inc.

Key Director Qualifications: Ms. Ward attended Georgia State College for Women and the University of Georgia Extension Center, where she majored in psychology and mathematics. She later attended the London School of Business and was awarded a Doctor of Laws from Mercer University. Early in her career, Ms. Ward held programming, engineering, marketing and management positions with UNIVAC (a division of Sperry Corporation), General Electric Company and J.P. Stevens Company. Ms. Ward then founded, was elected chairman, president and chief executive officer, and had over 30 years of experience with Computer Generation Incorporated (CGI), a provider of software/hardware solutions to the telecommunications and general industry with operations in the U.S., England and much of Europe, Australia, South Africa, Mexico and Latin America. Ms. Ward’s lengthy career has provided her with extensive leadership, information technology, retail/mass marketing, corporate strategy and development, finance, banking, and international experience. In addition, significant projects undertaken by CGI for governmental and private entities provided unique experience for Ms. Ward in developing and implementing supply chain inventory control systems, fraud detection systems and software/hardware to handle generalized and specific accounting functions. Ms. Ward has gained knowledge of the foodservice industry through her membership on the Board of Directors of Flowers Foods, Inc., one of the largest producers and marketers of bakery products in the U.S., as well as developing systems for related food clients, such as Edwards Baking Company and Eastern Food Services. She also has significant public company board experience as a current or former member of numerous Boards of Directors where she served in various leadership positions, including lead director, presiding director, chairman of the board and the chairman of various committees. With respect to Flowers Foods, Ms. Ward served as the Lead Director, Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Executive Committees. With respect to WellPoint, Ms. Ward served as Chairman of the Board, Chair of the Corporate Governance Committee and Executive Committee, and a member of the Compensation Committee. She also serves as the Chair of the Nominating and Governance Committee of Sanmina-SCI Corporation. Ms. Ward furthered her expertise in the areas of finance and risk management as Chairman of the Asset Quality Committee of Bank of America’s Board of Directors for 15 years and her expertise in the areas of accounting and internal audit as a member of the Board of PRG-Schultz International, Inc., now known as PRGX Global, Inc., which provides recovery audit services to organizations with high volumes of payment transactions, including retail and wholesale businesses, manufacturers, health care, and government agencies. In addition, Ms. Ward was named a member of the “NACD Directorship 100” in 2015, an annual honor sponsored by the National Association of Corporate Directors to recognize directors who exhibit exemplary leadership in the boardroom and promote the highest standards of corporate governance.

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DIRECTOR COMPENSATION

Overview of Non-Employee Director Compensation

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company are not compensated for services on the Board or any of its Committees. We currently pay each non-employee director a base retainer of $100,000 per year. Non-employee directors who serve as committee chairpersons receive annual additional amounts as follows:

•	Audit Committee Chair— $25,000

•	Compensation Committee Chair— $20,000

•	Corporate Governance and Nominating Committee Chair— $20,000

•	Corporate Social Responsibility Committee Chair— $15,000

We pay these annual retainers quarterly. In addition to the compensation received by all non-employee directors, Ms. Ward receives an additional annual retainer of $475,000 for her service as Chairman of the Board, which is paid quarterly in the form of “elected shares” that are deferred as described below under “—Deferral of Shares.” See footnote 1 to the “Fiscal 2017 Director Compensation” table below for a detailed discussion of the elected shares deferred by Ms. Ward.

Each November, the Board grants approximately $160,000 in time vesting equity incentives to each of the non-employee directors in the form of restricted stock awards. For fiscal 2017, the Board granted approximately $160,000 in restricted stock awards that vest in full on the first anniversary of the grant date. See “Non-Employee Directors Stock Plans—Restricted Stock and Restricted Stock Units” below for a description of the plan under which these awards were granted prior to the plan’s expiration in November 2016, the “Fiscal 2017 Director Compensation” table below for detailed compensation information for fiscal 2017 for each of our non-employee directors and “Stock Ownership—Stock Ownership Guidelines” below for a description of the stock ownership requirements applicable to our non-employee directors. Future grants of equity awards to the non-employee directors, including any restricted stock awards, will be made pursuant to the 2013 Long-Term Incentive Plan.

Reimbursement of Expenses

All non-employee directors are entitled to receive reimbursements of expenses for all services as a director, including committee participation or special assignments. Directors are invited to have their spouses accompany them to dinners and other functions held in connection with one or two board meetings each year, and the company pays, either directly or through reimbursement, all expenses associated with their travel to and attendance at these business-related functions. Reimbursement for non-employee director travel may include reimbursement of a portion of the cost of travel on private aircraft. Specifically, this includes reimbursement for non-commercial air travel in connection with Sysco business, subject to specified maximums, provided that amounts related to the purchase price of an aircraft or fractional interest in an aircraft are not reimbursable and any portion of the reimbursement that relates to insurance, maintenance and other non-incremental costs is limited to a maximum annual amount. Non-employee directors also receive discounts on products carried by the Company and its subsidiaries comparable to the discounts offered to all company employees.

Directors Deferred Compensation Plan

Non-employee directors may defer all or a portion of their annual retainer, including additional fees paid to committee chairpersons and the Chairman of the Board’s and/or Lead Director’s annual retainer, under the Directors Deferred Compensation Plan. Non-employee directors may choose from a variety of investment options, including Moody’s Average Corporate Bond Yield plus 1%, with respect to amounts deferred prior to fiscal 2009. This investment option was reduced to Moody’s Average Corporate Bond Yield, without the addition of 1%, for amounts deferred after fiscal 2008. We credit such deferred amounts with investment gains or losses until the non-employee director’s retirement from the Board or until the occurrence of certain other events.

Non-Employee Directors Stock Plans

As of September 20, 2017, the non-employee directors held shares of restricted stock that were issued under the 2009 Non-Employee Directors Stock Plan, which plan expired on November 18, 2016. They also held elected and match shares (as described below) issued under the 2013 Long-Term Incentive Plan, under which all future equity grants to directors will be made. Below is a description of the 2009 Non-Employee Directors Stock Plan and the 2013 Long-Term Incentive Plan.

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Election to Receive a Portion of the Annual Retainer in Common Stock

Under the 2009 Non-Employee Directors Stock Plan and the 2013 Long-Term Incentive Plan, instead of receiving his or her full annual retainer fee in cash, a non-employee director may elect to receive up to 100% of his or her annual retainer fee, including any additional retainer fee paid to the Chairman of the Board and/or Lead Director for his or her service in such capacity and any fees paid to a committee chairman for his or her service in such capacity, in 10% increments, in common stock. If a director makes this election, on the date we make each quarterly payment of the director’s annual retainer fee we credit the director’s stock account with:

•	The number of shares of Sysco common stock that the director could have purchased on that date with the portion of his or her cash retainer that he or she has chosen to receive in stock, assuming a purchase price equal to the last closing price of the common stock on the last business day before that date; we call these shares “elected shares”; and

•	With respect to up to half of his or her annual retainer fee, excluding any additional retainer fee paid for chairing the Board or one of its committees and/or serving as Lead Director, 50% of the number of elected shares we credited to the director’s account; we call these extra shares “match shares.” The elected shares and match shares vest as soon as we credit the director’s account with them, but we do not issue them until the end of the calendar year. The director may not transfer the match shares, however, until one year after we issue them, or, if deferred, the date that we otherwise would have issued them, provided that certain events will cause this transfer restriction to lapse.

The one year transfer restriction on match shares will lapse if:

•	the director dies;

•	the director leaves the Board:

–	due to disability;

–	after having served out his or her full term; or

–	after reaching age 71; or

•	a change in control, as defined in the plan, occurs.

Restricted Stock and Restricted Stock Units

Pursuant to the 2009 Non-Employee Directors Stock Plan and the 2013 Long-Term Incentive Plan, the Board may grant to non-employee directors shares of restricted stock and restricted stock units in the amounts and on such terms as it determines, but no such grant may vest earlier than one year following the grant date. A restricted stock unit is an award denominated in units whose value is derived from common stock, and which is subject to similar restrictions and possibility of forfeiture, as is the restricted stock. In November 2016, we issued restricted stock awards to non-employee directors under the 2009 Non-Employee Directors Stock Plan. We have not issued any restricted stock units to non-employee directors under the 2009 Non-Employee Directors Stock Plan or the 2013 Long-Term Incentive Plan.

Generally, if a director ceases to serve as a director of Sysco, he or she will forfeit all the unvested restricted stock and restricted stock units that he or she holds. However, if the director leaves the board after serving out his or her term, or for any reason after reaching age 71, his or her restricted stock and restricted stock units will remain in effect and continue to vest as if the director had remained a director of Sysco. All unvested restricted stock and restricted stock units will automatically vest upon the director’s death.

Deferral of Shares

A non-employee director may elect to defer receipt of all or any portion of any shares of common stock issued under the plan, whether such shares are to be issued as a grant of restricted stock, elected shares or match shares, or upon the vesting of a restricted stock unit grant. Generally, the receipt of stock may be deferred until the earliest to occur of the death of the non-employee director, the date on which the non-employee director ceases to be a director of the Company, or a change of control of Sysco. All such deferral elections shall be made in accordance with the terms and conditions set forth in Sysco’s 2009 Board of Directors Stock Deferral Plan.

Change in Control

Under the 2009 Non-Employee Directors Stock Plan, the 2013 Long-Term Incentive Plan and the applicable grant agreements, any unvested awards of restricted stock will vest immediately upon the occurrence of a specified change in control.

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Fiscal 2017 Director Compensation

The following table provides compensation information for fiscal year 2017 for each of our directors who served for any part of the fiscal year, other than Mr. DeLaney, whose compensation for services as an officer is disclosed in the Summary Compensation Table on page 57:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)	Other Compensation ($)(6)	Total ($)
Brutto	$100,000	$185,042	$—	$—	$285,042
Cassaday	120,000	185,042	—	—	305,042
Craven	115,000	185,042	4,025	—	304,067
Frank	100,000	185,042	—	—	285,042
Glasscock	120,000	185,042	—	—	305,042
Golden	100,000	185,042	43,398	—	328,440
Hafner(7)	60,000	—	74	—	60,074
Halverson	100,000	185,042	—	—	285,042
Koerber	100,000	185,042	—	—	285,042
Newcomb	100,000	185,042	—	—	285,042
Peltz	100,000	185,042	—	—	285,042
Shirley	100,000	185,042	—	—	285,042
Tilghman	125,000	185,042	—	—	310,042
Ward	575,000	185,042	10,042	—	770,084
(1)	Includes retainer fees, including any retainer fees for which the non-employee director has elected to receive shares of Sysco common stock in lieu of cash and fees for the fourth quarter of fiscal 2017 that were paid at the beginning of fiscal 2018. Although we credit shares to a director’s account each quarter, the elected shares are not actually issued until the end of the calendar year, unless the director’s service as a member of the Board of Directors terminates. The number of shares of stock actually credited to each non-employee director’s account in lieu of cash during fiscal 2017, excluding match shares, which are reported in the column entitled “Stock Awards,” above was as follows: 969 shares for each of Mr. Brutto, Mr. Cassaday, Dr. Craven, Mr. Frank, Mr. Golden, Mr. Halverson, Dr. Koerber, Ms. Newcomb, Mr. Peltz, Mr. Shirley and Mr. Tilghman; 479 shares for Mr. Hafner, 1,162 shares for Mr. Glasscock and 11,166 shares for Ms. Ward. Directors may choose to defer receipt of the elected shares described in this footnote under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan. The number of elected shares of stock deferred by each non-employee director during fiscal 2017 (which are included in the elected shares described above) was as follows: Dr. Craven (969 shares), Dr. Koerber (969 shares), Mr. Glasscock (1,162 shares) and Ms. Ward (11,166 shares). To the extent that cash dividends are paid on our common stock, non-employee directors also receive the equivalent amount of the cash dividend credited to their account with respect to all elected shares that are deferred. If the director has chosen to defer the receipt of any shares, they will be credited to the director’s account and issued on the earliest to occur of the “in-service” distribution date elected by the director (which shall be at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director), the death of the director, the date on which the director ceases to be a director of the Company, a change of control of Sysco, or the date on which the director applies and qualifies for a hardship withdrawal.

(2)	For fiscal 2017, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, determined that it would grant approximately $160,000 in equity incentives to each of the non-employee directors. Therefore, on November 15, 2016, the Board granted to each of the non-employee directors 2,992 shares of restricted stock valued at $53.49 per share, the closing price of Sysco common stock on the New York Stock Exchange on November 14, 2016. These awards were granted under the 2009 Non-Employee Directors Stock Plan and vest in full on the first anniversary of the grant date. The amounts in this column reflect the grant date fair value of the awards computed in accordance with ASC 718, “Compensation —Stock Compensation”. See Note 18 of the consolidated financial statements in Sysco’s Annual Report for the year ended July 1, 2017 regarding assumptions underlying valuation of equity awards. The amounts in this column also reflect the grant date fair value of awards computed in accordance with ASC 718, “Compensation — Stock Compensation” with respect to a 50% stock match for directors who elect to receive a portion of their annual retainer fee in common stock. The value of any “elected” shares is included in the column entitled “Fees Earned or Paid in Cash,” as described in footnote (1) above. See “Directors Stock Plans” above for a more detailed description. Although we credit shares to a director’s account each quarter, the shares are not actually issued until the end of the calendar year, unless the director’s service as a member of the Board of Directors terminates. The number of match shares actually credited to each non-employee director’s account during fiscal 2017 was 484 shares. Directors may choose to defer receipt of the restricted stock and the match shares described in this footnote under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan. Each of Mr. Brutto, Dr. Craven, Mr. Glasscock, Dr. Koerber and Ms. Ward deferred receipt of the 2,992 shares of restricted stock and each of the foregoing directors except Mr. Brutto deferred receipt of the 484 match shares described above. To the extent that cash dividends are paid on our common stock, non-employee directors also receive the equivalent amount of the cash dividend credited to their account with respect to all deferred restricted stock awards and all match shares that are deferred, in the form of stock units. Directors may elect an “in-service” distribution date for deferrals that is at least one year following the end of the plan year in which the shares would otherwise have been distributed to the Director. Otherwise, distributions occur upon the earlier of the death of the director, the date on which the director ceases to be a director of the Company, or a change of control of Sysco, unless the director applies for and qualifies for a hardship withdrawal.

(3)	The aggregate number of options and unvested stock awards held by each director listed in the table above, as of July 1, 2017, was as follows:

	Aggregate Unvested Stock Awards	Aggregate Options Outstanding
	Outstanding as of July 1, 2017	as of July 1, 2017
Brutto	2,992	—
Cassaday	2,992	—
Craven	2,992	—
Frank	2,992	—
Glasscock	2,992	—
Golden	2,992	—
Hafner(7)	—	—
Halverson	2,992	—
Koerber	2,992	—
Newcomb	2,992	—
Peltz	2,992	—
Shirley	2,992	—
Tilghman	2,992	—
Ward	2,992	—

The unvested stock awards for each non-employee director listed in the table immediately above relate to restricted stock awards granted in November 2016 that vest in November 2017.

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(4)	None of the directors shown in the table received option grants during fiscal 2017.

(5)	We do not provide a pension plan for the non-employee directors. For each non-employee director, the amounts shown in this column represent above-market earnings on amounts deferred under the Non-Employee Director Deferred Compensation Plan. Directors who do not have any amounts in this column were not eligible to participate in such plan, did not participate in such plan or did not have any above-market earnings.

(6)	The total value of all perquisites and personal benefits received by each of the non-employee directors, including reimbursements for spousal airfare and meals associated with certain Board meetings, was less than $10,000.

(7)	Mr. Hafner retired from the Board on November 16, 2016.

Mr. DeLaney did not receive any compensation for his fiscal 2017 for Board service, other than the compensation for services as an employee that is disclosed elsewhere in this proxy statement. See “Executive Compensation – Summary Compensation Table” for details regarding compensation received by Mr. DeLaney for fiscal 2017.

EXECUTIVE OFFICERS

The following persons currently serve as executive officers of Sysco. Each person listed below, other than Messrs. Bené, Charlton and Shurts and Ms. Zielinski, has served as an officer of Sysco and/or its subsidiaries for at least the past five years.

Name	Title	Age
Thomas L. Bené*	President and Chief Operating Officer[1]	55
Greg D. Bertrand	Senior Vice President, U.S. Foodservice Operations	53
R. Scott Charlton	Executive Vice President, Supply Chain	58
William J. DeLaney*	Chief Executive Officer	61
Joel T. Grade*	Executive Vice President and Chief Financial Officer	47
Russell T. Libby*	Executive Vice President, Administration and Corporate Secretary	51
Paul T. Moskowitz	Executive Vice President, Human Resources	53
Wayne R. Shurts*	Executive Vice President and Chief Technology Officer	58
Brian R. Todd	Senior Vice President, Merchandising	54
Anita A. Zielinski	Senior Vice President and Chief Accounting Officer	44
*	Named Executive Officer.
(1)	On July 17, 2017, the Board appointed Mr. Bené as the Company’s President and Chief Executive Officer and as a member of the Board, effective on January 1, 2018.

Thomas L. Bené has served as Sysco’s President and Chief Operating Officer since January 2016. Previously, he served as Executive Vice President and President, Foodservice Operations from January 2015 to December 2015, Executive Vice President and Chief Commercial Officer from September 2013 to December 2014 and as Executive Vice President, Chief Merchandising Officer from May 2013 to September 2013. Prior to joining Sysco, Mr. Bené served as President of PepsiCo Foodservice from 2011 until 2013. During his 23 year career with PepsiCo, Mr. Bené held various senior roles with PepsiCo, including President, Pepsi-Cola North American Beverages; SVP, Sales and Franchise Development; President, PepsiCo Foods & Beverages, Canada; and Chief Operating Officer, South Beach Beverage Co. Mr. Bené joined PepsiCo in 1989 after working for American Hospital Supply. Through these various operations and management positions within PepsiCo and Sysco, Mr. Bené has gained valuable insight into the foodservice industry and has acquired significant experience and knowledge in the areas of foodservice operations, leadership and management development, corporate strategy development, merchandising, sales, marketing, revenue management, shared services and distribution and supply chain management. In light of these qualifications, and its continuing view that it is appropriate and beneficial to Sysco to have its CEO serve as management’s voice on the Board, in July 2017 the Board determined that Mr. Bené would be appointed to the Board on January 1, 2018, following Mr. DeLaney’s retirement. See “Corporate Governance – CEO Succession Plan” above for further discussion.

Greg D. Bertrand has served as Sysco’s Senior Vice President, U.S. Foodservice Operations since July 2016. Previously, he served as Senior Vice President, Foodservice Operations (West) from August 2015 to July 2016, Senior Vice President, Merger Integration Deployment from November 2014 to August 2015, and Senior Vice President, Business Process Integration from March 2014 to November 2014. Mr. Bertrand began his Sysco career in 1991 as a Marketing Associate at Sysco Chicago, where he advanced through several sales leadership positions before becoming Vice President-Sales in 1997 and Senior Vice President-Sales in 1998. He was promoted to Executive Vice President in 1999. In 2005, he was named President-Sysco Eastern Wisconsin. He became President-Sysco Chicago in 2008 and took on the added responsibilities of leading Sysco Eastern Wisconsin and Sysco Baraboo in 2009. He was promoted to Market Vice President-Midwest in 2010 and then to Senior Vice President – Foodservice Operations (West) in July 2012.

R. Scott Charlton has served as Sysco’s Executive Vice President, Supply Chain since August 2015, having been promoted from Senior Vice President, Distribution Services, a position he had held since July 2013. Prior to joining Sysco, Mr. Charlton served as Executive Vice President, Operations, at C&S Wholesale from 2007 until June 2013. Between 1980 and 2007, Mr. Charlton served in a variety of manufacturing, operations and quality assurance roles at Publix Super Markets, Inc., culminating with his role as Senior Vice President, Manufacturing and Distribution, from 2005 to 2007.

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William J. DeLaney has served as Sysco’s Chief Executive Officer since March 2009. He assumed the additional title of President in March 2010 through December 31, 2015. Mr. DeLaney began his Sysco career in 1987 as Assistant Treasurer at the Company’s corporate headquarters. He was promoted to Treasurer in 1991, and in 1993 he was named a Vice President of the Company, continuing in those responsibilities until 1994. Mr. DeLaney joined Sysco Food Services of Syracuse in 1996 as chief financial officer, progressed to senior vice president in 1998 and executive vice president in 2002. In 2004, Mr. DeLaney was appointed president and chief executive officer of Sysco Food Services of Charlotte. He held that position until December 2006, when he was named Sysco’s Senior Vice President of Financial Reporting. Effective July 1, 2007, Mr. DeLaney was promoted to the role of Executive Vice President and Chief Financial Officer and continued to serve in such position following his promotion to CEO until October 2009.

Joel T. Grade has served as Sysco’s Executive Vice President and Chief Financial Officer since September 2015, having been promoted from Senior Vice President – Finance and Chief Accounting Officer, a position he had held since February 2014. Mr. Grade began his career at Sysco as a Staff Auditor in 1996. He was promoted to Assistant Manager-Operations Review in 1999. He transferred to Sysco Austin in 2000 as Controller, was appointed Vice President-Finance and CFO of Sysco Chicago in 2002, and became Vice President-Finance and CFO of Sysco Canada in 2007. He was promoted to Vice President, Foodservice Operations of Sysco Corporate and President of Sysco Canada in 2010 and held that position until May 2012, when he was appointed Senior Vice President, Foodservice Operations (North).

Russell T. Libby has served as Sysco’s Executive Vice President, Administration and Corporate Secretary since August 2015. Previously, he served as Executive Vice President – Corporate Affairs, Chief Legal Officer and Corporate Secretary from March 2014 to August 2015 following his promotion from Senior Vice President, General Counsel and Corporate Secretary, a position he had held since November 2011. He joined Sysco in October 2007 as Assistant Vice President, Mergers and Acquisitions and Real Estate and was promoted to Vice President and Assistant General Counsel in July 2009 and to Vice President, General Counsel and Corporate Secretary in December 2010. From 1997 through September 2007, Mr. Libby worked for the North America unit of COFRA Holding A.G., a Swiss international conglomerate, in various positions of increasing responsibility, culminating in service as President of COFRA North America and Vice President, Legal for Good Energies, Inc., an affiliated investment advisor.

Paul T. Moskowitz has served as Sysco’s Executive Vice President, Human Resources since August 2015, having been promoted from Senior Vice President, Human Resources, a position he had held since January 2011. Prior to joining Sysco, Mr. Moskowitz served as Chief Human Resources Officer of Dean Foods Company, a large dairy processing company from 2007 until 2011. Between 1996 and 2004, he held various senior roles with Yum! Brands. His last position with Yum! Brands was Chief People Officer at Pizza Hut from 2004 to 2007.

Wayne R. Shurts has served as Sysco’s Executive Vice President and Chief Technology Officer since October 2012. Prior to joining Sysco, Mr. Shurts served as Executive Vice President of SuperValu Inc. from 2010 until 2013. Between 2006 and 2010, he held various senior roles with Cadbury. His last position with Cadbury was Chief Information Officer from 2008 to 2010. Mr. Shurts served as a member of the board of directors of Con-Way Inc., a freight transportation and logistics services company, from May 2015 until it was acquired by XPO Logistics in October 2015.

Brian R. Todd has served as Sysco’s Senior Vice President, Merchandising since August 2017. Previously, he served as Vice President, Operational Merchandising from August 2016 to July 2017, Vice President, Strategic Sourcing and Supplier Partnerships from October 2012 to July 2016, and Vice President, Merchandising from July 2011 to October 2012. Mr. Todd began his Sysco career in 1996 as a Protein Brand Manager at SERCA Ontario (which was acquired by Sysco), advancing through several merchandising leadership positions at Sysco Toronto and Sysco Canada before being promoted to Vice President, Merchandising and Marketing for Sysco Canada in July 2009.

Anita A. Zielinski has served as Sysco’s Senior Vice President and Chief Accounting Officer since April 3, 2017. Prior to joining Sysco, Ms. Zielinski served as partner of Ernst & Young LLP, a public accounting firm (“E&Y”), since 2013 and as a member of E&Y’s assurance practice for over 20 years. She has extensive experience working with both large and midcap public registrants on securities law filings, business combinations and complex accounting and financial reporting matters. Ms. Zielinski earned a bachelor’s degree in business administration from Texas A&M University. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Management Development and Succession Planning

On an ongoing basis, the Board plans for succession to the position of CEO and other key management positions, and the Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board all key management appointments at or above senior vice president. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO. On an annual basis, the Board and its Corporate Social Responsibility Committee have engaged in discussions with management regarding increasing the diversity of Sysco’s executive management team. In addition, the CEO periodically provides the Board with an assessment of potential successors to other key positions.

In fiscal 2017, Sysco’s effectiveness in management development and succession planning were a part of our CEO’s non-financial performance goals, which are reviewed at the end of each fiscal year by the Compensation and Corporate Governance and Nominating Committees. In addition, the Compensation Committee assessed Sysco’s performance in select non-financial areas, including the overall effectiveness of its management development and succession planning processes, in determining the 2017 annual incentive payment to our CEO. Management development and succession planning remain top priorities of executive management and the Board during fiscal 2018, as evidenced by the CEO succession plan announced in July 2017, pursuant to which Mr. DeLaney will remain in office during a transition period through the end of calendar 2017, followed by his service as an advisor and mentor to our successor Chief Executive Officer, Mr. Bené, for a one year period ending on December 31, 2018. Mr. Bené will take office as President and CEO effective January 1, 2018. CEO succession, together with human capital and succession planning more broadly, were also discussed by Sysco’s Board at its regularly scheduled meeting in May 2017.

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STOCK OWNERSHIP

Security Ownership of Officers and Directors

The following table sets forth certain information with respect to the beneficial ownership of Sysco’s common stock, as of September 20, 2017, by (i) each current director and director nominee, (ii) each named executive officer (as defined under “Compensation Discussion and Analysis”), and (iii) all current directors and executive officers as a group. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares. Fractional shares have been rounded down to the nearest whole share.

	Shares of Common Stock Owned Directly		Shares of Common Stock Owned Indirectly		Shares of Common Stock Underlying Options(1)		Shares of Common Stock Underlying Restricted Stock Units(2)		Total Shares of Common Stock Beneficially Owned(1)(2)		Percent of Outstanding Shares(3)
Thomas L. Bené	41,610		—		371,065		4,544		417,219		*
Daniel J. Brutto	7,002	(4)	—		—		—		7,002		*
John M. Cassaday	68,861	(4)	—		—		—		68,861		*
Judith B. Craven	99,259	(4)	—		—		—		99,259		*
William J. DeLaney	313,293		—		2,019,364		30,068		2,362,725		*
Joshua D. Frank	5,529	(4)			—		—		5,529		*
Larry C. Glasscock	52,625	(4)	—		—		—		52,625		*
Jonathan Golden	110,332	(4)	18,500	(5)	—		—		128,832		*
Joel T. Grade	30,033		252	(6)	228,641		3,323		262,249		*
Bradley M. Halverson	4,445	(4)	—		—		—		4,445		*
Hans-Joachim Koerber	56,488	(4)	—		—		—		56,488		*
Russell T. Libby	49,579		—		221,649		9,714		280,942		*
Nancy S. Newcomb	62,057	(4)	—		—		—		62,057		*
Nelson Peltz	5,529	(4)	44,486,303	(7)	340,966	(8)	—		44,832,798		8.58%
Edward D. Shirley	4,445	(4)	—		—		—		4,445		*
Wayne R. Shurts	38,368		—		456,195		4,268		498,831		*
Sheila G. Talton	—		—		—		—		—		*
Richard G. Tilghman	91,942	(4)	1,957	(9)	—		—		93,899		*
Jackie M. Ward	145,398	(4)	61	(9)	—		—		145,459		*
All Directors and Executive Officers as a Group (24 Persons)	1,283,292	(10)	44,507,073		4,322,258	(11)	68,164	(12)	50,175,257	(10)(11)(12)	9.60%

(*)	Less than 1% of outstanding shares.

(1)	Includes shares underlying options that are presently exercisable or will become exercisable within 60 days after September 20, 2017. Shares subject to options that are presently exercisable or will become exercisable within 60 days after September 20, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.

(2)	Includes shares underlying restricted stock units (RSUs) that will vest and settle within 60 days after September 20, 2017. Shares underlying RSUs that will vest and settle within 60 days after September 20, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such RSUs, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons. It is expected that approximately one-third of the shares underlying these RSUs will be withheld to pay taxes related to the RSUs as they vest and settle.

(3)	Applicable percentage of beneficial ownership at September 20, 2017 is based on 522,763,666 shares outstanding.

(4)	Includes shares that were elected to be received in lieu of non-employee director retainer fees during the first half of calendar 2017, and related matching shares under the 2009 Non-Employee Directors Stock Plan. For Ms. Ward, this includes 5,643 elected shares and 245 matching shares; for Mr. Glasscock, this includes 588 elected shares and 245 matching shares; for each of the other non-employee directors, this includes 490 elected shares and 245 matching shares. Unless the director has chosen to defer the shares under the Sysco Corporation 2009 Board of Directors Stock Deferral Plan, these shares will be issued on December 31, 2017 or within 60 days after a non-employee director ceases to be a director, whichever occurs first. Directors may choose to defer receipt of these shares related to director retainer fees, as well as shares awarded pursuant to restricted stock grants, and these deferred amounts are also included in this line item. To the extent cash dividends are paid on our common stock, non-employee directors also receive the equivalent amount of the cash dividend credited to their account with respect to all deferred restricted stock awards, and all elected and matched shares that are deferred. The number of shares in each non-employee director’s deferred stock account, including related dividend equivalents, is as follows: Mr. Brutto (3,049.22, Mr. Cassaday (none), Dr. Craven (54,169.29), Mr. Frank (none), Mr. Glasscock (51,749.94), Mr. Golden (none), Mr. Halverson (none), Dr. Koerber (4,569.76), Ms. Newcomb (none), Mr. Peltz (none), Mr. Shirley (none), Ms. Talton (none), Mr. Tilghman (none) and Ms. Ward (15,239.99). If the director has chosen to defer the receipt of any shares, he or she will be credited to the director’s account in the 2009 Board of Directors Stock Deferral Plan and issued on the earliest to occur of the “in-service” distribution date elected by the director (which shall be at least one year following the end of the plan year in which the shares would otherwise have been distributed to the director), the death of the director, the date on which the director ceases to be a director of the Company, a change of control of Sysco, or the date on which the director applies and qualifies for a hardship withdrawal. Deferred shares are deemed outstanding for purposes of computing the percentage ownership of the persons holding such shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other persons.

(5)	These shares are held by a family trust affiliated with Mr. Golden.

(6)	These shares are held in trust for the benefit of Mr. Grade’s son.

(7)	44,480,774 of these shares are owned by Trian Fund Management, L.P. (“Trian”), an institutional investment manager, and certain investment funds and vehicles managed by Trian (the “Trian Funds”). None of such shares are held directly by Mr. Peltz. Of such shares, approximately 44 million shares are currently held in the ordinary course of business with other investment securities owned by the Trian Funds in co-mingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain Trian Funds, subject to applicable federal margin regulations, stock exchange rules and credit policies. An additional 5,529 of these shares are held directly by Mr. Frank, over which Trian may be deemed to have beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by virtue of a director fee agreement between Trian and Mr. Frank that is further described in the Schedule 13D/A filed on June 9, 2016 by Trian and certain of its affiliates. Trian Fund Management GP, LLC, of which Mr. Peltz is a member, is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian with respect to all of the shares it may be deemed to beneficially own. Accordingly, Mr. Peltz and Trian may be deemed to indirectly beneficially own the shares that the Trian Funds directly and beneficially own, and the shares that Mr. Frank directly and beneficially owns. See “-Security Ownership of Certain Beneficial Holders” below. Except as described above, Mr. Peltz disclaims beneficial ownership of such shares for all other purposes.

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(8)	One of the Trian Funds has entered into a series of privately-negotiated, back-to-back call and put transactions with a counterparty, through which it is entitled to the same economic gain or loss as if it had purchased the 340,966 underlying shares. The call options may be exercised at any time, in whole or in part, on or prior to March 18, 2019. Mr. Peltz and Trian may be deemed to indirectly beneficially own the underlying shares by virtue of the relationships described above in footnote 7. Mr. Peltz disclaims beneficial ownership of these shares for all other purposes.

(9)	These shares are held by the spouse of the director or executive officer.

(10)	Includes an aggregate of 96,496 shares directly owned by the current executive officers other than the named executive officers.

(11)	Includes an aggregate of 684,378 shares underlying options that are presently exercisable or will become exercisable within 60 days after September 20, 2017 held by the current executive officers other than the named executive officers.

(12)	Includes an aggregate of 16,247 shares underlying restricted stock units (RSUs) that will vest and settle within 60 days after September 20, 2017 held by the current executive officers other than the named executive officers.

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning beneficial ownership of our common stock by persons or groups known to us to be beneficial owners of more than 5% of Sysco’s common stock outstanding as of September 20, 2017. The applicable percentage of beneficial ownership is based on 522,763,666 shares outstanding as of September 20, 2017.

	Total Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares
Trian Fund Management, L.P. and certain affiliates(1)	44,832,798	8.58%
The Vanguard Group and certain affiliates(2)	36,846,781	7.05%
BlackRock, Inc. and certain affiliates(3)	32,504,489	6.22%

(1)	This information is based on (i) a Schedule 13D/A filed on December 6, 2016 by Trian and certain of its affiliates, (ii) Form 4s filed by Nelson Peltz and Trian, and Joshua D. Frank and Trian, subsequent to December 6, 2016 and (iii) information provided to the Company by Trian. The beneficially owned shares include (i) 44,491,832 shares of common stock that are directly or indirectly owned and (ii) 340,966 shares of common stock underlying privately-negotiated, back-to-back call and put transactions, as a result of which a Trian Fund is subject to the same economic gain or loss as if it had purchased the underlying shares. Trian has shared power to vote, or to direct the vote of, and shared power to dispose, or to direct the disposition of, those shares of common stock that are directly or indirectly owned. The address for Trian is Trian Fund Management, L.P., 280 Park Avenue, 41st Floor, New York, NY 10017.

(2)	This information is based on a Schedule 13G/A filed on February 10, 2017 by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard has sole power to vote, or to direct the vote of, 800,126 shares of common stock, sole power to dispose, or to direct the disposition of, 35,925,120 shares of common stock, shared power to vote, or to direct the vote of, 122,325 shares of common stock, and shared power to dispose, or to direct the disposition of, 921,661 shares of common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	This information is based on a Schedule 13G/A filed on January 27, 2017 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has the sole power to vote, or to direct the vote of, 27,259,269 shares of common stock, the sole power to dispose, or to direct the disposition of, 32,481,817 shares of common stock, the shared power to vote, or direct the vote of, 22,672 shares of common stock and the shared power to dispose, or to direct the disposition of, 22,672 shares of common stock. The address for BlackRock is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

Stock Ownership Guidelines

To align the interests of our management with those of our stockholders, Sysco’s Board of Directors concluded that our senior officers should have a significant financial stake in Sysco stock. To further that goal, for several years we have maintained stock ownership guidelines for our executives. In February 2015, we amended our Corporate Governance Guidelines in order to better align with evolving best practices by tying the ownership requirement to a multiple of the officer’s annual base salary, rather than a specified number of shares.

Pursuant to these guidelines as amended, upon the end of the five-year period from the date the officer is hired, promoted or otherwise becomes subject to the guidelines, the following senior officers should own, based on their respective positions, a minimum number of shares equal in value to the multiple of each such officer’s annual base salary as described in the following table.

Position	Minimum Ownership Requirement (Multiple of Base Salary)
CEO	7x
President	4x
Executive Vice Presidents	4x
Senior Vice Presidents	2x

Our senior officers have five years to achieve these ownership requirements. The five-year period begins on the date the officer is hired, promoted or otherwise becomes subject to the guidelines. If an individual is promoted to a position that requires the ownership of a greater amount of stock than his or her prior position, the five-year period pertaining to the new position will begin upon the effective date of the hiring or promotion; provided, further, however, that a promoted individual shall continue to comply with the above ownership requirements applicable to his or her prior position at all times subsequent to the promotion.

The shares counted towards these ownership requirements shall include Sysco shares of common stock owned directly by the senior officer, including shares of vested restricted stock held by the officer that may be subject to transfer restrictions or potential clawbacks, shares owned indirectly by the officer through any Sysco employee stock purchase plan, two-thirds of the shares underlying an officer’s unvested restricted stock units, two-thirds of the shares of unvested restricted stock held by the officer, and one-quarter of the shares underlying performance share units held by the officer, rounded down to the nearest whole share and assuming satisfaction of all applicable financial performance criteria at the “target” level, and shall not include shares held through any other form of indirect beneficial ownership or shares underlying unexercised options. Equity-based incentive awards are anticipated to provide all senior officers with the opportunity to satisfy these requirements within the specified time frames.

These ownership requirements are set at levels that Sysco believes are reasonable given the senior officers’ respective salaries and responsibility levels. In addition, Semler Brossy has reviewed our ownership guidelines and confirmed that they are consistent with the corresponding practices of our peer group.

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In connection with the ownership requirements described above, each senior officer of the Company shall retain 25% of the net shares acquired upon exercise of stock options and 100% of the net shares acquired pursuant to the vesting of RSUs and PSUs until the officer’s holdings of Company stock equal or exceed the applicable minimum ownership requirement. For these purposes, “net shares” shall mean the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, exercise price.

The Corporate Governance Guidelines also provide that, after five years of service as a non-employee director, such individuals are expected to continuously own a minimum of 16,500 shares of Sysco common stock. The shares beneficially owned by Trian, as reported above under ” – Security Ownership of Certain Beneficial Owners,” are credited to Messrs. Frank and Peltz for purposes of our ownership requirements.

We provide the Board of Directors with the status of the officers’ and directors’ stock ownership at all of the regularly-scheduled meetings to ensure compliance with these holding requirements. As of September 20, 2017, each of the named executive officers and directors were in compliance with the applicable stock ownership guidelines.

Stock Trading Restrictions

Directors and executive officers may only purchase and sell Sysco common stock and exercise stock options pursuant to a 10b5-1 trading plan adopted during an approved quarterly trading window, subject to limited exceptions, including “net exercises” of stock options that do not involve an open market sale of shares and hardship exemptions. Quarterly trading windows generally open two business days after Sysco issues its quarterly earnings release and typically close around seven weeks after the opening of the window.

The adoption of a 10b5-1 trading plan or other transaction in Sysco stock by such directors and executive officers must be pre-approved by a committee that includes the Chairman of the Board, the Chair of the Corporate Governance and Nominating Committee, the Chief Executive Officer and the Company’s chief legal officer, following their review of the amount and timing of the proposed transaction and their confirmation that the individual in question does not possess any material inside information about the Company. Trades under a 10b5-1 trading plan may not commence until 30 days after adoption of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors and any persons holding more than ten percent (10%) of our common stock are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of initial ownership of our common stock and changes in ownership of such common stock. To our knowledge, no person beneficially owns more than 10% of our common stock. Copies of the Section 16 reports filed by our directors and executive officers are required to be furnished to us. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2017, all of our executive officers and directors complied with the Section 16(a) requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding equity compensation plans as of July 1, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	21,068,376	$39.16	40,761,396	(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	21,068,376	$39.16	40,761,396	(1)

(1)	Includes 32,457,613 shares issuable pursuant to our 2013 Long-Term Incentive Plan, of which 12,611,851 shares are eligible to be granted as full value awards; 0 shares issuable pursuant to our 2009 Non-Employee Directors Stock Plan; and 8,303,783 shares issuable pursuant to our Employee Stock Purchase Plan as of July 1, 2017. The amount does not reflect the issuance of 280,673 shares in July 2017 pursuant to the completion of the quarterly purchase under our Employee Stock Purchase Plan.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview of our philosophy and objectives of our executive compensation program and describe the material components of our executive compensation program for our fiscal 2017 named executive officers, or “NEOs,” whose compensation is set forth in the 2017 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	William J. DeLaney, our Chief Executive Officer;

•	Thomas L. Bené, our President and Chief Operating Officer;

•	Joel T. Grade, our Executive Vice President and Chief Financial Officer;

•	Russell T. Libby, our Executive Vice President, Administration and Corporate Secretary; and

•	Wayne R. Shurts, our Executive Vice President and Chief Technology Officer.

In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrives at compensation policies and decisions involving the NEOs.

Executive Summary

Sysco is the global leader in selling, marketing and distributing food products, equipment and supplies to the foodservice industry. As such, our long-term success depends on our ability to attract, engage, incentivize and retain highly talented individuals who are committed to Sysco’s vision and strategy. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of Sysco’s overall annual and long-term performance and business strategies.

Other objectives include aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with Sysco over the course of their careers. We believe that Sysco’s compensation strategies have been effective in attracting executive talent and promoting performance and retention. We also believe that the amount of compensation for each NEO reflects his extensive management experience, high performance and exceptional service to Sysco and our stockholders.

Business Highlights

For more detail please see our Annual Report on Form 10-K (“Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”). Our discussion below of our results includes certain non-GAAP financial measures that we believe provide important perspective with respect to underlying business trends. Other than free cash flow, any non-GAAP financial measures will be denoted as adjusted measures and exclude the impact from restructuring costs consisting of (1) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our then-existing system and incurred costs to convert to a modernized version of our established platform, (2) professional fees related to our three-year strategic plan, (3) restructuring expenses within our Brakes Group operations, and (4) severance charges related to restructuring. Our results of operations are also impacted by the following acquisition-related items: (1) intangible amortization expense, (2) transaction costs, and (3) integration costs. All acquisition-related costs in fiscal 2017 that have been excluded relate to the Brakes Group acquisition (the “Brakes Acquisition”). Sysco’s results of operations are also impacted by multiemployer pension (MEPP) withdrawal charges. Fiscal 2016 acquisition-related costs, however, include (i) Brakes Acquisition related costs, (ii) termination costs in connection with the merger that had been proposed with US Foods, Inc. (US Foods) and (iii) financing costs related to the senior notes that were issued in fiscal 2015 to fund the proposed US Foods merger. These senior notes were redeemed in the first quarter of fiscal 2016, triggering a redemption loss of $86.5 million, and we incurred interest on these notes through the redemption date. The Brakes Acquisition also resulted in non-recurring tax expense in fiscal 2017, primarily from non-deductible transaction costs. Additionally, our results of operations were impacted by multiemployer pension plan withdrawal costs in fiscal 2017. These fiscal 2017 and fiscal 2016 items are collectively referred to as “Certain Items,” and they have been excluded from our non-GAAP financial measures. With respect to the adjusted return on invested capital targets, our invested capital is adjusted for the accumulation of debt incurred for the Brakes Acquisition that would not have been borrowed absent this acquisition.

Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 52-week year ending July 1, 2017 for fiscal 2017, a 53-week year ending July 2, 2016 for fiscal 2016, and a 52-week year ending June 27, 2015 for fiscal 2015. Because fiscal 2017 contained one fewer week as compared to fiscal 2016, our Consolidated Results of Operations for fiscal 2017 are not directly comparable to the prior year. Management believes that adjusting the fiscal 2016 Consolidated Results of Operations for the estimated impact of the additional week provides more comparable financial results on a year-over-year basis. Certain of Sysco’s results of operations and related metrics contained in this Proxy Statement will be disclosed on both a 52-week and 53-week basis for fiscal 2017 as compared to fiscal 2016. This is calculated by deducting one-fourteenth of the total metric for the fourth quarter of fiscal 2016.

More information on the rationale for the use of these measures can be found in our Form 10-K on pages 32-43 and reconciliations to GAAP numbers can be found in Annex I - Non-GAAP Reconciliations.

The general foodservice market environment since the beginning of fiscal 2017 has reflected a modestly growing U.S. economy, disparate regional economic conditions in Canada, and mixed economic backdrops in the U.K., Ireland, France and Sweden. While we continue to transition some large contract customers in our U.S. Foodservice Operations, our case growth with local customers in that business segment improved during the second half of the year. Favorable consumer confidence throughout much of the U.S. contributed to restaurant check size increases, even though

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year-over-year traffic trends were unfavorable in certain customer segments. Throughout fiscal 2017, we provided our customers with excellent service, delivered case growth through a focus on local customers, improved our gross profit dollars and effectively managed overall expenses. These are all important steps towards achieving our three-year plan financial objectives. We also completed the Brakes Acquisition, which added positively to our results.

Comparison of results from fiscal 2017 to fiscal 2016:

•	Sales increased 9.9%, or $5.0 billion, to $55.4 billion; adjusted sales, on a comparable 52-week basis and excluding Brakes, increased 1.6%;

•	Operating income increased 11.0%, or $202.7 million, to $2.1 billion; adjusted operating income increased 17.1%, or $343 million, to $2.4 billion; adjusted operating income, on a comparable 52-week basis and excluding Brakes, increased 12.4%;

•	Net earnings increased 20.3%, or $192.9 million, to $1.1 billion; adjusted net earnings increased 11.9%, or $145 million, to $1.4 billion; adjusted net earnings, on a comparable 52-week basis and excluding Brakes, increased 8.0%;

•	Basic earnings per share increased 26.5%, or $0.44, to $2.10 from the comparable prior year amount of $1.66 per share; and

•	Diluted earnings per share increased 26.8%, or $0.44, to $2.08 from the comparable prior year amount of $1.64 per share; adjusted diluted earnings per share were $2.48 in fiscal 2017, an 18.1% increase from the comparable prior year amount of $2.10 per share and a 20.4% increase on a comparable 52-week basis; adjusted diluted earnings per share, on a comparable 52-week basis and excluding Brakes, were $2.34 in fiscal 2017, a 13.6% increase.

*	See Annex I - “Non-GAAP Reconciliations” for an explanation of these non-GAAP financial measures.

Say on Pay – Stockholder Feedback

At last year’s Annual Meeting, 94.6% of the stockholders who cast a vote for or against the Company’s “Say on Pay” proposal voted in favor of the proposal. Further, during the past year, we have continued to engage in dialogue with some of our largest stockholders to solicit their feedback and gather information on their views and opinions on various operations and governance issues, including executive compensation practices. Due to the results of the fiscal 2016 “Say on Pay” advisory vote, the Company did not take any actions specifically in response to such vote, but the Committee determined to continue the emphasis on performance-based compensation for fiscal 2018. The Committee carefully considers feedback from our stockholders regarding our executive compensation program. In addition to the annual “Say on Pay” advisory vote on NEO compensation and the Company’s stockholder engagement efforts, stockholders are invited to express their views to the Committee as described under the heading “Corporate Governance–Communicating with the Board.”

Our Practices

Below we highlight certain executive compensation practices applicable to our NEOs that we have implemented to drive performance, as well as practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

What We Do

•	Pay for Performance – We link pay to Sysco and individual performance. We retrospectively review the pay and performance relationship of our executive pay on an annual basis. By aligning annual and long-term incentive opportunities with Sysco’s annual operating plan and three-year strategic plan, compensation is tightly aligned with stockholder interests.

•	Value Stockholders’ Input – We regularly communicate with several of our larger stockholders and consider their input when designing and implementing compensation programs.

•	Mitigate Undue Risk – We mitigate undue risk associated with compensation, including utilizing a mix of elements, caps on potential payments, clawback provisions, multiple performance targets and robust Board and management processes to identify risk. We also utilize post-employment covenants designed to protect competitive information of Sysco. We do not believe any of Sysco’s compensation programs creates risks that are reasonably likely to have a material adverse impact on Sysco, which we validate through our compensation risk analysis each year.

•	Align Target Compensation with Our Peers – We position the target total direct compensation levels for our NEOs within a tight range of the median for our peers, using a combination of lower fixed pay and an emphasis on pay for performance.

•	Independent Compensation Consulting Firm – The Committee seeks counsel from an independent compensation consulting firm that does not provide any other services to Sysco.

•	Executive Compensation Clawback Policy – The Committee has the authority to recoup compensation if there is (i) a restatement of our financial results, other than a restatement due to a change in accounting policy, within 36 months of the payment of the award and (ii) the restatement would result in the payment of a reduced award if the award were recalculated.

•	Reasonable Change in Control Provisions for Equity Awards – We believe we have reasonable change in control provisions that generally apply to executive officers in the same manner as the applicable broader employee population, including use of double-trigger vesting for stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”) awarded since November 2013. We do not provide for separate cash severance payments if an executive is terminated following a change in control.

•	Significant Stock Ownership Guidelines – We have adopted stringent stock ownership guidelines for our directors and senior officers, including a stock holding requirement. We review and adjust these guidelines when appropriate.

•	Modest Perquisites – We provide only modest perquisites that have a sound benefit to Sysco’s business. We do not allow personal use of private aircraft provided by Sysco for business purposes or other egregious perquisites.

•	Regular Review of Share Utilization – We evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

•	Limited Trading Windows – We require our directors and executive officers to conduct all transactions in Sysco common stock through pre-approved 10b5-1 trading plans established during open trading windows and subject to a 30-day waiting period before trades may commence. Further information about our trading restrictions is available under “Stock Ownership – Stock Trading Restrictions” above.

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What We Don’t Do

•	No employment contracts or guaranteed severance for our NEOs.

•	No stock option reloading.

•	No repricing of underwater stock options.

•	No tax gross-ups for financial planning or loss on sale of home in connection with a relocation.

•	No separate change in control agreements.

•	No excise tax gross-ups upon a change in control.

•	No hedging – Our insider trading policy prohibits executive officers and directors from using strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential decrease in the market value of Sysco common stock.

How Pay is Tied to Performance

Sysco’s executive compensation program directly links the great majority of executive compensation opportunity to Sysco’s financial performance through annual and long-term incentives. The Target Compensation Mix charts below describe each of the non-retirement compensation elements for the CEO and the other NEOs for fiscal 2017 as a percent of total target direct compensation:

TARGET COMPENSATION MIX - FY 2017
(consisting of base, annual incentive award & long-term incentives)

The Committee has not historically used an exact formula for allocating between fixed and variable, cash and non-cash, or short-term and long-term compensation, allowing it to incorporate flexibility into our annual and long-term compensation programs and adjust for the evolving business environment. The Target Compensation Mix charts above include base salary with respect to fiscal 2017 and award opportunities related to annual and long-term incentive compensation, granted in fiscal 2017 and valued at target levels, and do not include (i) any amounts paid with respect to prior years’ incentive award grants or (ii) the value of any retirement benefits.

The value of Sysco’s stock options, PSUs and RSUs is directly linked to Sysco’s stock performance. The value of Sysco’s CPUs awarded in fiscal 2015 was determined based on Sysco’s relative shareholder return over the three-year performance period ending in fiscal 2017. How we derive the values of the components of Sysco’s long-term incentives is discussed under “— How Executive Pay is Established” below. Including the annual incentive award, payment of which is largely dependent on Sysco’s financial performance, these four performance-linked components constituted approximately 89% and 82%, respectively, of the total target direct compensation of our CEO and our other four NEOs (on average).

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Recent Highlights of Our Executive Compensation Program

Sysco is committed to providing and maintaining a competitive executive compensation program. In addition, we continue to address ways in which our pay can be appropriately linked to Company performance, and we made some changes to fiscal 2017 incentives to maintain this tight alignment. Highlights of Sysco’s executive compensation programs, as approved by the Committee, include the following:

Fiscal 2017 Design Highlights:

Component:	Key Design Features:	Objectives:
Annual Incentive Award	Aligned performance goal setting and financial objectives with the fiscal 2017 annual operating plan and the three-year strategic plan by retaining adjusted operating income versus plan as the primary measure. Also, introduced a broadline case growth metric in substitution for total sales growth in order to separate the influence of certain external factors (e.g., currency exchange rates and inflation/deflation) in assessing performance.

•  Ensure that the goals reflect market conditions, operating expectations and other relevant factors as reflected in Sysco’s annual operating plan and three-year strategic plan.

•  Broadline case growth is a critical top-line performance measure that can be measured consistently, without variation based on external factors such as currency exchange rates and inflation or deflation.

•  Reinforce accountability for achievement of annual operating plan goals.

Annual Incentive Award – NEO Individual Objectives	Retained individualized strategic bonus objectives (“SBOs”) relevant to each leader’s role. SBOs were modified to focus on critical strategic objectives.	• SBOs provide additional focus on critical strategic objectives that support both financial and non-financial goals. Individualized SBOs are closely tailored to each participant’s line-of-sight influence.
Long-Term Incentives	Introduced performance share units (“PSUs”) for senior leadership, further enhancing the linkage between Sysco performance and individual compensation. PSUs represent 60% of the long-term incentive opportunity granted to NEOs in fiscal 2017. Performance metrics are based on the Company’s (i) earnings per share compound annual growth rate during the three-year performance period and (ii) average annual return on invested capital over such performance period, each as compared to the Company’s pre-established performance targets. Beginning in fiscal 2017, restricted stock units (“RSUs”) and cash performance units (“CPUs”) are no longer included as a part of senior executives’ annual LTI grants.

•  Further strengthen the link between performance and compensation, with a larger percentage of the compensation opportunity for each senior executive at risk and directly linked to achievement of key company goals.

•  The use of PSUs instead of cash-based CPUs and RSUs is more common among Sysco’s peers. The removal of the RSU component eliminates a time-based award from the Company’s ongoing annual LTI grant practices and the shift from cash-based CPUs to share-based PSUs enhances alignment with stockholders.

	Maintained market competitiveness for key leaders by reducing pro-rata vesting of stock options from a five-year period to a three-year period. Stock options continued to represent 40% of the long-term incentive opportunity granted to NEOs in fiscal 2017.	• Maintain market competitiveness and an appropriate balance between long-term and short-term orientation to the business, with a continued strong focus on pay for performance.

Fiscal 2018 Design Highlights:

Component:	Key Design Features:	Objectives:
Annual Incentive Award	Generally maintained 2017 structure and aligned performance goal setting and core financial objectives with Sysco’s fiscal 2018 annual operating plan.	• Ensure the goals, operating expectations and other key performance criteria are reflective of Sysco’s annual operating plan.
Annual Incentive Award – NEO Individual Objectives	SBOs were modified to focus on near-term strategic objectives over which the recipient of the opportunity has direct responsibility.	• Promote individual accountability for performance in achieving key financial and non-financial goals.
Long-Term Incentives

Continued use of PSUs and Options as part of senior executives’ annual LTI grants. PSUs continue to represent 60% of the LTI opportunity for senior executives, with stock options representing the remaining 40% of the LTI opportunity.

For the PSUs, 2/3rds of the opportunity is based on earnings per share compound annual growth rate during the three-year performance period, with the remaining 1/3rd based on average annual return on invested capital over such performance period.

• Strengthen alignment between key business objectives and the compensation opportunity for each NEO, including significant compensation at risk, and strike an appropriate balance between long-term strategic financial goals and relative market returns.

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Philosophy of Executive Compensation Program

Our executive compensation plans directly link a substantial portion of annual executive compensation to Sysco’s performance. These plans are designed to deliver highly competitive compensation for superior company performance. Likewise, when company performance falls short of expectations, these variable incentive programs deliver lower levels of compensation. However, the Committee tries to balance pay-for-performance objectives with retention considerations, so that, even during temporary downturns in the economy and the foodservice industry, the programs continue to ensure that qualified, successful, performance-driven employees stay committed to increasing Sysco’s long-term value. Furthermore, to attract and retain highly skilled management, our compensation program must remain competitive with those of comparable employers who compete with us for talent.

Core Principles

We use the following key principles as the cornerstone of Sysco’s executive compensation philosophy to attract, develop and retain business leaders to drive financial and strategic growth and build long-term stockholder value:

•	Pay for Performance: Provide base salaries that reflect each NEO’s background, experience and performance, combined with variable incentive compensation that rewards executives at higher levels than at peer companies when superior performance is achieved, while subpar performance results in compensation that is below that of peer companies;

•	Competitiveness and Retention: Provide a competitive pay opportunity that attracts and retains the highest quality professionals;

•	Accountability for Short- and Long-Term Performance: Strike an appropriate balance between achieving both short-term and long-term interests of the business through short-term and long-term compensation; and

•	Alignment with Stockholders’ Interests: Link the interests of our executive officers with those of our stockholders through significant at risk, equity-based compensation.

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Components and Objectives of Executive Compensation Program

The Committee has built the executive compensation program upon a framework that includes the following components and objectives, each of which is described in greater detail later in this Compensation Discussion and Analysis. The Committee routinely reviews each component of the executive compensation program to see how it affects target total pay levels and generally targets total direct compensation at or above the median of the target total pay ranges for similar executive positions among companies in our peer group.

	Component	Description	Objective of Element
Annual Compensation	Base Salary	The Committee generally sets base salaries at or below market competitive levels to attract and retain talented executives, to provide a fixed, competitive base of cash compensation and to provide enhanced weighting to the incentive-based components of the overall pay program. The Committee then may adjust the base salaries based on a number of factors, which may include merit increases, the executive’s unique job responsibilities, management experience, individual contributions, number of years in his or her position and market position of current salary, as described under “What We Paid and Why” below.

•  Create a competitive pay mix with an appropriate balance between fixed and variable and short- and long-term pay components.

•  Generally targeted at or below the median of the salary ranges for similar executive positions among companies in our peer group.

	Annual Incentive Award	The annual incentive award is designed to offer opportunities for cash compensation tied directly to company performance. We pay the annual incentive award in cash in the first quarter of the fiscal year for performance in the prior fiscal year. Payment of the annual incentive award is based on satisfaction of performance criteria that the Committee believes ultimately create stockholder value. The threshold requirements for payment of each component of the annual incentive award in fiscal 2017 were Sysco’s achieving at least $2.13 billion in adjusted operating income and at least a 2% increase in adjusted gross profit dollars. If threshold level of adjusted gross profit dollar performance was achieved, the amount payable could be increased if broadline case growth was at least a 1.5% increase over the prior fiscal year. In addition, for fiscal 2017, 25% of the annual incentive opportunity for each of the NEOs was based on his performance with respect to his SBOs.

•  Pay annual cash incentive bonuses based on Sysco performance on key metrics that support the company’s annual operating plan and three-year strategic plan.

•  Promote pay for performance in a competitive way.

•  Generally targeted at or above the median annual incentive ranges among companies in our peer group based upon achieving specified performance goals.

Long-Term Incentives	Performance Share Units (“PSUs”)	Beginning in fiscal 2017, each NEO has had an opportunity to earn shares of Sysco common stock and dividend equivalents based on Sysco’s performance over a three-year period. The compensation opportunity under the PSUs for the performance period commencing in fiscal 2017 is based on the Company’s (i) adjusted earnings per share compound annual growth rate and (ii) average adjusted ROIC over such performance period, each as compared to the Company’s pre-established performance targets. See “– Long-Term Incentives – Detailed Information – Stock Options and Performance Share Units” below for a description of the PSU program.	• Strengthen alignment with stockholders. • Strong performance and compensation alignment by increasing performance based contingencies for payment.
	Stock Options	For fiscal 2017, 40% of the target long-term incentive opportunity was in the form of stock options that vest one-third per year beginning one year from the grant date, which awards were calculated using a Black-Scholes valuation model.	• Closely align the executives’ interests with those of our stockholders, as realized value based on post-grant share price appreciation.
	Cash Performance Units (“CPUs”)	Under the final award of CPUs preceding the transition to PSUs, which were granted in fiscal 2016, each NEO has an opportunity to earn incentive payments based on Sysco’s average return on invested capital (“ROIC”) over a three-year performance period, subject to adjustment based on the Company’s total shareholder return for the period relative to the S&P 500. CPU payments in fiscal 2017 were made with respect to the CPUs issued in fiscal 2015 under the prior CPU program. See “Executive Compensation – Long-Term Incentive Awards” below for a description of the fiscal 2015 and fiscal 2016 CPUs.

•  Incentivize executive officers to achieve specified longer-term goals over three-year performance periods.

•  Align pay with the creation of stockholder value, as compared to the S&P 500 companies over the applicable performance period.

	Restricted Stock Units (“RSUs”)	Last granted in fiscal 2016, RSUs awarded to NEOs vest one-third per year beginning one year from the date of grant. Dividend equivalents are paid in cash, if and when the underlying RSUs vest. See “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” below for a description of outstanding RSU grants.	• Focus executives on multi-year activities that increase stockholder value. • Foster retention through time vesting requirements.
Retirement, other Benefit Programs and Perquisites	Non-Qualified Retirement Benefits and Deferred Compensation Plan	The Management Savings Plan (the “MSP”) is a non-qualified, deferred compensation plan. The MSP allows participants to defer current cash compensation and employer contributions, plus applicable earnings, for payment on specified dates or upon certain specified events.

•  Support executive performance and retention through vesting requirement and forfeiture provisions applicable to company contributions.

•  Complement the Sysco 401(k) Plan to serve as the primary retirement savings vehicles for executives.

•  Provides a market competitive retirement savings opportunity for executives.

	Other Benefits and Perquisites	Executive officers, including the NEOs, are eligible to participate in the same benefit programs that are offered to other salaried employees. Limited perquisites are provided to executives, including payment of life and accidental death and dismemberment insurance coverage, long-term care insurance coverage, reimbursement of costs for annual medical exams, payment of long-term disability coverage, payment of fees related to the preparation of foreign tax returns where warranted due to company business, and certain expenses related to spousal travel in connection with business events. See “— Executive Perquisites & Other Benefits – Detailed Information” below.	• Provide limited market competitive benefits to protect employees’ and their covered dependents’ health and welfare. • Facilitate strong performance on the job and enhance productivity.

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How Executive Pay is Established

The Committee, in consultation with management and the Committee’s independent compensation consultant, continues to focus on ensuring that our executive compensation programs reinforce our pay for performance philosophy and enhance stockholder value. During the first portion of fiscal 2017 the Committee utilized Exequity LLP, referred to herein as “Exequity,” as its independent compensation consultant. Beginning in November 2016, Semler Brossy Consulting Group LLC, referred to herein as “Semler Brossy,” succeeded Exequity as the independent compensation consultant to the Committee. For a portion of fiscal 2017, both Exequity and Semler Brossy assisted the Committee in annual benchmarking of executive compensation at Sysco. After reviewing competitive studies provided by its independent compensation consultants, the Committee determined that each NEO’s then current target compensation provided the executive with an appropriate compensation opportunity. The Committee later determined, based on the Company’s fiscal 2017 performance, that each NEO’s total fiscal 2017 compensation was generally appropriate in light of overall Company performance and the NEO’s personal performance.

In developing our pay for performance policies, the Committee generally benchmarks elements of pay against a comparison peer group, as discussed below. However, the Committee has not historically used an exact formula for allocating between fixed and variable, cash and non-cash, or short-term and long-term compensation, allowing it to incorporate flexibility into our annual and long-term compensation programs and adjust for the evolving business environment.

Committee Oversight

The Committee, which is comprised entirely of independent directors, is responsible for overseeing Sysco’s executive compensation program. The Committee determines and approves all compensation of the CEO and Sysco’s other senior officers, including the NEOs. Although the Committee meets jointly with the Corporate Governance and Nominating Committee to discuss both the CEO’s personal goals and his performance in achieving such goals in each fiscal year, the Committee is solely responsible for approving all compensation awards and payment levels. The Committee develops and oversees programs designed to compensate our corporate officers, including the NEOs, as well as the presidents and executive vice presidents of our operating companies. The Committee is also authorized to approve all grants of PSUs, stock options, restricted stock, restricted stock units, cash and other awards to NEOs under our stockholder approved long-term incentive plan for Sysco employees. Further information regarding the Committee’s responsibilities is found under “Corporate Governance –Board Meetings and Committees” and in the Committee’s Charter, available on the Sysco website at www.sysco.com under “Investors — Corporate Governance – Board of Directors & Committee Composition.”

The Committee has several resources and analytical tools it considers in making decisions related to executive compensation. The table that follows discusses the key tools the Committee uses.

Committee Resources
Independent Committee Consultants

On a combined basis, Semler Brossy and Exequity attended four Committee meetings during fiscal 2017.
Semler Brossy and Exequity advised on compensation matters, including peer group composition, annual and long-term incentive plan designs, special compensation issues related to acquisitions, and market data on CEO and other NEO compensation. Semler Brossy and Exequity prepared compensation studies for the NEOs:

•  Research reports providing information regarding annual and long-term incentive practices among peer companies and other publicly-traded employers.

•  For all executive compensation decisions made for fiscal 2017, the Committee consulted Exequity, and for all executive compensation decisions made for fiscal 2018, including base salary determinations for fiscal 2018, fiscal 2018 annual and long-term incentive awards, the Committee consulted with Semler Brossy. The independent compensation consultants prepared executive compensation studies for the Committee, in May 2016 and May 2017, which included benchmarking of base salary and estimation of total cash compensation and total direct compensation, inclusive of long-term incentive opportunities for each of the NEOs.

For purposes of the reports listed above, with respect to the NEOs:

•  “Target total cash compensation” was defined as base salary plus target annual incentive opportunity of 150% for Mr. DeLaney, 125% for Mr. Bené, and 100% for Messrs. Grade, Libby and Shurts;

•  “Target total direct compensation” was defined as target total cash compensation plus the value of stock options and PSUs expected to be granted with respect to the year in question; stock options are valued using a Black-Scholes calculation and PSUs are each valued at the average closing fair market value of Sysco stock of the ten trading days immediately preceding the date of grant;

•  “Actual realizable pay” was defined as actual salary and annual incentive earned, plus the value of stock options exercised, the value of RSUs and PSUs that vested, the change in intrinsic value of unexercised stock options and unvested RSUs and PSUs (assuming target performance), as well as the value of all cash earned and vested under the CPU program; and

•  “Actual amounts” are calculated similarly to the target amounts, but use an estimated year-end annual incentive payment and the actual amounts paid for all components other than the annual incentive payment.

The Committee has determined Semler Brossy and Exequity to be independent from the Company and that no conflicts of interest exist related to either firm’s services provided to the Committee. Other than with respect to Semler Brossy and Exequity’s respective roles in advising the Committee and the Corporate Governance and Nominating Committee with respect to non-employee director compensation, the firms did not perform any services for Sysco. Semler Brossy is, and Exequity was, an independent consultant with responsibility for reporting directly and exclusively to the Committee. Additionally, Semler Brossy and Exequity each have policies and procedures in place to prevent conflicts of interest. The fees received by Semler Brossy and Exequity during fiscal 2017 related to Sysco represented less than 5% of each firm’s respective revenues for the 12-month period.

Neither Semler Brossy nor Exequity, nor any adviser of either firm, had a business or personal relationship with any member of the Committee or any executive officer of Sysco during the period of fiscal 2017 in which services were provided to the Committee. No Semler Brossy or Exequity adviser directly owned, during the period of fiscal 2017 in which services were provided to the Committee, any Sysco common stock.

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Committee Resources
Sysco’s Human Resources Department

Sysco’s Executive Vice President, Human Resources and the Human Resources Department (“HR”) provide additional analysis and guidance as requested by the Committee related to NEO compensation, including the following:

•  Assisting the CEO in making preliminary recommendations of base salary structure, annual and long-term incentive program design and target award levels for the NEOs and other employees eligible to receive annual incentive awards.

•  Providing scenario planning - HR provides the Committee with anticipated payment levels throughout the year based on the Company’s projections relative to the performance measures.

•  Providing comparison data on the internal equity of the compensation awarded within the Sysco organization.

CEO	For other NEOs, the CEO makes individual recommendations to the Committee on base salary and annual and long-term incentive goals and award opportunities. The CEO also provides initial recommendations for annual incentive award performance targets and individual SBOs for the Committee to consider. The Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations. The CEO’s recommendations with respect to fiscal 2017 compensation and fiscal 2018 compensation to date were accepted by the Committee. No member of management, including the CEO, has a role in determining his or her own compensation.

Role of CEO and/or Other Executive Officers in Determining NEO Compensation

As described in the table above, our CEO, Mr. DeLaney, provides recommendations to the Committee for each element of compensation for each of the NEOs other than himself. In forming his recommendations, he is advised by HR as described above. HR assesses the design of, and makes recommendations related to, Sysco’s compensation and benefit programs. Mr. DeLaney also consults with other senior officers of the Company for recommendations related to the appropriate financial and non-financial performance measures used in our incentive programs. In developing recommendations for the Committee, Mr. DeLaney and HR consult benchmarking analyses and other market data from the Committee’s independent compensation consultant and other advisors as described elsewhere in this proxy statement, and follow the philosophy and pursue the objectives described above under “–Philosophy of Executive Compensation Program.”

The Committee, with input from its independent compensation consultant, determines each element of compensation for the CEO, which includes Mr. DeLaney and, with regard to his compensation as President and CEO beginning January 1, 2018, Mr. Bené. With input from its independent compensation consultant, HR and the CEO, the Committee determines each element of compensation for the other NEOs. The Committee is under no obligation to utilize these recommendations. Executive officers and others may also participate in discussions with the Committee when invited to do so.

Use of Peer Group and Survey Data

Sysco is the largest foodservice distributor in North America, and most of the other companies in the foodservice industry are significantly smaller, with nearly all of such companies also being privately-held. We believe that these smaller businesses would not create a satisfactory comparison group due to the greater skill levels and abilities required to manage a public company of Sysco’s size and complexity. Absent a robust industry peer group, the Committee concluded that the most comparable companies with respect to executive pay are companies whose business size and complexity are similar to ours and with which we compete for top executive talent. However, due to the lack of directly comparable publicly traded companies, the peer group developed for the executive compensation analysis for our NEOs is not the same peer group that is used in the stock performance graph included in our annual report to stockholders. The Committee continually evaluates the compensation analysis peer group for appropriateness and last made changes in February 2013.

The companies in the peer group for executive pay and performance benchmarking for decisions made during fiscal 2017 and so far in fiscal 2018 are the following, which we refer to as our “peer group” or “peer companies” throughout this proxy statement:

• AmerisourceBergen Corporation	• FedEx Corp.	• Lowe’s Cos. Inc.	• United Parcel Service Inc.
• Best Buy Company, Inc.	• Home Depot Inc. (The)	• Staples, Inc.	• Walgreen Boots Alliance, Inc.
• ConAgra Foods Inc.	• Kraft Heinz Company (The)	• Target Corp.	• YUM! Brands Inc.
• Costco Wholesale Corp.	• McDonald’s Corp.

In order to demonstrate the appropriateness of the peer group selected for benchmarking NEO compensation in connection with the Committee’s executive compensation determinations for fiscal 2017, Exequity included in its May 2016 executive compensation study a comparison of Sysco’s estimated revenues and market capitalization to the median of the peer companies, which is set forth below:

Exequity May 2016 Report

	Revenue Level	Market Capitalization
Peer Group:	$52.9 billion as of most recent fiscal year end prior to May 2016	$55.9 billion as of December 31, 2015
Sysco:	$55 billion[1] (estimated by Exequity for fiscal 2016)	$23.1 billion as of December 31, 2015

(1)	Estimated revenue for Sysco assumes consummation of the Brakes Group acquisition during fiscal 2016.

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For purposes of the Committee’s executive compensation decisions for fiscal 2018, Semler Brossy similarly included in its May 2017 executive compensation study the following comparison of Sysco’s estimated revenues and market capitalization to the median of the peer companies:

Semler Brossy May 2017 Report

	Revenue Level	Market Capitalization
Peer Group:	$59.0 billion as of most recent fiscal year end prior to May 2017	$57.5 billion as of December 31, 2016
Sysco:	$53.1 billion (estimated by Semler Brossy for fiscal 2017)	$30.3 billion as of December 31, 2016

Peer group compensation data is limited to information that is publicly reported and, to the extent it deems appropriate, the Committee uses it to benchmark the major components of compensation for our NEOs.

Exequity conducted an independent compensation study in May 2016 that compared Sysco’s actual pay (based on projected 2016 annual incentive payments) and projected financial performance for the applicable period to that of the peer companies. This study was used to benchmark target pay levels and identify prevailing performance criteria. The analysis compared the Company’s position to market benchmarks in terms of base pay, target annual bonus opportunity and long-term incentives. In addition to benchmarking the composition of the incentive opportunities, the Committee also validated Sysco’s target pay and performance alignment using total shareholder return (computed as of December 31, 2016) for one-year and three-year performance measures.

In May 2017, Semler Brossy prepared an updated report comparing the Company’s fiscal 2017 total targeted compensation (i.e., base salary, target annual incentive and LTI grant value) for the NEOs to the peer group pay levels. Based on the findings from this report, the Committee confirmed that the total targeted compensation for (1) Mr. DeLaney was between the median and the 75th percentile, (2) each of Messrs. Bené, Libby and Shurts was between the 25th percentile and the median and (3) Mr. Grade was below the 25th percentile.

In addition, the Committee further reviewed in May 2017 the relationship between actual realizable pay for the NEOs and the Company’s total shareholder return for the one-year and three-year periods and found that actual compensation earned for both periods continued to be closely aligned with the Company’s relative total shareholder return versus its peers.

What We Paid and Why – Compensation for NEOs

Base Salary – Detailed Information

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. The table below shows the annualized salaries of each NEO at the beginning of fiscal 2016, 2017 and 2018, with the effective dates as noted below:

Named Executive Officer	FY2016 Base Salary(1)	FY2017 Base Salary(2)	FY2018 Base Salary(3)
William J. DeLaney	$ 1,250,000	$ 1,250,000	$ 1,250,000
Thomas L. Bené	750,000	800,000	900,000
Joel T. Grade	625,000	625,000	675,000
Russell T. Libby	600,000	600,000	612,000
Wayne R. Shurts	625,000	625,000	637,500
(1)	The Committee approved these base salaries effective as of September 1, 2015. The base salary increase for Mr. Libby reflected the increased areas of responsibility in connection with his promotion to Executive Vice President, Administration and Corporate Secretary. Mr. Bené’s base salary was adjusted from $750,000 to $800,000, effective as of January 1, 2016, in connection with his promotion to President and Chief Operating Officer. See “Executive Compensation – CEO Succession Compensation Arrangements – Compensation Adjustments for Mr. Bené” for further discussion.
(2)	The Committee approved these base salaries effective as of September 4, 2016.
(3)	The Committee approved these base salaries effective as of August 27, 2017. As of the date of this proxy statement, Mr. Bené’s annualized base salary is $900,000, as reported in the table, through December 31, 2017. In connection with his appointment as President and CEO, effective January 1, 2018, Mr. Bené’s annualized base salary will be increased to $1.1 million. See “Executive Compensation – CEO Succession Compensation Arrangements – Compensation Adjustments for Mr. Bené” for further discussion.

Base Salary – Analysis

Fiscal 2017 Base Salary

For fiscal 2017 base salary determinations, the CEO recommended to the Committee that the base salaries of the NEOs be maintained at the fiscal 2016 levels based on the Company’s administrative cost management efforts and the Exequity May 2016 compensation study indicating that current compensation levels for the NEOs were consistent with the Committee’s executive compensation philosophy. In light of this recommendation, and following a review of each current NEO’s job responsibilities, management experience, individual contributions, tenure and then-current salary, as well as the Exequity May 2016 executive compensation study and relevant benchmarking data, the Committee determined that the base salaries of the current NEOs would not be adjusted for fiscal 2017. As a result, based on the Exequity May 2016 compensation study, the fiscal 2017 base salaries of Messrs. DeLaney and Libby approximated the median of the peer group, the fiscal 2017 base salaries of Messrs. Bené and Shurts were positioned between the 25th and 50th percentile of the peer group and the fiscal 2017 base salary of Mr. Grade approximated the 25th percentile of the peer group.

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Fiscal 2018 Base Salary

For fiscal 2018 base salary determinations, the Committee reviewed, for each NEO, (i) the executive’s job responsibilities, management experience, individual contributions, tenure in his position and then-current salary, (ii) an independent compensation study from May 2017 by Semler Brossy that compared Sysco’s actual pay (based on projected annual incentive payments) and projected fiscal financial performance for the applicable period to that of the peer companies and (iii) with respect to the compensation adjustments for Messrs. DeLaney and Bené in connection with the CEO succession plan, a compensation study prepared by Semler Brossy in July 2017 that benchmarked the proposed compensation levels against the median of the peer group. The Committee determined, as recommended by management, that it was appropriate to grant the salary increases for fiscal 2018 described in the chart above. Following a comprehensive review of Mr. DeLaney’s performance in fiscal 2017 by the Corporate Governance and Nominating Committee and the Committee, and as provided in the Transition and Retirement Agreement with Mr. DeLaney described below under “Executive Compensation – CEO Succession Compensation Arrangements,” the Committee determined that the CEO’s base salary would be maintained at its then current level. Also in connection with the CEO succession plan, the Committee approved a salary adjustment for Mr. Bené of 12.5% for the period from August 27, 2017 through December 31, 2017, reflecting his additional job responsibilities associated with his transition to CEO, followed by an increase to $1.1 million on an annualized basis effective January 1, 2018. The Committee, after considering input from the CEO on each of their individual contributions, approved salary adjustments of 8.0% for Mr. Grade and 2.0% for Messrs. Libby and Shurts. As a result of these changes, based on the Semler Brossy compensation study, the fiscal 2018 base salaries of Messrs. DeLaney and Bené were positioned between the 50th and 75th percentile of the peer group, the fiscal 2018 base salaries of Messrs. Libby and Shurts were positioned between the 25th and 50th percentile of the peer group and the base salary of Mr. Grade was positioned below the 25th percentile of the peer group. Based on the Semler Brossy July 2017 compensation study, Mr. Bené’s annualized base salary effective on January 1, 2018, will approximate the 25th percentile of the peer group.

Annual Incentive Award – Detailed Information

The annual incentive award is designed to offer opportunities for cash compensation tied directly to company performance. In August 2016, the Committee approved, pursuant to authority established by the Sysco Corporation 2013 Long-Term Incentive Plan, the Sysco Corporation Fiscal 2017 Management Incentive Program for MIP Bonus-Eligible Participants (the “2017 MIP”). In July 2017, pursuant to the same stockholder approved authority, the Committee approved the Sysco Corporation Fiscal 2018 Management Incentive Program (MIP) For Corporate MIP Bonus-eligible Positions (the “2018 MIP”).

Under the terms of the 2017 MIP and the 2018 MIP, we pay the annual incentive award in cash in the first quarter of the fiscal year for annual incentives earned for performance in the prior fiscal year.

Annual Incentive Award for Fiscal 2017

Under the 2017 MIP, each participating NEO’s annual incentive opportunity was targeted at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Mr. Bené, and 100% for Messrs. Grade, Libby and Shurts, and the final amount of the payout with respect to the 2017 MIP was based on pre-determined financial performance metrics, as described below:

•	The total annual incentive payment to be earned by each participating NEO under the 2017 MIP was based (1) 50% on the adjusted operating income performance of the Company during fiscal 2017 as compared to projected, target adjusted operating income for the year under the fiscal 2017 annual operating plan (including the Brakes group and the impact of an extra week in fiscal 2016), (2) 25% on the Company’s adjusted gross profit dollar growth (excluding the Brakes Group and the impact of the extra week in fiscal 2016) and North American Broadline (“NABL”) total case growth during fiscal 2017 (excluding the impact of the extra week in fiscal 2016), in each instance as compared to projected, target year over year growth for each metric under the fiscal 2017 annual operating plan, and (3) 25% on the individual participant’s performance with respect to his own SBOs;

•	In measuring the Company’s performance with respect to these financial metrics under the 2017 MIP, the Committee, in its sole discretion, may make equitable adjustments in recognition of unusual or non-recurring events affecting the Company or its financial statements, including adjustments relating to the Company’s withdrawal from a multi-employer pension plan, restructuring charges, foreign exchange rate fluctuations as compared to planned foreign exchange rates and certain other events. For further discussion of performance factor adjustments, see “Executive Compensation – Annual Incentive Awards – 2013 Long-Term Incentive Plan – Performance Factor Adjustments” below.

•	Each of the above components for the annual incentive payment will be calculated and awarded independently, such that one portion of the award may be earned even if the threshold level of performance for other measures is not achieved, consistent with the annual incentive calculations in prior years; and

•	Each metric based on the Company’s financial performance has a possible payout between 0% and 200%, depending on the Company’s actual performance relative to the established targets. The individual SBO portion of the annual incentive payment has a possible payout of between 0% and 150%, depending on actual performance relative to the SBOs.

Fiscal 2017 Financial Performance Targets. The 2017 MIP provided for threshold annual incentive payments upon achieving (1) adjusted operating income of at least $2.13 billion and/or (2) adjusted gross profit dollar growth of at least 2%. The NABL total case growth metric functions as a modifier to the annual incentive opportunity with respect to the adjusted gross profit dollar growth component, resulting in higher payment levels when NABL total case growth is equal to or exceeds 1.5%. See “Executive Compensation – Annual Incentive Awards – Fiscal 2017 MIP Annual Incentive Awards” below for the various levels of financial performance required to reach threshold, target and maximum payments under the 2017 MIP.

Fiscal 2017 Financial Results, Performance Factors and Calculation of Total Award. For purposes of the 2017 MIP, actual results included (1) adjusted operating income of $2.286 billion (between threshold and target performance levels) and (2) adjusted gross profit dollar growth of 4.2% (exceeding target performance level), as modified by NABL total case growth of 0.7% (at the threshold performance level). See Annex I — Non-GAAP Reconciliations for a reconciliation of these adjusted measures to the most directly comparable GAAP measures.

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Based on these results, we calculated weighted performance factors for the Adjusted Operating Income component and the Adjusted Gross Profit Dollar/NABL Total case growth component of the 2017 MIP, as illustrated below under “Executive Compensation – Annual Incentive Awards – Fiscal 2017 MIP Annual Incentive Awards – Calculation of Weighted Financial Performance Factors.”

For a detailed calculation of the total annual incentive award earned by each NEO under the 2017 MIP, see “Executive Compensation – Annual Incentive Awards – Fiscal 2017 MIP Annual Incentive Awards – Calculation of Total Award Earned under 2017 MIP” below.

Executive Compensation Clawback Policy. The fiscal 2017 awards are also subject to clawback provisions that provide that, subject to applicable law, all or a portion of the award paid pursuant to the 2017 MIP may be recovered by Sysco if there is a restatement of our financial results, other than a restatement due to a change in accounting policy, within 36 months of the payment of the award and the restatement would result in the payment of a reduced award if the award was recalculated using the restated financial results. The Committee has the sole discretion to determine the form and timing of the repayment. See “Compensation Discussion and Analysis—Executive Compensation Governance and Other Information—Executive Compensation Clawback Policy and Protective Covenants.”

Annual Incentive Award Potential for Fiscal 2018

In July 2017, the Compensation Committee approved the fiscal 2018 annual incentive award opportunities described below for the eligible NEOs under the 2018 MIP, which was adopted by the Committee pursuant to the 2013 Sysco Corporation Long-Term Incentive Plan:

•	Under the 2018 MIP, each participating NEO’s annual incentive opportunity will be targeted at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Mr. Bené, and 100% for Messrs. Grade, Libby and Shurts. In connection with his promotion, Mr. Bené’s target annual incentive opportunity for fiscal 2018 will be increased from 125% to 150% of his annual base salary, effective for the period from January 1, 2018 through the end of fiscal 2018, resulting in a pro-rated annual incentive award opportunity;

•	The total annual incentive payment to be earned by each participating NEO under the 2018 MIP will be based (i) 50% on the adjusted operating income performance of the Company during fiscal 2018 as compared to projected, target adjusted operating income for the year, (ii) 25% on the Company’s adjusted gross profit dollar growth and US Broadline and Canadian Broadline (“USCABL”) case growth during fiscal 2018 as compared to projected, target year over year growth for each metric and (iii) 25% on the individual participant’s performance with respect to his own SBOs;

•	In measuring the Company’s performance with respect to these financial metrics under the 2018 MIP, the Committee, in its sole discretion, may make equitable adjustments in recognition of unusual or non-recurring events affecting the Company or its financial statements, including adjustments relating to the Company’s withdrawal from a multi-employer pension plan, restructuring charges, foreign exchange rate fluctuations and certain other events. For further discussion of performance factor adjustments, see “Executive Compensation – Annual Incentive Awards –2013 Long-Term Incentive Plan – Performance Factor Adjustments” below;

•	Each of the above components for the annual incentive payment will be calculated and awarded independently, such that one portion of the award may be earned even if the threshold level of performance for other measures is not achieved, consistent with the annual incentive calculations in prior years; and

•	Each metric based on the Company’s financial performance has a possible payout between 0% and 200%, depending on the Company’s actual performance relative to the established targets. The individual SBO portion of the annual incentive payment has a possible payout of between 0% and 150%, depending on actual performance relative to the SBOs.

Limit on Fiscal 2017 and Fiscal 2018 Maximum Annual Incentive Award Payments

The Committee established an annual incentive pool limit for each of fiscal 2017 and fiscal 2018 for the CFO and certain “covered employees” of Sysco, as defined in Section 162(m) of the Internal Revenue Code (the “Code”) to help ensure compliance with the deductibility requirements of Section 162(m) of the Code. Under the 2013 Long-Term Incentive Plan, the maximum dollar amount that may be paid under all cash-based awards granted to any individual for any a fiscal year under the Plan is 1% of the Company’s earnings before income taxes as publicly disclosed in the “Consolidated Results of Operations” section of the Company’s annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended immediately before the date the applicable award is paid.

Participant’s Title	Percent of 2017 Incentive Pool Allocated to Participant	Percent of 2018 Incentive Pool Allocated to Participant
CEO	39%	36%
CFO	14%	13%
NEO 3	21%	27%
NEO 4	13%	12%
NEO 5	13%	12%

The umbrella structure of the incentive pool limit serves only to provide a ceiling on the maximum annual incentive amount that any NEO may receive, and the actual incentive amount paid to each NEO will be determined pursuant to the applicable incentive award program described above.

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Annual Incentive Award – Analysis

Fiscal 2017

The Committee established annual incentive award targets for fiscal 2017 based on the corresponding planned performance for each of those financial measures under Sysco’s fiscal 2017 annual operating plan, aligning the annual incentive compensation for the NEO’s to the achievement of the financial performance contemplated by the Company’s operating plan, as well as by Sysco’s three-year plan established in fiscal 2016. The financial targets under the three-year plan include improving adjusted operating income, and the key strategic levers of the three-year plan include delivering accelerated case growth through a focus on local customers and growing gross profit dollars. The independent compensation consultant at the time the awards were made, Exequity, informed the Committee that this approach reflected sound design practices. In light of the foregoing, Sysco’s executive management team prepared, and the Committee approved, the adjusted operating income, gross profit dollar growth and NABL case growth financial performance targets for the fiscal 2017 annual incentive awards. It was both management’s and the Committee’s intent to create an annual incentive award that was generally targeted at or above the median annual incentive ranges among companies in our peer group upon achieving target performance goals.

The Committee excludes the extraordinary items described below under “Executive Compensation – Annual Incentive Awards – Fiscal 2017 MIP Annual Incentive Awards” because they represent items that generally involve current period costs that management and the Committee believe would not result in benefits until later periods, or vice versa. The Committee believes that the threshold and target levels of performance represented challenging, but reasonably obtainable, Sysco performance, while levels in excess of the target level represented superior and extremely challenging performance.

The Committee also set the target annual incentive award levels for each of the NEOs to ensure that total cash compensation does not significantly exceed the median, unless outstanding performance levels are achieved. The Committee maintained Mr. DeLaney’s target bonus level at 150% because it provided a target total cash compensation opportunity at approximately the median of the peer group. At the Committee’s request, Exequity validated that threshold, target and maximum performance expectations and associated payment levels, which were targeted at or above the median annual incentive ranges among companies in our peer group based upon achieving specified performance goals under the fiscal 2017 program, would result in payments that are positioned appropriately compared to peers.

Based upon Exequity’s May 2016 report and management reports containing Exequity data, target total cash compensation for fiscal 2017 for each of the NEOs compared as follows with respect to the corresponding peer group position: Messrs. DeLaney, Bené and Libby were positioned between the 50th and 75th percentile of the peer group, and Messrs. Grade and Shurts were positioned between the 25th and 50th percentile of the peer group. The Committee further reviewed in May 2016 the relationship between actual realizable pay for the NEOs and the company’s total shareholder return and found that realizable pay positioning versus peers over the three year period of fiscal 2013 to fiscal 2015 was tightly aligned with the Company’s total shareholder return versus its peers.

The Committee believes that individual goals are extremely important in evaluating the CEO’s and other NEOs’ respective performance and that they should, therefore, also have an impact on each of their annual incentive opportunities. SBOs provide additional focus on critical strategic objectives that support both financial and non-financial goals. Under the 2017 MIP, the Committee continued the use of individual SBOs in order to align the NEOs’ objectives with the key components of Sysco’s overall strategy. These individualized SBOs are closely tailored to each NEOs’ line-of-sight influence. The Committee believes that consideration of individual SBOs further promotes the overall executive compensation pay philosophy by strengthening the link between executive pay and individual performance. Each individual’s SBOs for fiscal 2017 were pre-established by the Committee based on the critical components of Sysco’s overall strategy as set out by management and the Board. For each SBO, the Committee reviewed and rated each NEO using the following rating/ associated payment ranges: significantly below target (0%); below target (50% - 85%); on target (90% - 110%); above target (115% - 125%) and significantly above target (130% - 150%).

Following the Committee’s evaluation in July 2017 of each NEO’s performance in fiscal 2017 with respect to these individual SBOs, the Committee determined the applicable SBO Performance Factor for each NEO as described in the following table.

Name	SBOs	Committee’s Review and Determination
DeLaney

1)  Achieve planned earnings per share.

2)  Continue development of senior leadership team, allowing greater opportunity for stategy development, succession planning and developing relationships with key constituents.

3)  Enhance customer digital experience.

Awarded Mr. DeLaney a 2017 MIP annual incentive award equal to 106% of target with respect to the SBO Factor based on the evaluation of Mr. DeLaney’s combined SBO performance.
Bené	1) Achieve planned earnings per share. 2) Achieve planned cost per piece. 3) Enhance customer digital experience.	Awarded Mr. Bené a 2017 MIP annual incentive award equal to 106% of target with respect to the SBO Factor based on the evaluation of Mr. Bené’s performance.
Grade	1) Achieve planned earnings per share. 2) Achieve planned improvements in net working capital. 3) Achieve planned cost per piece.	Awarded Mr. Grade a 2017 MIP annual incentive award equal to 104% of target with respect to the SBO Factor based on the evaluation of Mr. Grade’s performance.
Libby	1) Achieve planned earnings per share. 2) Achieve planned risk management performance related to cost per case. 3) Develop a business development strategy for Europe and the Americas.	Awarded Mr. Libby a 2017 MIP annual incentive award equal to 103% of target with respect to the SBO Factor based on the evaluation of Mr. Libby’s performance.
Shurts	1) Achieve planned earnings per share 2) Enhance customer digital experience. 3) Achieve planned business technology expense plan.	Awarded Mr. Shurts a 2017 MIP annual incentive award equal to 107% of target with respect to the SBO Factor based on the evaluation of Mr. Shurts’ performance.

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Fiscal 2018

In the first quarter of fiscal 2018, the Committee established the annual incentive financial performance targets for fiscal 2018 under the 2018 MIP, which continue alignment with Sysco’s annual operating plan and three-year plan. The Committee has determined that the fiscal 2018 annual incentive financial performance measures will be: (1) adjusted operating income, a key earnings measure, as compared to projected, target adjusted operating income and (2) adjusted gross profit dollar growth, which represents a key top-line measure, and US and Canadian Broadline (“USCABL”) total cases, which represents a key volume performance measure that is not subject to external market variations like currency exchange rates and inflation/deflation, in each case as compared to projected, target year over year growth for each measure. For fiscal 2018, adjusted operating income provides 50% of the target annual incentive opportunity, adjusted gross profit dollar growth and USCABL total case growth provides 25% of the target annual incentive opportunity, and the SBO performance goals provide 25% of the target annual incentive opportunity. The Committee continues to believe that the threshold and target levels of performance represent challenging, but reasonably obtainable, Sysco performance levels, while levels in excess of the target level represent superior and extremely challenging performance. Semler Brossy reviewed the 2018 MIP relative to Sysco’s business strategy and market practices and has indicated that the MIP continues to reflect sound design practices.

Long-term Incentives – Detailed Information

Fiscal 2017

The Committee granted long-term incentives in August 2016 for fiscal 2017 (the “Fiscal 2017 LTI Grant”). These long-term incentives were designed to provide our NEOs competitive, longer-term incentive opportunities that are consistent with our peer group and reflect our overall compensation philosophy of aligning pay with performance. The Fiscal 2017 LTI Grant consisted of stock options and performance share units (“PSUs”). The targeted aggregate dollar value of the Fiscal 2017 LTI Grant was set by the Committee at 6.5x base salary for Mr. DeLaney, 3.75x base salary for Mr. Bené, 3.5x base salary for Mr. Grade, 3.25x base salary for Mr. Shurts and 3x base salary for Mr. Libby. The total target value of these long-term incentives for each NEO was allocated among the awards by the Committee as follows: approximately 40% of the target value in stock options and approximately 60% of the target value in PSUs. The options were valued at $6.00 per option using the Black-Scholes pricing model (as of July 15, 2016) and each PSU was valued, using the target number of shares, at $52.35 per share (i.e., the ten trading day average closing price of Sysco common stock prior to the grant date).

The Committee approved the Fiscal 2017 LTI Grants to Messrs. DeLaney, Bené, Grade, Libby and Shurts in August 2016 under our stockholder approved 2013 Long-Term Incentive Plan. The 2013 Long-Term Incentive Plan requires options to be priced at the closing price of our common stock on the business day prior to the grant date, and the fiscal 2017 option grant agreement provides for ratable vesting over a three-year period. The maximum term of the option under the fiscal 2017 grants is ten years. The fiscal 2017 PSU award agreements provide for cliff vesting at the conclusion of the three-year performance period if threshold performance levels are achieved. The Committee grants all stock options and PSUs pursuant to approved equity grant guidelines. These guidelines are more fully described under “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End.”

The fiscal 2017 awards of PSUs provide the opportunity for participants to receive shares of common stock based on pre-established financial performance targets over a performance period of three fiscal years. The performance criteria for the fiscal 2017 PSUs are based on (i) the Company’s earnings per share compound annual growth rate (“EPS CAGR”) as compared to projected, target EPS CAGR for the performance period, representing 66.7% of the total incentive opportunity under the PSUs, and (ii) the Company’s three-year average adjusted return on invested capital (“ROIC”), as compared to projected, target ROIC for the performance period, representing 33.3% of the total incentive opportunity under the PSUs. The target for each fiscal year within a performance period is set on an individual basis, following the conclusion of the preceding year. Each of EPS CAGR and three-year average ROIC performance measures is assessed independently of the other, such that one portion of the award could be earned even if the threshold level of performance is not achieved for the other measure.

Each PSU granted to participants represents the right to receive one share of common stock, but the ultimate number of shares of common stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period and could range from 0% to 200% of the target number of PSUs offered to the participant, based on the Company’s EPS CAGR and ROIC performance relative to the pre-established targets. Dividend equivalents accrue during the performance period and are paid either in shares or in cash, in the discretion of the Committee, based on the number of PSUs earned following certification of the Company’s performance.

Fiscal 2018

The Committee granted long-term incentives in August 2017 for fiscal 2018 (the “Fiscal 2018 LTI Grant”). These long-term incentives were designed to provide our NEOs competitive longer-term incentive opportunities that are consistent with our peer group and reflect our overall compensation philosophy of aligning pay with performance and the interests of stockholders. As in the prior year, the Fiscal 2018 LTI Grant consisted of stock options and PSUs. The targeted aggregate dollar value of the Fiscal 2018 LTI Grant was set by the Committee at 6.5x base salary for Mr. DeLaney, 4.75x base salary for Mr. Bené, 3.5x base salary for Mr. Grade, 3.25x base salary for Mr. Shurts and 3x base salary for Mr. Libby. The total target value of these long-term incentives for each NEO was allocated among the awards by the Committee as follows: approximately 40% of the target value in stock options and approximately 60% of the target value in PSUs. The options were valued at $7.32 per option using the Black-Scholes pricing model (as of July 14, 2017) and each PSU was valued, using the target number of shares, at $51.35 per share (i.e., the ten trading day average closing price of Sysco common stock prior to the grant date).

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In July 2017, the Committee resolved that, in addition to the Fiscal 2018 LTI Grant, Mr. Bené would receive a one-time, promotional long-term incentive award valued at $1.1 million and consisting of restricted stock units that vest in three equal, annual installments. This RSU award will be made in February 2018, following the effectiveness of his appointment as President and Chief Executive Officer. This additional award was authorized because the Fiscal 2018 LTI Grant to Mr. Bené did not reflect his additional responsibilities upon becoming Chief Executive Officer.

In making this promotional grant, the Committee considered a pro-rata award for the portion of fiscal 2018 during which Mr. Bené will serve as both President and Chief Executive Officer. In selecting RSUs as the form of the promotional award, the Committee reiterated its belief that senior officers beneficially should own shares of common stock of the Company in order to align their individual interests with those of stockholders. As detailed in the Company’s share ownership requirements, upon Mr. Bene’s promotion to President and Chief Executive Officer, his required level of share ownership will rise from a multiple of 4X, to a multiple of 7X, of his base salary. The form of award was selected to align Mr. Bené’s holdings with the heightened ownership requirements within the designated transition period.

For Mr. DeLaney, in recognition of his leadership and for purposes of retention during an orderly transition to Mr. Bené as the new Chief Executive Officer, the Compensation Committee in July 2017 approved the terms of his Transition and Retirement Agreement, discussed below under “Executive Compensation – CEO Succession Compensation Arrangements – Transition and Retirement Agreement with Mr. DeLaney.”

Long-term Incentives – Analysis

The Committee determined that shifting away from CPUs and RSUs to providing a mix of stock options and PSUs for the Fiscal 2017 LTI Grant was an appropriate evolution of the Company’s incentive programs in light of shifting competitive market practices. PSUs, which are contingent on the successful completion of both performance-based and time-based requirements before any payout occurs, further strengthen the link between individual pay opportunities and Company performance and further enhance the Company’s efforts to retain key executives. The performance targets selected by the Committee for the PSUs also incentivize participants to align their efforts with the company’s three-year strategic plan. In addition, the Committee maintained market competitiveness for key leaders by reducing pro-rata vesting of stock options from a five-year period to a three-year period. While the form of the incentive opportunity changed in fiscal 2017, the Committee continued to target long-term incentive opportunities between the 60th and 75th percentile of targeted grant value of long-term incentives awarded by companies in our peer group.

The Committee believes that the long-term equity mix, including stock options and PSUs, helps to ensure that long-term strategic initiatives are not compromised by having executives focus solely on short-term results through the annual incentive award. Such awards also help focus executives on strategies that increase long-term stockholder value. The Committee determined that continuing the same mix of stock options and PSUs, including the underlying performance metrics, for the Fiscal 2018 LTI Grant was appropriate. Existing executive equity ownership levels are not generally a factor in the Committee’s granting of stock options and PSUs.

Retirement/Career Benefits – Detailed Information

Retirement Plans – Current Programs – Management Savings Plan

As our business strategy and organization evolve, it is critical that our compensation programs support strategic and operational priorities. Additionally, our pay programs are continually evaluated to ensure they reflect best practices, engage and incentivize executives, and support the Company’s ultimate goal of delivering stockholder value. Sysco monitors evolving best practices in executive rewards program design, and we modify our programs, as necessary.

Since January 1, 2013, Sysco has offered a non-qualified, defined contribution savings plan, the Management Savings Plan (the “MSP”), to certain senior leaders, including the NEOs. The MSP allows individual deferrals and employer contributions in excess of IRS 401(k) contribution and compensation limits. The MSP allows eligible participants to defer up to 50% of their base salary and up to 100% of their eligible bonus. In addition, in conjunction with the freeze of accruals in the Supplemental Executive Retirement Plan (the “SERP”) in 2013, certain participants (who would otherwise have incurred a sizable loss of future benefits under the SERP) are eligible for transition contributions. The participants in the MSP direct the investment for both their individual contributions and the company contributions. The MSP is described in further detail below under “Executive Compensation — Fiscal 2017 Nonqualified Deferred Compensation – About the MSP.”

MSP Analysis

Currently, individual contributions to the 401(k) plan are limited by law to $18,000 per year, plus an additional $6,000 in “catch-up” contributions if the participant is at least 50 years of age. The Committee believes that the MSP incentivizes and assists in the retention of key employees by providing them with a supplemental retirement savings vehicle. The MSP is an important, and cost effective, recruitment and retention tool for Sysco, as the companies with which we compete for executive talent typically provide a similar plan to their senior employees.

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Retirement Plans – Transition from Legacy Programs

Since 2013, Sysco has moved from a defined benefit towards a defined contribution strategy for future retirement benefit accruals. A defined contribution-based program further aligns Sysco with our peer group, increases flexibility, simplifies the benefit structure, retains key talent and both reduces and stabilizes costs. Since that time, wealth accumulation opportunities for NEOs at Sysco have been further focused on variable annual and long-term incentive plans.

The retirement program changes, however, were expected to result in significant reductions in anticipated benefits for existing participants in the pension plan, the SERP and the EDCP. In order to help ensure retention of key leaders during the transition from the defined benefit towards a defined contribution strategy, Sysco amended the 401(k) and MSP to partially mitigate the reductions in pension plan benefits by providing that, for a period of ten plan years commencing January 1, 2013, or until an eligible participant ceases employment with Sysco, whichever is earlier, Sysco will credit an automatic employer contribution of three percent (3%) of the participant’s gross base salary and bonus into the participant’s 401(k) account to the extent permitted under applicable IRS limitations, with the remainder credited to the MSP account of eligible participants (the “Pension Transition Contribution”). Mr. DeLaney is the only NEO eligible to receive the Pension Transition Contribution.

With respect to reductions in the expected value of benefits under the SERP and the EDCP, the cessation of future benefit accruals affected each individual in a different manner. To address concerns over retention, the Committee developed a transition program intended to help ensure that no impacted participant experiences an aggregate reduction of more than 15% - 20% (depending on an individual’s prior years of service) in his or her expected retirement benefits under the Company’s non-qualified plans as a result of the retirement strategy changes. While Messrs. Bené, Grade and Shurts were not eligible for the SERP or the EDCP, Mr. DeLaney (31%) and Mr. Libby (49%) each had a projected reduction in their respective non-qualified benefits in excess of the targeted range.

To mitigate the loss in projected non-qualified retirement benefits, impacted individuals were eligible for transitional compensation opportunities, including supplemental contributions to the MSP, for a period of ten plan years commencing January 1, 2013, or until an eligible employee ceases employment with Sysco, whichever is earlier. Of the NEOs, Mr. Libby was eligible for a supplemental MSP contribution of 10%, which was made on his behalf in the third quarter of fiscal 2017.

Legacy Program - Supplemental Executive Retirement Plan

We historically provided annual retirement benefits to all corporate employees and most of our non-union operating company employees under the tax-qualified Sysco Corporation Retirement Plan, a defined benefit program that we refer to as the “pension plan.” Since January 1, 2013, most employees no longer accrue additional retirement benefits under the pension plan. However, when the pension plan was the primary retirement vehicle, the Company also maintained a Supplemental Executive Retirement Plan, or SERP, in order to retain and drive continued performance from certain employees. The Committee utilized the SERP to increase the retirement benefits available to officers whose benefits under the pension plan were limited by law. Of the NEOs, Messrs. Delaney and Libby participate in the SERP.

The SERP was frozen and future accruals under the SERP ceased, effective June 29, 2013. Those SERP participants who retire and are not eligible for immediate commencement of their SERP benefit are deemed 100% vested, with benefits payable upon reaching age 65. The earliest an executive can retire and receive any benefits under the SERP is age 55 with a minimum of 15 years of MIP service or age 60 with at least 10 years of MIP service and 20 years of Sysco service. Payments before the age of 65 are adjusted by an early retirement reduction factor. A participating NEO will receive a SERP benefit based on the greater of the accrued benefit determined as of June 29, 2013, the date of the SERP accrual freeze, under the current provisions of the SERP, or the accrued benefit determined as of June 28, 2008 under the prior provisions of the SERP, but with eligibility for immediate benefit payments and related early retirement reduction factors determined as of the relevant separation from service date. The terms of the SERP are more specifically described under “Executive Compensation — Pension Benefits — Supplemental Executive Retirement Plan.” The amounts accrued by each participating NEO under the pension plan and the SERP as of July 1, 2017 are set forth under “Executive Compensation — Pension Benefits.”

SERP Analysis

The Committee previously amended the SERP to freeze benefits, stop future accruals and to provide for immediate vesting of accrued benefits in order to achieve the following goals:

•	Bring the value of retirement benefits more in line with the practices of the peer group; and

•	Increase the proportion of long-term and performance-based compensation in the compensation mix, relative to fixed and retirement compensation such as the SERP and MSP.

Legacy Program - Executive Deferred Compensation Plan

Prior to December 31, 2012, Sysco offered an Executive Deferred Compensation Plan, or EDCP, to provide MIP participants, including Messrs. DeLaney and Libby, the opportunity to save for retirement and accumulate wealth in a tax-efficient manner beyond savings opportunities under Sysco’s 401(k) retirement savings plan. Participants were able to defer up to 100% of their base salary and up to 40% of their MIP bonus, or any bonus paid in lieu of or as a replacement for the MIP bonus, to the EDCP. Sysco did not match any base salary deferrals into the EDCP in fiscal 2017, as deferrals are no longer permitted. An executive is always 100% vested in his or her past deferrals and Sysco matches, but any portion of an executive’s account attributable to Sysco matches, including associated deemed investment return, and the net investment gain, if any, credited on his or her deferrals, is subject to forfeiture for specified cause or competing against Sysco in certain instances. Participants who have deferred compensation under the EDCP may choose from a variety of investment options. The EDCP is described in further detail under “Executive Compensation — Fiscal 2017 Nonqualified Deferred Compensation – About the EDCP.”

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EDCP Analysis

For many years, the EDCP served as a recruitment and retention tool for Sysco. In connection with the broader transition in retirement philosophy, beginning in fiscal 2013, a new deferred compensation plan, the MSP, has been utilized to fulfill this objective.

Executive Perquisites & Other Benefits – Detailed Information

We provide benefits for executives that we believe are reasonable, particularly since the cost of these benefits constitutes a very small percentage of each NEO’s total compensation. Certain of these benefits are described below.

Sysco’s NEOs are generally eligible to participate in Sysco’s regular employee benefit programs, which include a 401(k) plan, an employee stock purchase plan, group life insurance and other group welfare benefit plans, and until the changes were made to retirement benefits in fiscal 2013, the defined benefit pension plan. We also provide MIP participants, including the NEOs, with additional life insurance and accidental death and dismemberment insurance benefits, long-term disability coverage, including disability income coverage, and long-term care insurance, as well as reimbursement for an annual comprehensive wellness examination by a physician of their choice. We believe many of these benefits are required to remain competitive with our competitors for executive talent. Although the executive officers are eligible to participate in Sysco’s group medical and dental coverage, we adjust employees’ contributions towards the monthly cost of the medical plan according to salary level; therefore, executives pay a higher employee contribution to participate in these welfare plans than do non-executives.

MIP participants, including the NEOs, are encouraged to occasionally have their spouses accompany them at business dinners and other business functions in connection with some meetings of the Board of Directors, certain business meetings and other corporate-sponsored events, and Sysco pays, either directly or by reimbursement, all expenses associated with their spouses’ travel to and attendance at these business-related functions. Furthermore, Sysco owns fractional interests in private aircraft that are made available to members of the Board of Directors, executives and other members of management for business use, but these aircraft are not allowed to be used for personal matters. Spouses may occasionally accompany executive officers on such flights in connection with travel to and from business-related functions if there is space available on the aircraft.

All employees, including our NEOs, as well as members of our Board, are also entitled to receive discounts on all products carried by Sysco and its subsidiaries. Although Sysco does provide the NEOs with certain additional perquisites, we do not provide any of the NEOs with automobiles, security monitoring or split-dollar life insurance.

Executive Compensation Governance and Other Information

Severance and Employment Agreements

None of Sysco’s current executive officers, other than Mr. DeLaney, is party to any severance or employment agreements providing for guaranteed severance or other compensation upon termination. See “Executive Compensation – CEO Succession Compensation Arrangements” below for a discussion of the terms of the Transition and Retirement Agreement with Mr. DeLaney. Consistent with our approach of rewarding performance, employment is not guaranteed, and either the Company or the NEO may terminate the employment relationship at any time. In some cases, the Committee or Board of Directors may agree to provide separation payments to departing executives upon their termination to obtain an additional non-compete, non-solicitation and non-disclosure agreement and a release of claims.

Relocation Expenses

To address the Committee’s desire for Sysco to comply with best corporate governance and compensation practices, in October 2010, the Committee adopted an executive relocation expense reimbursement policy that applies to all of the NEOs. The reimbursement policy provides that Sysco will not reimburse any of such executives for any loss on the sale of the executive’s house sold in connection with the executive’s relocation. The reimbursement policy also provides that only certain pre-approved relocation expenses will be eligible for increased payments to cover all applicable taxes on the reimbursed amounts, such as state and federal income taxes, FICA, and Medicare taxes. In addition, the reimbursement policy provides that relocation agreements with any named executive officer include a recoupment provision that requires the executive to reimburse Sysco for all or a part of the reimbursement if his employment is terminated for any reason other than death, disability or change of control of Sysco, or termination without cause or for good reason, within a specified amount of time after receiving the reimbursement.

Benefits Following Change in Control

We currently have no separate severance or similar agreements that would cause an immediate or “single trigger” cash payment obligation solely as a result of a change in control of Sysco. We have included change of control provisions in several of Sysco’s benefit plans and agreements, including an immediate payment of CPUs at the target payment level for grants, a prorated pay out of an MIP annual incentive payment through the date of change of control, and 100% vesting of options, PSUs (assuming target achievement) and RSUs upon a change in control. See “Executive Compensation —Quantification of Termination/Change in Control Payments” for a detailed explanation of potential benefits under the various provisions.

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For equity-based awards issued from and after November 2013, the Board has established “double-trigger” accelerated vesting under certain change of control scenarios. Under this “double trigger,” the vesting of these equity-based awards is only accelerated upon a change in control if, during the period commencing 12 months prior to the change in control and ending 24 months after such change in control, the participant’s employment is terminated without “cause” (as defined in the applicable award agreement) or the participant terminates his or her employment for “good reason” (as defined in the applicable award agreement).

The Committee continues to believe that these provisions will preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of Sysco. The Committee has balanced the impact of these acceleration provisions with corresponding provisions in the MSP, the SERP and/or the EDCP that provide for a reduction in benefits to the extent they are not deductible under Section 280G of the Internal Revenue Code.

Executive Compensation Clawback and Protective Covenants

In the event of a restatement of our financial results, other than a restatement due to a change in accounting policy, it is the Committee’s policy that it will review all incentive payments made to MIP participants, including the NEOs, within the 36-month period prior to the restatement on the basis of having met or exceeded specific performance targets. If such incentive payments would have been lower had they been calculated based on the restated results, the Committee will, to the extent permitted by applicable law, seek to recoup any such excess payments for the benefit of Sysco. The MIP annual incentive awards and CPU grants made by the Committee since fiscal 2011 contain a contractual provision binding the grantee to this recovery right, and the Committee anticipates that future grants will contain similar provisions. The Committee has the sole discretion, subject to applicable law, to determine the form and timing of the clawback, which may include repayment from the MIP participant or an adjustment to the payment of a future incentive. In addition, the executives’ benefits under the SERP, EDCP and MSP may be subject to forfeiture or adjustment as a result of any such restatement of financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

In addition, pursuant to the award agreements governing certain equity-based awards, in order to be eligible to receive an equity-based award, each participant is required to have entered into an agreement (the “Protective Covenants Agreement”) protecting the Company’s interests and confidential information by restricting certain recipient behavior during, and following termination of, employment. The Protective Covenants Agreement includes, among other things, restrictions on unfair post-employment competitive activities, improper solicitation of Company employees and customers, and the misuse of confidential information. In the event that a participant violates any of the restrictive covenants in the Protective Covenants Agreement, the participant forfeits the benefits and proceeds of the related equity awards. The forfeiture of benefits and proceeds has been required with regard to all awards of PSUs and RSUs since November 2013 and awards of stock options since August 2016. In addition to the Protective Covenants Agreements, the terms of the MSP, SERP and EDCP also provide for the forfeiture of certain payments in the event of prohibited conduct following termination of employment with the Company.

Tax Impact on Compensation

Income Deduction Limitations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of non-performance-based compensation that Sysco may deduct for federal income tax purposes in any given year with respect to the compensation of each of the NEOs other than the chief financial officer. The Committee has adopted a general policy of structuring the performance-based compensation arrangements, including the MIP annual incentive, CPUs and PSUs, in order to preserve deductibility to the extent feasible after taking into account all relevant considerations. However, the Committee also believes that Sysco needs flexibility to meet its pay objectives, even if Sysco may not deduct all of the compensation paid to the NEOs. The Committee structured its 2017 and 2018 incentive program for the NEOs, and intends to structure future annual incentive programs for the NEOs, under an umbrella plan program in order to obtain deductibility of the annual bonus under Section 162(m), generally, but maintains flexibility to pay compensation or make certain awards that may not be deductible under 162(m) if the Committee determines in its discretion that it is in the best interest of the Company.

Based on the factors discussed under “What We Paid and Why” above, in fiscal 2017 Sysco paid, and in fiscal 2018 the Committee expects Sysco to pay, certain NEOs a base salary that, when aggregated with anticipated vesting of RSUs, exceeds $1 million in value. The Committee believes that this compensation is necessary in order to maintain the competitiveness of the total compensation package and, as a result, has determined that it is appropriate, even though certain amounts of fiscal 2017 compensation will not be deductible, and the excess of anticipated salary plus the value of RSUs vesting in fiscal 2018 over $1 million, respectively, will not be deductible for federal income tax purposes.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code deals specifically with non-qualified deferred compensation plans. Although the Company makes no guarantees with respect to exemption from, or compliance with, Section 409A of the Internal Revenue Code, we have designed all of our executive benefit plans with the intention that they are exempt from, or otherwise comply with, the requirements of Section 409A of the Internal Revenue Code.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Sysco Corporation has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE

John M. Cassaday, Chairman

Daniel J. Brutto

Judith B. Craven

Joshua D. Frank

Larry C. Glasscock

Jackie M. Ward

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EXECUTIVE COMPENSATION

The following discussion, as well as the Compensation Discussion and Analysis contained herein, contains references to target performance levels for our incentive compensation. These targets and goals are discussed in the limited context of Sysco’s compensation programs and should not be interpreted as management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Summary Compensation Table

The following table sets forth information with respect to each of the NEOs – our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated of the other executive officers of Sysco and its subsidiaries employed at the end of fiscal 2017. In determining the most highly compensated executive officers, we excluded the amounts shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)
William J. DeLaney	2017	$1,250,000	$—	$4,881,193	$3,271,663	$5,321,094	$56,770	$319,560	$15,100,280
Chief Executive Officer	2016	1,245,833	—	2,031,327	3,379,548	6,021,090	1,097,895	304,113	14,079,806
	2015	1,220,583	—	2,017,963	3,322,980	2,356,410	251,301	158,696	9,327,933
Thomas L. Bené	2017	800,000	—	1,802,252	1,208,000	1,895,332	4,473	114,341	5,824,398
President and Chief	2016	770,833	281,250	737,725	1,263,858	2,256,626	3,331	98,794	5,412,417
Operating Officer	2015	681,250	—	530,226	873,127	1,050,851	1,883	93,341	3,230,678
Joel T. Grade(9)	2017	625,000	—	1,314,169	880,831	1,087,500	761	270,797	4,179,058
Executive Vice President	2016	605,833	60,000	546,869	909,876	1,335,625	23,364	633,628	4,115,195
and Chief Financial Officer
Russell T. Libby Executive Vice President, Administration and Corporate Secretary	2017	600,000	—	1,081,372	724,800	1,293,534	2,072	206,528	3,908,306
	2016	590,125	315,000	450,021	748,698	1,192,867	70,680	194,411	3,561,802
	2015	538,125	—	411,145	677,011	693,458	3,337	110,322	2,433,398

Wayne R. Shurts Executive Vice President and Chief Technology Officer	2017	625,000	—	1,220,285	817,913	1,474,055	1,279	79,500	4,218,032
	2016	621,602	264,150	507,821	844,884	1,736,673	7,165	76,057	4,058,352
	2015	601,675	—	497,986	820,043	772,933	901	44,829	2,738,367

(1)	The salary amounts reflect the actual base salary payments earned by the NEOs in applicable fiscal year.
(2)	In July 2015, the following NEOs received one-time, incentive and retention awards to, among other things, incentivize and retain these officers as they transitioned their focus from merger integration planning to pursuing other operational and strategic initiatives: Mr. Grade ($60,000), Mr. Bené ($281,250), Mr. Libby ($315,000) and Mr. Shurts ($264,150).
(3)	These amounts relate to grants of restricted stock units (“RSUs”) made in fiscal 2016 and 2015 and grants of performance share units (“PSUs”) made in fiscal 2017, as applicable. With respect to fiscal 2017, we valued PSUs granted on August 25, 2016 at $52.42 per share, being the closing price of our common stock on the last business day before the grant date, and assuming the target number of shares would be earned at the end of the three-year performance period. Grants of PSUs are reflected at target since actual shares to be received, if any, will be determined after the three-year performance period ending on June 29, 2019. With respect to fiscal 2016, we valued the RSUs granted on November 17, 2015 at $40.59 per share, being the closing price of our common stock on the last business day before the grant date. With respect to fiscal 2015, we valued the RSUs granted on November 18, 2014 at $38.89 per share, being the closing price of our common stock on the last business day before the grant date. The 2016 amount for Mr. Bené also includes the value of RSUs he received on February 18, 2016, in connection with his promotion to President and Chief Operating Officer. These additional RSUs for Mr. Bené were valued at $44.38 per share, being the closing price of our common stock on the last business day before the grant date. See footnote (2) to “Grants of Plan-Based Awards” below regarding assumptions underlying our valuation of these PSUs.
(4)	The amounts in this column reflects the grant date fair value of the awards. See Note 18 of the consolidated financial statements in Sysco’s Annual Report on Form 10-K for the year ended July 1, 2017, see Note 19 of the consolidated financial statements in Sysco’s Annual Report on Form 10-K for the year ended July 2, 2016 and Note 18 of the consolidated financial statements in Sysco’s Annual Report on Form 10-K for the year ended June 27, 2015, regarding assumptions underlying our valuation of these equity awards. The 2016 amount for Mr. Bené also includes the value of options he received on February 18, 2016, in connection with his promotion to President and Chief Operating Officer. See footnote (5) to “Grants of Plan-Based Awards” below regarding assumptions underlying our valuation of these options.
(5)	These amounts include the annual incentive award paid in August 2017 with respect to fiscal 2017, August 2016 with respect to fiscal 2016 and August 2015 with respect to fiscal 2015. The amounts shown also include the following payments made in August 2017 and August 2016 for the three-year performance periods ending in fiscal 2017 and fiscal 2016, respectively, with respect to the cash performance unit grants previously made under our 2008 Cash Performance Unit Plan, as discussed below under “Long-Term Incentive Awards:”
•	Mr. DeLaney ($3,483,594) and ($3,523,590);
•	Mr. Bené ($915,332) and ($995,313);
•	Mr. Grade ($478,125) and ($498,750);
•	Mr. Libby ($709,734) and ($396,667); and
•	Mr. Shurts ($859,680) and ($934,798).

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(6)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect above-market interest on amounts in the Executive Deferred Compensation Plan, or “EDCP,” and the MSP, and the actuarial increase in the present value of the NEOs’ benefits under all pension plans established and maintained by Sysco, determined using interest rate and mortality rate assumptions consistent with those used in Sysco’s financial statements. The pension plan amounts, some of which may not be currently vested, include:
•	increase in pension plan value; and
•	increase in Supplemental Executive Retirement Plan, or SERP, value.

To the extent that the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the pension plan and/or the SERP was a decrease, this decrease is not reflected in the amounts shown in the “All Other Compensation” column above or the “Total” column in the table below.

The following table shows, for each NEO, the change in the actuarial present value for each of the pension plan and the SERP, as well as the above-market interest on amounts in the EDCP and MSP for fiscal 2017:

	Change in		Above-Market
	Pension Plan	Change in SERP	Interest on Deferred
Name	Value	Value	Compensation	Total
DeLaney	$13,147	$(427,660)	$43,623	$56,770
Bené	N/A	N/A	4,473	4,473
Grade	761	N/A	—	761
Libby	1,397	675	—	2,072
Shurts	650	N/A	629	1,279
(7)	Fiscal 2017 amounts reported in the “All Other Compensation” column include the following:
a.	the full amount paid for life insurance coverage for each individual (the excess coverage over the amounts paid for other employees is not determinable since the deductibles and coverages may be different);
b.	the following amounts of 401(k) Plan and Management Savings Plan Company contributions with respect to the 2017 fiscal year:

	401(k) Employer	MSP Employer
Name	Contribution	Contribution
DeLaney	$22,525	$296,013
Bené	14,575	98,744
Grade	14,575	50,300
Libby	14,575	190,931
Shurts	14,575	63,903
c.	the following perquisites and personal benefits for Mr. Grade (the aggregate value of all perquisites and personal benefits received by each of the other NEOs in fiscal 2017 was less than $10,000 and was excluded from the table above):
•	the amounts paid for accidental death and dismemberment insurance coverage;
•	the amounts paid for long-term care insurance;
•	the amounts reimbursed to the individual for annual medical exams;
•	the amounts paid for long-term disability coverage under the Company’s welfare benefit plan;
•	$174,731 in foreign tax payments made by the Company during fiscal 2017 on Mr. Grade’s behalf to the Canadian tax authority pursuant to our tax equalization policy, which is designed to neutralize the tax impact of our employees of their working, and being subject to income taxes, in more than one country; these tax payments are partially offset by subsequent tax credits and/or refunds remitted to the Company;
•	$18,414 in fees paid by Sysco related to the preparation of foreign tax returns required to be filed by Mr. Grade for attendance at meetings or other travel related to Sysco business in foreign jurisdictions; and
•	$6,157 in expenses in connection with Mr. Grade’s relocation to Houston, Texas.

Except for Mr. Grade, no NEO received any single perquisite or personal benefit with respect to fiscal 2017 with a value greater than $25,000, and no NEO received any other item of compensation with respect to fiscal 2017 required to be disclosed in this column with a value of $10,000 or more.

(8)	A significant portion of the year-over-year increase in total compensation for the NEOs in fiscal 2017 is attributable to our transition from LTI awards consisting of CPUs, options and RSUs, to LTI awards consisting of options and PSUs only. The CPUs, which were last awarded in fiscal 2016, are not equity-based awards and, therefore, are not reported in the Summary Compensation Table unless and until the CPUs pay out following conclusion of the three-year performance period. Conversely, we are required to report the grant date fair market value of the PSUs, which were first awarded in fiscal 2017 and which represent the opportunity to earn shares of our common stock, in the “Stock Awards” column in the Summary Compensation Table. For enhanced comparability to our prior two fiscal years, set forth below is the adjusted total compensation of each NEO excluding the grant date fair market value at target levels of the PSUs awarded in fiscal 2017:
•	DeLaney - $10,219,087
•	Bené - $4,022,146
•	Grade - $2,864,889
•	Libby - $2,826,934
•	Shurts - $2,997,747
(9)	Mr. Grade was not an NEO for fiscal 2015; as a result, only his fiscal 2016 and 2017 compensation information is included.

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Grants of Plan-Based Awards

The following table provides information on annual incentive award opportunities, PSUs and stock options under our 2013 Long-Term Incentive Plan granted to each of the NEOs during fiscal 2017.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards:	Exercise	Closing	Grant Date
		Number							Number of	or Base	Market	Fair Value
		of Shares,							Securities	Price of	Price on	of Stock
		Units or							Underlying	Option	the Date	and Option
	Grant	Other	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	of Grant	Awards
Name	Date	Rights	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($/Sh)(4)	($)	($)(5)
DeLaney	8/25/16	93,117				21,727	93,117	186,234				$4,881,193
	8/25/16								541,666	$52.42	$52.46	3,271,663
	8/25/16		$937,500	$1,875,000	$3,515,625
Bené	8/25/16	34,381				8,022	34,381	68,762				1,802,252
	8/25/16								200,000	52.42	52.46	1,208,000
	8/25/16		500,000	1,000,000	1,875,000
Grade	8/25/16	25,070				5,849	25,070	50,140				1,314,169
	8/25/16								145,833	52.42	52.46	880,831
	8/25/16		312,500	625,000	1,171,875
Libby	8/25/16	20,629				4,813	20,629	41,258				1,081,372
	8/25/16								120,000	52.42	52.46	724,800
	8/25/16		300,000	600,000	1,125,000
Shurts	8/25/16	23,279				5,431	23,279	46,558				1,220,285
	8/25/16								135,416	52.42	52.46	817,913
	8/25/16		312,500	625,000	1,171,875
(1)	These amounts relate to annual incentive awards made in August 2016 pursuant to our Fiscal 2017 Management Incentive Program For Corporate MIP Bonus-Eligible Participants with respect to fiscal 2017. In approving the annual incentive awards for fiscal 2017, the Committee targeted each NEO’s annual incentive opportunity at the following percentages of base salary: 150% for Mr. DeLaney, 125% for Mr. Bené and 100% for Messrs. Grade, Libby and Shurts.
(2)	These amounts relate to PSUs with a three-year performance period that we granted in August 2016 under the Performance Share Unit Agreement For Performance Period FY2017 – FY2019 adopted pursuant to the Sysco 2013 Long-Term Incentive Plan. These amounts represent the number of shares of our common stock that would be paid out to each NEO, assuming threshold, target and maximum levels of Company financial performance during the performance period under the applicable performance criteria. See “Executive Compensation – Long Term Incentive Awards” below for further discussion of the terms of the PSUs, including the treatment of the PSUs following termination of the participant’s employment under various scenarios.
(3)	These options, which were granted pursuant to the 2013 Long-Term Incentive Plan on August 25, 2016, have a term of 10 years, the maximum term under the plan, and vest in equal, annual installments for three years beginning on the first anniversary of the grant date. If an executive experiences a qualifying retirement in good standing or leaves our employment because of disability, his options will remain in effect, vest and be exercisable in accordance with their terms as if he had remained employed. If an executive dies during the term of his option, all unvested options will vest immediately and may be exercised by his estate at any time until the earlier to occur of three years after his death, or the option’s termination date. In addition, an executive will forfeit all of his unexercised options if the Committee finds by a majority vote that, either before or after termination of his employment, he:
•	committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment and by any such act, damaged us or our subsidiaries;
•	disclosed our trade secrets; or
•	participated, engaged or had a financial or other interest in any commercial venture in the United States competitive with our business in violation of our Code of Conduct or that would have violated our Code of Conduct had he been an employee when he engaged in the prohibited activity.
(4)	The exercise price for these options was set at the “Fair Market Value” on the date of the grant, which is defined as the closing sale price during regular trading hours of the stock on the immediately preceding date on the principal securities market in which shares of stock is then traded, or, if there were no trades on that date, the closing sale price during regular trading hours of the stock on the first trading day prior to that date. Pursuant to our 2013 Long-Term Incentive Plan, under which these options were granted, the exercise price of all options may not be less than the Fair Market Value.
(5)	We determined the estimated grant date present value for the options issued on August 25, 2016 of $6.04 per option, using a Black-Scholes pricing model. With respect to the August 2016 grants, we assumed a volatility of 16.9%, a 1.4% risk-free rate of return, a dividend yield at the date of grant of 2.8% and a 7.2-year expected option life when applying the model. We did not assume any option exercises or risk of forfeiture during the expected option life in determining the valuation of the option awards. Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized, if any, will be at or near the value estimated by the Black-Scholes model. We determined the estimated grant date present value of the PSUs granted on August 25, 2016 to be $52.42 per PSU, being the closing price of our common stock on the last business day before the grant date, and assuming the target number of shares would be earned at the end of the three-year performance period. Grants of PSUs are reflected at target since actual shares to be received, if any, will be determined after the three-year performance period ending on June 29, 2019.

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Annual Incentive Awards

2013 Long-Term Incentive Plan

Pursuant to the Sysco Corporation 2013 Long-Term Incentive Plan, the Compensation Committee is authorized to provide key executives, including the NEOs, with equity and cash awards, including the opportunity to earn incentive cash payments through the grant of annual, performance-based incentive awards. The Committee generally grants annual incentive awards in the first quarter of the fiscal year to which the awards relate, and we have historically paid amounts owed under such awards during the first fiscal quarter following the conclusion of the fiscal year corresponding to such awards.

Performance Factors. In connection with granting annual incentive awards, the Committee may determine the performance factors that must be met for the NEO to receive payment with respect to the award, as well as the relative weights of those performance factors. The performance factors established by the Committee may relate to, among other things, the Company’s achievement of certain financial, operational or transactional objectives, as well as the individual performance of the NEO.

Performance Factor Adjustments. The 2013 Long-Term Incentive Plan allows the Committee, in its sole discretion, after an award has been granted, to make equitable adjustments to the performance factors in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business. Application of any such equitable adjustments to any performance factors with respect to “covered employees” under Section 162(m) of the Internal Revenue Code, which includes each of the NEOs except the CFO, is limited to circumstances where the modification of performance factors will not impact the deductibility of the annual incentive compensation under Section 162(m) of the Internal Revenue Code.

Award Limits. Pursuant to the 2013 Long-Term Incentive Plan, no NEO could have received an aggregate annual incentive award under the 2017 MIP in excess of 1% of the Company’s earnings before income taxes for fiscal 2017.

Fiscal 2017 MIP Annual Incentive Awards

In August 2016, the Compensation Committee approved the incentive award structure for fiscal 2017 pursuant to the Sysco Corporation Fiscal 2017 Management Incentive Program for MIP Bonus-Eligible Participants (the “2017 MIP”). Under the 2017 MIP, the annual incentive award opportunity for each of the NEO’s was based on the following pre-determined metrics, weighted as indicated below:

•	The adjusted operating income performance of the Company as compared to projected, target operating income for the year under the fiscal 2017 annual operating plan, representing 50% of the total annual incentive award opportunity;

•	The Company’s adjusted gross profit dollar growth (excluding the Brakes Group, which did not have a consistent gross profit measure, and the impact of the extra week in fiscal 2016) and North American broadline (“NABL”) total case growth (excluding the impact of the extra week in fiscal 2016), in each instance as compared to projected, target year-over-year growth for each metric under the fiscal 2017 annual operating plan, representing 25% of the total annual incentive award opportunity; and

•	Each NEO’s individual performance with respect to his strategic bonus objectives, or SBOs, representing 25% of the total annual incentive award opportunity.

Cases are the foodservice industry-defined measure of a unit that is sold to a customer, and “case growth” represents the percentage increase period-over-period in this volume measure.

Fiscal 2017 Financial Performance Targets. The 2017 MIP provided for minimum annual incentive payments upon achieving (i) adjusted operating income of at least $2.13 billion and/or (ii) adjusted gross profit dollar growth of at least 2%. The NABL total case growth metric functions as a modifier to the annual incentive opportunity with respect to the adjusted gross profit dollar growth component, resulting in higher payment levels when NABL total case growth is equal to or exceeds 1.5%. The various levels of financial performance required to reach threshold, target and maximum payments are set forth below:

2017 MIP Financial Performance Targets - Fiscal 2017
	Adjusted Operating	Adjusted Gross Profit	NABL Total
	Income	Dollar Growth	Case Growth
Threshold	$ 2.13 billion	≥ 2.0%	<1.5%
Target	2.30 billion	4.6%	2.2%
Maximum	≥2.47 billion	≥5.5%	≥3.0%

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Fiscal 2017 Financial Results and Performance Factors. For purposes of the 2017 MIP, actual results included (i) adjusted operating income of $2.286 billion (approximating target performance level) and (ii) adjusted gross profit dollar growth of 4.2% (exceeding threshold performance level), as modified by NABL total case growth of 0.7% (at the threshold performance level). See Annex I — Non-GAAP Reconciliations for a reconciliation of these adjusted measures to the most directly comparable GAAP measures. Based on these results, we calculated weighted performance factors for the Adjusted Operating Income component and the Adjusted Gross Profit Dollar/NABL Total Case Growth component of the 2017 MIP, as illustrated in the table below:

Calculation of Weighted Financial Performance Factors (75% of target annual incentive opportunity)
	Potential			2017		Weighted Financial
Financial Performance Metric	Payment	Weighting(1)	x	Performance	=	Performance Factor
Adjusted Operating Income(2)	0% - 200%	50%		94.2%		47.1%
Adjusted Gross Profit Dollar/NABL Total Case Growth(3)	0% - 200%	25%		97.5%		24.4%
(1)	This column represents, for each financial performance metric, the weighting of that metric for purposes of the total 2017 MIP annual incentive opportunity.
(2)	The calculation of adjusted results for this performance metric excluded the following items: severance charges, professional fees on 3-year financial objectives, facility closure costs, costs associated with our revised business technology strategy, Brakes Group acquisition transaction costs, the liability associated with the withdrawal by a Sysco subsidiary from a multiemployer pension plan in May 2017 (fourth quarter 2017 only) and the impact of changes in foreign exchange rates as compared to the corresponding planned foreign exchange rates.
(3)	The calculation of the adjusted results for the gross profit growth metric excluded the results of the Brakes Group and the impact of changes in foreign exchange rates as compared to the corresponding planned foreign exchange rates, and the calculation of the adjusted results for both growth metrics excluded the impact of the extra week in fiscal 2016.

Calculation of Total Award Earned under 2017 MIP. The total annual incentive award payment for each NEO under the 2017 MIP was calculated as indicated in the table below, with 50% of the target incentive opportunity based on the Company’s Adjusted Operating Income performance, 25% of the target incentive opportunity based on the Company’s Adjusted Gross Profit Dollar/NABL Total Case Growth performance and the remaining 25% of the target incentive opportunity based on individual performance with regard to pre-established individual SBOs, which the Committee had the discretion to pay out between 0% - 150% based on its assessment of the NEO’s performance. The Committee believes the use of individual SBOs further promotes the overall executive compensation pay philosophy to link individual pay to performance. For further discussion of the Committee’s evaluation with respect to the individual SBOs of each NEO, as well as the calculation of each NEO’s “Weighted Individual SBO Performance Factor” for purposes of the table below, please see “Compensation Discussion and Analysis—What We Paid and Why—Compensation for NEOs—Annual Incentive Award—Analysis” above.

						Amount
						of Award
				Amount		Funding on		Amount
				of Award	Adjusted	Adjusted		of Award
				Funding on	Gross Profit	Gross Profit		Funding on
		Target	Adjusted	Adjusted	Dollar/NABL	Dollar/NABL	Weighted	Weighted	Total
		Annual	Operating	Operating	Total Case	Total Case	Individual	Individual	2017 MIP
		Incentive	Income	Income	Growth	Growth	SBO	SBO	Award Earned
	Ending Base	(% of Base	Performance	Performance	Performance	Performance	Performance	Performance	for FY17
Name	Salary	Salary)	Factor	Factor	Factor	Factor	Factor	Factor	Performance
DeLaney	$ 1,250,000	150%	47.1%	$ 883,125	24.4%	$ 457,500	26.5%	$ 496,875	$ 1,837,500
Bené	800,000	125%	47.1%	471,000	24.4%	244,000	26.5%	265,000	980,000
Grade	625,000	100%	47.1%	294,375	24.4%	152,500	26.0%	162,500	609,375
Libby	600,000	100%	47.1%	282,600	24.4%	146,400	25.8%	154,800	583,800
Shurts	625,000	100%	47.1%	294,375	24.4%	152,500	26.8%	167,500	614,375
	Base	Target	OI PF	A = Base x Target x OI PF	GP/TC PF	B = Base x Target x GP/TC PF	SBO PF	C = Base x Target x SBO PF	Total = A+B+C

Executive Compensation Clawback Policy. The fiscal 2017 awards are also subject to clawback provisions that provide that, subject to applicable law, all or a portion of the award paid pursuant to the 2017 MIP may be recovered by Sysco if there is a restatement of our financial results, other than a restatement due to a change in accounting policy, within 36 months of the payment of the award and the restatement would result in the payment of a reduced award if the award was recalculated using the restated financial results. The Committee has the sole discretion to determine the form and timing of the repayment. See “Compensation Discussion and Analysis—Executive Compensation Governance and Other Information—Executive Compensation Clawback Policy and Protective Covenants.”

Fiscal 2018 Annual Incentive Awards

In July 2017, the Compensation Committee approved the fiscal 2018 annual incentive award opportunities for the eligible NEOs under the Sysco Corporation Fiscal 2018 Management Incentive Program For Corporate MIP Bonus-Eligible Participants, which was adopted by the Committee pursuant to the 2013 Sysco Corporation Long-Term Incentive Plan and which is described in “Compensation Discussion and Analysis—What We Paid and Why—Compensation for NEOs—Annual Incentive Award—Detailed Information— Annual Incentive Award Potential for Fiscal 2018.”

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Limit on Fiscal 2017 and Fiscal 2018 Maximum Annual Incentive Award Payments

The Committee established an annual incentive pool limit for each of fiscal 2017 and fiscal 2018 for the CFO and certain “covered employees” of Sysco, as defined in Section 162(m) of the Internal Revenue Code (the “Code”), including all of the NEOs, to help ensure compliance with the deductibility requirements of Section 162(m) of the Code. Under the 2013 Long-Term Incentive Plan, the maximum dollar amount that may be paid under all cash-based awards granted to any individual for any a fiscal year under the Plan is 1% of the Company’s earnings before income taxes as publicly disclosed in the “Consolidated Results of Operations” section of the Company’s annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended immediately before the date the applicable award is paid.

	Percent of 2017 Incentive Pool	Percent of 2018 Incentive Pool
Participant’s Title	Allocated to Participant	Allocated to Participant
CEO	39%	36%
CFO	14%	13%
NEO 3	21%	27%
NEO 4	13%	12%
NEO 5	13%	12%

The umbrella structure of the incentive pool limit serves only to provide a ceiling on the maximum annual incentive amount that any NEO may receive, and the actual incentive amount paid to each NEO will be determined pursuant to the applicable incentive award program described above.

Long-Term Incentive Awards

The Company’s fiscal year 2017 long-term incentives awarded to certain key employees, including the NEOs, consisted of awards of performance share units (“PSUs”) under the Performance Share Unit Agreement For Performance Period FY2017 – FY2019 (the “PSU Agreement”) and stock options, which PSUs and stock options were issued pursuant to the Sysco 2013 Long-Term Incentive Plan. The PSU Agreement provides the opportunity for participants to receive shares of Sysco common stock based on pre-established financial performance targets over a performance period of three fiscal years. The PSUs with a performance period beginning in fiscal year 2017 represent 60% of the target long-term incentive opportunity, with stock options representing the remaining 40% of the target long-term incentive opportunity. Stock options granted in fiscal year 2017 vest in 3 equal, annual installments.

Prior to fiscal year 2017, the Committee had issued cash performance units, which we refer to as “CPUs,” to provide certain key employees, including the NEOs, the opportunity to earn cash incentive payments based on pre-established performance criteria over performance periods of at least three years, as well as time-based restricted stock units, which we refer to as “RSUs,” to provide certain key employees, including the NEOs, the opportunity to earn shares of our common stock over a three-year performance period.

Under the 2013 Long-Term Incentive Plan, the Committee may select performance goals from those specified in the plan and other documents governing the award, based on the performance of Sysco generally or on the performance of subsidiaries or divisions. The Committee establishes the performance goals for each award during the first ninety days of the applicable performance period.

Fiscal 2017 PSU Awards

In August 2016, the Committee approved awards of a new long-term incentive, PSUs, to eligible NEOs pursuant to the PSU Agreement, adopted in August 2016 under the 2013 Sysco Corporation Long-Term Incentive Plan. The Committee has established performance criteria for the PSU Agreement based on (i) the compound annual growth rate in the Company’s earnings per share, adjusted for certain items and the impact of the extra week in fiscal 2016 (“EPS CAGR”) as compared to projected, target EPS CAGR for the performance period, representing 2/3rds of the total incentive opportunity; and (ii) the Company’s three-year average adjusted return on invested capital (“ROIC”), as compared to projected, target ROIC for the performance period, representing 1/3rd of the total incentive opportunity. The various levels of financial performance required to reach threshold, target and maximum payments with respect to these criteria are set forth below:

EPS CAGR:

•	Threshold – if the Company’s EPS CAGR for the performance period is approximately 44% of target EPS CAGR, the EPS CAGR payout is 25% of target for this component;

•	Target – if the Company’s EPS CAGR for the performance period is equal to target EPS CAGR, the EPS CAGR payout is at target (100%) for this component; and

•	Maximum – if the Company’s EPS CAGR for a fiscal year is greater than or equal to approximately 148% of target EPS CAGR, the EPS CAGR payout is 200% of target for this component.

ROIC:

•	Threshold – if the Company’s ROIC for the performance period is approximately 77% of target ROIC, the ROIC payout is 20% of target for this component;

•	Target – if the Company’s ROIC for the performance period is equal to target ROIC, the ROIC payout is at target (100%) for this component; and

•	Maximum – if the Company’s ROIC for a fiscal year is greater than or equal to approximately 123% of target ROIC, the ROIC payout is 200% of target for this component.

Each PSU granted to participants under the PSU Agreement represents the right to receive one share of common stock, at target levels, but the

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ultimate number of shares of common stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period and could range from 0% to 200% of the target number of PSUs offered to the participant, based on the Company’s EPS CAGR and ROIC performance relative to the pre-established targets. Dividend equivalents accrue during the performance period and are paid either in shares or in cash, in the discretion of the Committee, based on the number of PSUs earned following certification of the Company’s performance.

Fiscal 2016 CPU Awards

In November 2015, the Committee approved awards of CPUs to eligible NEOs under Sysco’s Fiscal Year 2016 Cash Performance Unit Program, which was adopted by the Committee in August 2015 pursuant to the 2013 Sysco Corporation Long-Term Incentive Plan. For purposes of these CPUs, the Committee has adopted modified financial performance metrics. The principal metric for the fiscal 2016 CPU awards is the Company’s average 3-year return on invested capital (“ROIC”) as compared to the target ROIC established by the Committee on an annual basis, subject to modification based on the Company’s relative total shareholder return for the performance period. Target ROIC for each of the fiscal years during the performance period will be established by the Committee within the first 90 days of each respective fiscal year, and calculations may be adjusted for certain extraordinary or non-recurring items. The Company’s ROIC performance for fiscal 2016 and fiscal 2017 was adjusted to exclude the impact of certain items and the impact of changes in foreign exchange rates, and the Company’s ROIC performance for fiscal 2017 was also adjusted to exclude the impact of debt incurred in fiscal 2017 in connection with the acquisition of the Brakes Group.

Average Capital Efficiency Performance Factor. For each year during the performance period, Company ROIC performance is measured against the target ROIC, yielding an annual capital efficiency performance factor. For fiscal 2017, the annual capital efficiency performance factor was calculated based on the following:

•	Threshold – if the Company’s ROIC for a fiscal year is approximately 92% of target ROIC, the performance factor is 50%;

•	Target – if the Company’s ROIC for a fiscal year is 100% of target ROIC, the performance factor is 100%; and

•	Maximum – if the Company’s ROIC for a fiscal year is greater than or equal to approximately 108% of target ROIC, the performance factor is 150%.

The sum of the annual capital efficiency performance factor for each fiscal year in the performance period is then divided by the total number of fiscal years in the performance period to determine the average capital efficiency performance factor.

Relative Total Shareholder Return Modifier. The payout under the fiscal 2016 CPU awards is further modified by the Company’s relative total shareholder return during the 3-year performance period. In order to compute total shareholder return, the following sum is first calculated:

•	the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the last day of the three fiscal year performance period, plus,

•	the per share cash dividends paid on company common stock during the three-year performance period, minus,

•	the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the first day of the three-year performance period.

Total shareholder return is then computed as that sum divided by the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the first day of the three-year performance period. Based on the Company’s total shareholder return for the performance period, relative to that of the S&P 500, the total shareholder return modifier is determined as follows:

•	Minimum – 80% modifier if relative total shareholder return is equal to or below the 30th percentile;

•	Target – 100% modifier if relative total shareholder return is equal to the 50th percentile; and

•	Maximum – 120% modifier if relative total shareholder return is equal to or greater than the 75th percentile.

Calculation of CPU Payout. The cash payout under the fiscal 2016 CPU awards is calculated by multiplying the number of CPUs held by the NEO by the product of (1) the average capital efficiency performance factor (ranging from 0% to 150%) and (2) the relative total shareholder return modifier (ranging from 80% to 120%), which represents a total incentive opportunity of between 0% and 180% of the number of CPUs awarded to such NEO.

Outstanding CPUs. As of September 20, 2017, the NEOs listed below held CPUs in the amounts and for the performance period set forth below:

	Fiscal Year in	Target Value	Number of	Performance	Payout Amount ($)
Name	Which Granted	Per CPU	CPUs Held	Period	Threshold	Target	Maximum
DeLaney	2016	$ 1	2,843,750	6/27/15-6/30/18	$ 1,137,500	$ 2,843,750	$ 5,118,750
Bené	2016	1	853,125	6/27/15-6/30/18	341,250	853,125	1,535,625
Grade	2016	1	765,625	6/27/15-6/30/18	306,250	765,625	1,378,125
Libby	2016	1	630,000	6/27/15-6/30/18	252,000	630,000	1,134,000
Shurts	2016	1	710,938	6/27/15-6/30/18	284,375	710,938	1,279,688

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Payment under Fiscal 2015 CPU Awards

Following the conclusion of each three-year performance period, if we meet the relevant performance criteria, we will pay each named executive an amount obtained by multiplying the number of performance units that the executive received by the value assigned to each unit and then multiplying the resulting product by a specified percentage. Each CPU is assigned a value of $1.00 per unit. We make all payments due with respect to the CPUs in cash. No payments made under the 2008 Cash Performance Unit Plan to any named executive officer in any fiscal year may be higher than 1% of Sysco’s earnings before income taxes, as publicly disclosed in the “Consolidated Results of Operations” section of Sysco’s Annual Report on Form 10-K for the fiscal year ended immediately before the applicable payment date.

With respect to the CPU grants that we made in fiscal year 2015, which paid out in August 2017, the Committee established performance criteria based on Sysco’s total shareholder return over the three-year performance period including fiscal years 2015, 2016 and 2017, relative to that of the S&P 500. Based upon Sysco’s total shareholder return for that period relative to the other S&P 500 companies, CPUs are expected to pay at a rate from 50% to 150% of the aggregate value of the CPUs, which are valued at $1 per unit. In order to compute total shareholder return, the following sum is first calculated:

•	the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the last day of the three fiscal year performance period, plus,

•	the per share cash dividends paid on company common stock during the three-year performance period, minus,

•	the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the first day of the three-year performance period.

Total shareholder return is then computed as that sum divided by the closing price of a share of Sysco’s common stock, as reported on the New York Stock Exchange, on the day immediately preceding the first day of the three-year performance period. The threshold payment level requires Sysco’s total shareholder return for the three-year performance period to equal or exceed that of the 30th percentile of the S&P 500, the target payment level requires company performance to equal the 45th percentile, and the maximum payment level is expected to be reached at the 75th percentile, with graduated bonus levels in between the threshold and maximum levels. These grants are subject to Sysco’s clawback policies.

Sysco’s shareholder return during the three-year performance period ended July 1, 2017, which was in the 64.4th percentile relative to the S&P 500, resulted in a CPU payout of $1.25 per unit in August 2017, which represented 125% of the target payout level.

Benefits upon Termination of Employment or Change in Control – CPUs & PSUs

Disability. If the executive’s employment terminates during a performance period because the executive leaves our employment due to disability, the executive will nonetheless receive the specified payment (or shares of common stock in the case of the PSUs) on the applicable payment date, as if he or she remained employed on that date, which payment (or number of shares of common stock in the case of the PSUs) is determined using Sysco’s performance for the entire three-year performance period.

Retirement. If the executive’s employment terminates during a performance period because the executive experiences a retirement in good standing, the executive will receive the following:

•	CPUs – the executive will receive the specified payment on the applicable payment date, as if he remained employed on that date, reduced on a pro-rata basis based on the number of fiscal years during which the executive was actively employed, at any time, during the applicable three-year performance period. The executive will get credit for any fiscal year in the applicable performance period if the executive was actively employed by Sysco at any time during that fiscal year, and the payment will be determined using Sysco’s performance for the entire three-year performance period.

•	PSUs – if the executive’s retirement in good standing occurs on or after a complete fiscal year of the Company following the commencement of the performance period, the executive will be entitled to retain a prorated number of PSUs based on the number of whole fiscal months of employment during the applicable performance period through the retirement date. Payment of shares of common stock with respect to such retained PSUs will be made, to the extent earned, on the applicable payment date as if the executive had remained employed through the end of the performance period.

Death. If the executive’s employment terminates during a performance period due to the executive’s death, the executive will receive the following:

•	CPUs – the executive will receive the specified payment on the applicable payment date, as if he remained employed on that date, reduced on a pro-rata basis based on the number of fiscal years during which the executive was actively employed, at any time, during the applicable three-year performance period. The executive will get credit for any fiscal year in the applicable performance period if the executive was actively employed by Sysco at any time during that fiscal year, and the payment will be determined using Sysco’s performance for the entire three-year performance period.

•	PSUs – the executive’s estate will be paid a cash amount equal to the value of the PSUs, assuming Company financial performance at the target level under the applicable performance criteria and based on the closing price of Sysco common stock on the date of executive’s death.

Change in Control. If a change in control occurs during a performance period, the executive will receive the following:

•	CPUs – the executive will receive the target amount payable for the executive’s CPUs for that performance period, as if the target performance levels had been achieved. In such instances, the CPUs awarded with respect to the performance period will be considered vested and payment will be made to the executive within 90 days after the date of the change in control.

•	PSUs – if the executive’s employment is terminated involuntarily, other than for Cause, during the period commencing 12 months prior to the change in control and ending 24 months after the change in control, the executive’s PSUs will be considered vested and the executive will receive the target number of shares of common stock payable with respect to the executive’s PSUs for that performance period, as if the target performance levels had been achieved. Absent an involuntary termination without Cause within the period specified in the foregoing sentence, the occurrence of a change in control will not affect the vesting of his or her PSUs.

Other Terminations. If the executive’s employment terminates before the end of the performance period for any reason other than those specified above, we will cancel the executive’s CPUs and PSUs, and the executive will not receive any payments with respect to such cancelled awards.

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CEO Succession Compensation Arrangements

Transition and Retirement Agreement with Mr. DeLaney

On July 17, 2017, in connection with Mr. DeLaney’s retirement and in furtherance of a smooth and orderly transition, the Compensation Committee approved, and the Company entered into, a Transition and Retirement Agreement with Mr. DeLaney (the “Agreement”), which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2017, and provides for, among other things, the following terms and conditions:

•	Pre-Transition Period: during the period through December 31, 2017 (the “Transition Date”), Mr. DeLaney will be entitled to:

–	A base annual salary no less than that received in fiscal year 2017;

–	100% of the actually earned annual incentive for fiscal year 2017 under the Management Incentive Program;

–	Equity awards that are no less in value than those granted for fiscal year 2017, which awards were made in August 2017 in recognition of Mr. DeLaney’s continued service as CEO through the Transition Date, and his service as an advisor and mentor to Mr. Bené through December 31, 2018 (the “Separation Date”); provided that, with regard to the PSU component of the equity awards, assuming Mr. DeLaney works through the Separation Date, he will only be eligible to receive 50% of the applicable award because he will have worked for one half of the three-year performance period;

–	Continued participation in all Sysco retirement, health and welfare plans, including all employer matching contributions; and

–	Eligibility for a fiscal year 2018 annual incentive targeted at 150% of base salary.

•	Transition Period: during the period from the Transition Date through the Separation Date, and in exchange for his execution of a customary waiver and release of claims in favor of the Company and his continued service to the Company, Mr. DeLaney will be entitled to:

–	A base salary at the annual rate in effect on the Transition Date;

–	Payment of the annual incentive for fiscal year 2018 under the Management Incentive Program, with the amount based on the Company’s actual financial performance, with performance under the strategic bonus objectives deemed to be at 100% of target;

–	Continued vesting of Mr. DeLaney’s outstanding stock options, restricted stock units, performance share units and cash performance units, in each case in accordance with the terms and conditions of the applicable award agreements; and

–	Continued participation in all Sysco retirement, health and welfare plans, including all employer matching contributions.

•	Post-Separation: Mr. DeLaney’s employment with the Company will terminate and his retirement will be effective on the Separation Date, after which he will be entitled to receive earned but unpaid salary, payment for any accrued but unused vacation days, reimbursement for unreimbursed business expenses and vested amounts payable pursuant to the Company’s retirement, deferred compensation and benefit plans, in accordance with the terms thereof. In addition, subject to his execution of an additional waiver and release of claims in favor of the Company, Mr. DeLaney will be entitled to:

–	A payment in the amount of 75% of Mr. DeLaney’s 2018 annual base salary, which is equivalent to one half the value of his current target bonus opportunity for the six months for which he is expected to be employed in fiscal 2019; and

–	Continuation of Mr. DeLaney’s (and his dependents’) health, dental and vision benefits for a period ending in March 2021, including through reimbursement for the amounts of any premiums or other fees paid to maintain such benefits under the Company’s group health plans or otherwise.

The Agreement also provides for the benefits provided to Mr. DeLaney in the event that his employment with the Company is terminated prior to the Separation Date due to death or for “Cause” (as defined in the Agreement). The treatment of Mr. DeLaney’s outstanding stock options, restricted stock units, performance share units and cash performance units following his retirement will be determined by the terms and conditions set forth in the applicable award agreements.

Compensation Adjustments for Mr. Bené

In recognition of Mr. Bené’s additional responsibilities in connection with his transition to President and Chief Executive Officer, the Committee approved the following compensation adjustments for Mr. Bené:

•	Mr. Bené’s annual base salary will be increased from $800,000 to $900,000, effective for the period from September 3, 2017 to December 31, 2017;

•	The targeted aggregate dollar value of Mr. Bené’s annual long-term incentive awards under the Company’s long-term incentive plans will be increased from 3.75x to 4.75x his annual base salary, effective for the period from August 1, 2017 to December 31, 2017; and

•	Mr. Bené’s target annual incentive opportunity for fiscal 2018 under the Company’s management incentive program will remain at 125% of his annual base salary, effective for the period from July 2, 2017 through December 31, 2017.

Effective January 1, 2018, in recognition of Mr. Bené’s additional responsibilities in connection with his promotion to President and Chief Executive Officer, the Committee also approved the following further compensation adjustments:

•	Mr. Bené’s annual base salary will be increased from $900,000 to $1.1 million;

•	The targeted aggregate dollar value of future annual long-term incentive awards to Mr. Bené under the Company’s long-term incentive plans will be increased from 4.75x to 5.75x his annual base salary;

•	Mr. Bené’s target annual incentive opportunity for fiscal 2018 under the Company’s management incentive program will be increased from 125% to 150% of his annual base salary, effective for the period from January 1, 2018 through the end of fiscal 2018, resulting in a pro-rated annual incentive award opportunity; and

•	Mr. Bené will receive in February 2018, a one-time, promotional long-term incentive award valued at $1.1 million, which shall consist of RSUs that vest in three equal, annual installments.

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Outstanding Equity Awards at Fiscal Year-End

Option grants to the NEOs prior to fiscal 2017 under the 2013 Long-Term Incentive Plan and its predecessor, the 2007 Stock Incentive Plan, which we refer to as the “plans,” have generally vested and become exercisable in five equal annual installments, beginning one year after the grant date, and the option grants to NEOs in fiscal 2017 will vest and become exercisable in three equal, annual installments, beginning one year after the grant date, in each case to create a long-term incentive for the executives. The restricted stock units that have been granted pursuant to the plans generally vest one-third per year over three years, and the performance share units issued in fiscal 2017 under the 2013 Long-Term Incentive Plan are subject to cliff vesting following a three-year performance period. The 2013 Long-Term Incentive Plan allows the Committee the discretion to grant stock options, restricted stock, restricted stock units, performance share units, as well as other stock-based awards.

According to the terms of our stock plans, the exercise price of options may not be less than the Fair Market Value on the date of the grant, (a) which is defined in our 2013 Long-Term Incentive Plan as the closing sale price during regular trading hours of the stock on the immediately preceding date on the principal securities market in which shares of our common stock are then traded, or, if there were no trades on that date, the closing sale price during regular trading hours of the stock on the first trading day prior to that date, and (b) which is defined in our 2007 Stock Incentive Plan as the closing price of our stock on the New York Stock Exchange on the last business day before the grant date. Our stock plans specifically prohibit repricing of outstanding grants without stockholder approval. The Committee grants all of our stock options and restricted stock units pursuant to our equity grant guidelines.

Pursuant to our equity grant guidelines in effect prior to August 2011, the Committee generally made option and restricted stock unit grants on the second Tuesday in November each year, a date when we were typically in a trading “window” under our Policy on Trading in Company Securities. In August 2011, the Committee revised our equity grant guidelines to provide that grants may be made during any open trading windows pursuant to our Policy on Trading in Company Securities, subject to certain conditions and qualifications. The guidelines provide that the Committee should generally make equity grants at a point in time when we have publicly disseminated all material information likely to affect the trading price of Sysco’s common stock. Under the guidelines, the Committee will generally not make grants during a period preceding an anticipated event that is likely to cause a substantial increase or a substantial decrease in the trading price of Sysco’s common stock, such as an earnings release. If we have grants scheduled to occur when Sysco is in possession of material non-public information, then:

•	management must inform the Committee or the Board of Directors, as the case may be, of all material information in its possession regarding Sysco; and

•	if, in the Committee’s or Board’s judgment, such information is reasonably likely to affect the trading price of Sysco’s common stock, then due consideration should be given to the number and exercise price of options and the number of any equity grants that may be granted in light of such material non-public information.

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The following table provides information on the stock option, RSU and PSU grants held by each named executive officer as of July 1, 2017.

	Option Awards						Stock Awards
		Number of	Number of
		Securities	Securities				Number of
		Underlying	Underlying				Shares or		Market Value of
		Unexercised	Unexercised		Option		Units of Stock		Shares or Units
		Options	Options		Exercise	Option	That Have		of Stock That
		Exercisable	Unexercisable		Price	Expiration	Not Vested		Have Not Vested
Name	Date Granted	(#)	(#)		($)	Date	(#)		($)(1)
DeLaney	August 2016	—	—		—	—	94,877	(2)	4,775,143
	August 2016	—	541,666	(3)	52.42	08/24/2026	—		—
	November 2015	—	—		—	—	33,364	(4)	1,679,210
	November 2015	112,651	450,607	(5)	40.59	11/17/2025	—		—
	November 2014	—	—		—	—	17,297	(6)	870,558
	November 2014	229,964	344,946	(7)	38.89	11/18/2024	—		—
	November 2013	366,420	244,281	(8)	33.40	11/14/2023	—		—
	November 2012	—	—		—	—	12,771	(9)	642,764
	November 2012	600,000	150,000	(10)	29.96	11/13/2019	—		—
	November 2011	600,000	—		27.65	11/14/2018	—		—
	November 2010	120,000	—		28.87	11/10/2017	—		—
Bené	August 2016	—	—		—	—	35,031	(2)	1,763,096
	August 2016	—	200,000	(3)	52.42	08/24/2026	—		—
	February 2016	—	—		—	—	1,928	(11)	97,036
	February 2016	8,169	32,680	(12)	44.38	2/18/2026	—		—
	November 2015	—	—		—	—	10,008	(4)	503,703
	November 2015	33,795	135,182	(5)	40.59	11/17/2025	—		—
	November 2014	—	—		—	—	4,544	(6)	228,700
	November 2014	60,424	90,636	(7)	38.89	11/18/2024	—		—
	November 2013	103,503	69,002	(8)	33.40	11/14/2023	—		—
Grade	August 2016	—	—		—	—	25,544	(2)	1,285,617
	August 2016	—	145,833	(3)	52.42	08/24/2026	—		—
	November 2015	—	—		—	—	8,982	(4)	452,064
	November 2015	30,329	121,317	(5)	40.59	11/17/2025	—		—
	November 2014	—	—		—	—	3,323	(6)	167,247
	November 2014	27,617	41,426	(7)	38.89	11/18/2024	—		—
	November 2013	45,382	30,255	(8)	33.40	11/14/2023	—		—
	November 2012	—	17,438	(10)	29.96	11/13/2019	—		—
Libby	August 2016	—	—		—	—	21,019	(2)	1,057,878
	August 2016	—	120,000	(3)	52.42	08/24/2026	—		—
	November 2015	—	—		—	—	7,391	(4)	371,989
	November 2015	24,956	99,827	(5)	40.59	11/17/2025	—		—
	November 2014	—	—		—	—	3,524	(6)	177,363
	November 2014	46,852	70,278	(7)	38.89	11/18/2024	—		—
	November 2013	36,093	24,063	(8)	33.40	11/14/2023	—		—
	November 2012	—	—		—	—	6,190	(9)	311,543
	November 2012	—	13,334	(10)	29.96	11/13/2019	—		—
Shurts	August 2016	—	—		—	—	23,719	(2)	1,193,773
	August 2016	—	135,416	(3)	52.42	08/24/2026	—		—
	November 2015	—	—		—	—	8,340	(4)	419,752
	November 2015	28,162	112,652	(5)	40.59	11/17/2025	—		—
	November 2014	—	—		—	—	4,268	(6)	214,808
	November 2014	56,750	85,126	(7)	38.89	11/18/2024	—		—
	November 2013	97,210	64,807	(8)	33.40	11/14/2023	—		—
	November 2012	140,075	46,719	(10)	29.96	11/13/2019	—		—
(1)	The aggregate dollar value is calculated using the closing price of our common stock on June 30, 2017, the last trading day of fiscal 2017, of $50.33. For the PSUs awarded to the NEO in August 2016, the market value is based on the maximum number of shares of common stock underlying the PSUs, including dividend equivalents, as explained further in footnote 2 below.
(2)	Represents the target number of shares of common stock, rounded to the nearest whole share, underlying the PSUs awarded to the NEO in August 2016, including dividend equivalents that are expected to be paid in shares upon vesting of the PSUs. Each PSU represents the right to receive one share of common stock, at target levels, but the ultimate number of shares of common stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period ending on June 29, 2019 and could range from 0% to 200% of the target number of PSUs granted to the participant, based on the Company’s financial performance relative to the pre-established targets.
(3)	One-third of these options vested on August 25, 2017, with the remainder vesting in equal portions on August 25 of 2018 and 2019.

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(4)	These RSUs vest in equal portions on December 1 of 2017 and 2018, and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the Company, except that the units will remain in effect and continue to vest according to the vesting schedule upon termination of executive’s employment due to disability or following the date on which the executive reaches either (i) age 55 (with 10 or more years of service) or (ii) age 65. Additionally, the RSUs will vest immediately upon executive’s death or the termination of executive’s employment (i) by the Company without cause or (ii) by the executive for good reason, in either case within the period commencing 12 months before, and ending 24 months following, a change in control of the Company. Dividend equivalents are paid to US-based participants, in cash, if and when the underlying RSUs vest.
(5)	These options vest in equal portions on November 17 of 2017, 2018, 2019 and 2020.
(6)	These RSUs vest on November 18, 2017, and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the Company, except that the RSUs will remain in effect and continue to vest under the circumstances described in footnote (4) above. Dividend equivalents are paid to US-based participants, in cash, if and when the underlying RSUs vest. Dividend equivalents are paid to US-based participants, in cash, if and when the underlying RSUs vest.
(7)	These options vest in equal portions on November 18 of 2017, 2018 and 2019.
(8)	These options vest in equal portions on November 14 of 2017 and 2018.
(9)	These RSUs vest on November 14, 2017 and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the Company, except that the RSUs will remain in effect and continue to vest under the circumstances described in footnote (4) above. Dividend equivalents are paid to US-based participants, in cash, if and when the underlying RSUs vest.
(10)	These options vest on November 13, 2017.
(11)	These restricted stock units vest in equal portions on March 1 of 2018 and 2019, and may be settled solely by delivery of an equal number of shares of Sysco common stock. Vesting is contingent upon executive’s continued service with the Company, except that the RSUs will remain in effect and continue to vest under the circumstances described in footnote (4) above. Dividend equivalents are paid to US-based participants, in cash, if and when the underlying RSUs vest.
(12)	These options vest in equal portions on February 18 of 2018, 2019, 2020 and 2021.

Awards pursuant to the 2013 Long-Term Incentive Plan and 2007 Stock Incentive Plan

All of the option awards listed above provide that, if the executive’s employment terminates as a result of retirement in good standing or disability, the option will remain in effect, vest and be exercisable in accordance with its terms as if the executive remained an employee of Sysco. All unvested options will vest immediately upon the executive’s death. Furthermore, the options provide that the executive’s estate or designees may exercise the options at any time within three years after his death, but in no event later than the original termination date.

All of the options listed above granted prior to November 2013 provide for the vesting of unvested options upon a change in control. In addition, grants made prior to November 2013 provide that, if the named executive’s employment is terminated other than for cause during the 24 month period following a change in control, the outstanding options under the plans will be exercisable to the extent the options were exercisable as of the date of termination for 24 months after employment termination or until the expiration of the stated term of the option, whichever period is shorter.

The options granted since November 2013 provide that, if the Company terminates the executive’s employment within 12 months before, or 24 months following, a change in control of the Company, then the option will remain in effect, vest and be exercisable in accordance with its terms as if the executive had remained an employee of Sysco.

Option Exercises and Stock Vested

The following table provides information with respect to aggregate option exercises and the vesting of stock awards during the last fiscal year for each of the NEOs.

	Option Awards		Stock Awards
	Number
	of Shares Acquired	Value Realized	Number of Shares	Value Realized on
	on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
DeLaney	220,228	$5,311,771	64,812	$3,455,944
Bené	—	—	15,616	832,766
Grade	60,688	1,378,284	11,394	607,955
Libby	65,833	1,516,494	16,257	866,013
Shurts	46,800	1,110,876	13,231	706,170
(1)	We computed the value realized on vesting by multiplying the number of shares of stock underlying RSUs that vested by the closing price of Sysco’s common stock on the last business day before the vesting date. Dividend equivalents with regard to the RSUs that vested during fiscal 2017 were paid in cash at the time of such vesting and are not reflected in this column.

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Fiscal 2017 Nonqualified Deferred Compensation

The following table provides information regarding executive contributions and related company matches, earnings and account balances under the Executive Deferred Compensation Plan (“EDCP”) and the Management Savings Plan (“MSP”) for each of the NEOs during fiscal 2017. None of the NEOs made any withdrawals or received any distributions under these plans with respect to fiscal 2017.

		Executive	Registrant	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Balance at
	Applicable	for Fiscal 2017	for Fiscal 2017	Fiscal 2017	July 1, 2017
Name	Plan	($)(1)	($)(2)	($)(3)	($)(4)
DeLaney	MSP	$187,375	$296,013	$20,978	$1,449,466
	EDCP	—	—	78,849	1,562,170
Bené	MSP	778,394	98,744	210,108	2,624,098
	EDCP	—	—	—	—
Grade	MSP	25,000	50,300	6,082	89,944
	EDCP	—	—	—	—
Libby	MSP	24,000	190,931	113,073	813,639
	EDCP	—	—	—	—
Shurts	MSP	219,219	63,903	77,396	872,596
	EDCP	—	—	—	—
(1)	For the MSP, the amount shown for each of Messrs. DeLaney, Bené, Grade, Libby and Shurts includes the deferral of a portion of the salary paid to the NEO for fiscal 2017. The amount of such deferred salary is included in the Summary Compensation Table under the “Salary” column for 2017.

(2)	As discussed below, the MSP allows participants to defer a portion of their salary and annual incentive award and provides for Company contributions to participants’ accounts, including matching, non-elective and transitional contributions. The amount shown is composed of the following Company contributions for each current NEO:

	Match	Non-elective	Pension Transition	SERP Transition
DeLaney	$87,063	$104,475	$104,475	$—
Bené	44,884	53,861	—	—
Grade	14,394	35,906	—	—
Libby	17,375	33,936	—	139,620
Shurts	29,047	34,856	—	—
(3)	The above-market interest portion of these amounts is included in the fiscal 2017 disclosure under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and footnote 6 of the Summary Compensation Table, in the following amounts: $38,605 for EDCP and $5,018 for MSP for Mr. DeLaney, $4,473 for MSP for Mr. Bené and $629 for MSP for Mr. Shurts.
(4)	Portions of the amounts disclosed in this column for Messrs. DeLaney, Bené and Shurts have previously been reported in Summary Compensation Tables for previous years, including the following amounts: for Mr. DeLaney: $35,363 for fiscal 2016 and $26,039 for fiscal 2015; for Mr. Bené: $3,331 for fiscal 2016 and $1,883 for fiscal 2015; and for Mr. Shurts: $468 for fiscal 2016 and $269 for fiscal 2015.

About the MSP

In order to provide certain highly compensated employees of the Company with the continued opportunity to build retirement savings on a tax-deferred basis through deferrals and Company contributions, Sysco adopted the MSP, effective November 14, 2012. The MSP is a competitive plan for nonqualified executive retirement benefits and is designed to supplement our 401(k) plan. It allows participants, including the current NEOs, to defer a portion of their salary compensation and up to 100% of their annual incentive award. The MSP also provides for Company contributions to participants’ accounts, including non-elective and matching contributions, as well as transition contributions, which are designed to compensate participants for a portion of the value lost as a result of the freezing of Sysco’s then-current plans. The MSP allows for deferrals and contributions that would not be permitted under the Company’s 401(k) plan due to IRS limits. The following discussion summarizes the material terms of the MSP that are applicable to the NEOs. The definition of “bonus” for purposes of the MSP includes any amounts that are paid as a bonus or annual incentive award to a participant, whether under a long-term incentive plan or otherwise.

Executive Deferrals. Participants may initially elect to defer up to fifty percent (50%) of their annual salary and/or all or a portion of their bonus under the MSP. A deferral election, once made, is irrevocable for the applicable calendar year (for salary deferrals) or fiscal year (for bonus deferrals). Bonus deferral elections are contingent upon the participant’s award qualifying as “performance based compensation” under Section 409A of the Code.

The Committee retains the discretion to alter the minimum and maximum percentages of awards that may be deferred, but such discretion must be exercised prior to the beginning of the applicable fiscal year for which such award may be earned. Salary deferrals were effective beginning in calendar year 2013, with performance based annual incentive award deferrals effective beginning in fiscal 2014.

Company Contributions. Sysco will make a matching contribution (determined based on compensation not taken into account under the Company’s 401(k) plan), to the account of participants who elect to defer a portion of their compensation under the MSP (the “Company Match”). The Company Match will be made on a calendar year basis. The Company Match, determined on a combined plan basis for the MSP and 401(k) plan, will be a maximum of fifty percent (50%) of the first five percent (5%) of a participant’s annual base salary and bonus deferred by the participant.

In addition to the Company Match described above, Sysco will credit an automatic Company contribution equal to three percent (3%) of the participant’s gross base salary and bonus, less the amount of a similar Company contribution into the participant’s 401(k) account, to the participant’s account in the MSP (the “Non-elective Contribution”). The Company will credit this contribution regardless of whether the participant defers any amounts under the MSP or 401(k).

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In addition to the contributions described above, for a period of ten years through 2023, or until a participant ceases employment with Sysco, whichever is earlier, Sysco will credit an automatic Company contribution of three percent (3%) of the participant’s gross base salary and bonus, less the amount of a similar Company contribution into the participant’s 401(k) account, to the MSP account of eligible participants (the “Pension Transition Contribution”). To be eligible to receive the Pension Transition Contribution, a participant must have been accruing benefits under Sysco’s pension plan as of December 31, 2012 and have been at least age fifty (50) with fifteen (15) or more years of Sysco service as of that date. The Company will credit this contribution regardless of whether the participant defers any amounts under the MSP or 401(k) so long as he remains employed by Sysco or leaves for retirement, death or disability in such calendar year. Mr. DeLaney is eligible to receive these contributions.

In addition to the contributions described above, Mr. Libby’s MSP account will be credited annually with an automatic fully vested Company contribution of ten percent (10%) of his base salary and bonus for a period of ten years through 2023 (each contribution referred to as a “SERP Transition Contribution”) so long as the executive remains employed by Sysco or leaves for retirement, death or disability in such calendar year.

Investment Options. The portion of a participant’s account attributable to salary and bonus deferrals will be deemed invested and reinvested in certain investments, as designated by the participant from a list of available investment options. The investment options include a variety of generally available investment funds. The portion of a participant’s account attributable to Sysco company contributions will be deemed invested as directed by the participant.

Vesting of Deferrals and Company Contributions. Participant deferrals, including associated investment earnings and losses, will be fully vested at all times. The Company Match, as adjusted for associated investment earnings and losses, will vest based upon a participant’s number of years of service. As of July 1, 2017, Messrs. DeLaney, Grade and Libby were fully vested, and Messrs. Bené and Shurts were each 75% vested, with the remainder to vest through the fifth anniversary of service. In addition, each of Messrs. Bené and Shurts will become fully vested in the event of his death or disability or a defined change of control of Sysco. The Non-elective contribution, the Pension Transition Contribution, and the SERP Transition Contribution, as such amounts are adjusted for associated investment earnings and losses, will be fully vested at all times.

Timing and Form of Distributions. Other than elected in-service distributions or deferrals, the participant’s vested account may generally only be distributed upon the participant’s termination for any reason, including death, disability or retirement. Except with respect to in-service distributions or distributions following a participant’s termination (for a reason other than death, disability or retirement), the participant may elect to have his account distributed in:

•	a lump sum;

•	annual installments over a period of up to 20 years; or

•	a combination of a lump sum and installments.

In-service distributions and distributions following a participant’s termination (for a reason other than death, disability or retirement) will be distributed in a lump sum.

Delay of Distributions to NEOs. Distributions to a specified employee, including an NEO, upon the specified employee’s or NEO’s “separation from service” as defined under Section 409A of the Internal Revenue Code, will be delayed for a period of six months to the extent that making payments during such six-month period would violate Section 409A of the Internal Revenue Code.

Forfeiture. The MSP contains a forfeiture provision whereby participants will forfeit the balance of their accounts attributable to Company contributions, adjusted for deemed investment losses and earnings, and even if such amounts may have previously vested, in the event the Committee finds that the participant engaged in fraudulent or certain other illegal acts while employed by the Company, or impermissibly competes with the Company after termination. Participants also have an obligation to repay any amounts previously distributed to them under the MSP attributable to Company contributions if the Committee finds they engaged in such acts.

About the EDCP

Sysco maintained the EDCP to provide certain executives the opportunity to defer the receipt of a portion of their annual salaries, bonuses and deemed earnings thereon on a tax-deferred basis. Federal income taxes on all amounts credited under the EDCP will be deferred until payout under current tax law. The EDCP is administered by the Compensation Committee.

Eligibility. All Sysco executives who were participants in the MIP, excluding those whose income was subject to Canadian income tax laws, were eligible to participate. The Committee amended the EDCP, effective in December 2012, to close the EDCP to new participants.

Executive Deferrals. Executives were permitted to defer up to 40% of their bonuses under the MIP and up to 100% of salary. In September 2009, the EDCP was amended to clarify that any bonus paid in lieu of or as a substitute for the MIP bonus in the future was eligible for deferral under the EDCP.

Sysco Matching Credit. Sysco did not match salary deferrals under the EDCP. Sysco provided matching credit of 15% of the first 20% of bonus deferred, resulting in a maximum possible match credit of 3% of an executive’s bonus. The Committee was permitted to authorize additional discretionary company contributions, although it did not authorize any from fiscal year 2008 through December 31, 2012, the date on which the EDCP was frozen.

Investment Options. An executive may invest the deferral portion of his or her account among nine investment options, which may be changed as often as daily. Participants are also permitted to direct the investment of company matches under the EDCP.

Vesting. An executive is always 100% vested in his or her deferrals and each Sysco match, but any portion of an executive’s account attributable to Sysco matches, including associated deemed investment return, and the net investment gain, if any, credited on his or her deferrals, is subject to forfeiture for specified cause or competing against Sysco in certain instances.

In-Service Distribution Elections and Hardship Withdrawals. Unless an executive has previously made an in-service distribution election, an executive will generally not have access to amounts deferred under the EDCP while employed by Sysco unless he or she requests and qualifies for a hardship withdrawal. Such withdrawals are available under very limited circumstances in connection with an unforeseeable emergency.

Distribution Events. We will distribute the vested portion of the amount credited to an executive’s EDCP account upon the earlier to occur of the executive’s death, disability, retirement or other separation event.

Distributions. Effective January 1, 2009, a participant who terminates employment, other than due to death, disability or a qualifying retirement,

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will receive a lump sum. A participant may elect the form of distribution of his account in the event of death or disability, or if the participant terminates employment after the earlier of age 60, or age 55 with 10 years of service with the Company.

An executive who has the right to elect the form of payment of his vested account balance may choose annual or quarterly installments over a specified period of up to 20 years, a lump sum or a combination of both. An executive may change his distribution elections prior to separation, subject to limitations in the EDCP required by Section 409A of the Internal Revenue Code.

When we pay installments under the EDCP, we will credit the executive’s unpaid vested account balance with a fixed investment return during the entire payout period. This fixed return will equal the Moody’s Average Corporate Bond Yield for either the six- or twelve-month period ending two months prior to the month of the first installment payment, whichever is higher.

Delay of Distributions to NEOs. Distributions to a specified employee, including a named executive, upon the specified employee or named executive officer’s “separation from service” as defined under Section 409A of the Internal Revenue Code will be delayed for a period of six months to the extent that making payments during such six-month period would violate Section 409A of the Internal Revenue Code.

Forfeiture for Cause or Competition. Any portion of an executive’s account attributable to Sysco matches, including associated deemed investment return, and the net investment gain, if any, credited on his deferrals, is subject to forfeiture for specified cause or competition. No such forfeiture can occur, however, for a participant who is discharged (1) during a plan year in which a change in control occurs or (2) during the three plan years thereafter.

Limits on Excess Parachute Payments. The EDCP contains cutback provisions that will reduce amounts payable to each named executive officer by the amount of any payments that cannot be deducted by Sysco under Section 280G of the Internal Revenue Code.

Pension Benefits

Sysco maintains two defined benefit pension plans. One is the Sysco Corporation Retirement Plan, or pension plan, which is intended to be a tax-qualified plan under the Internal Revenue Code. The second is the Sysco Corporation Supplemental Executive Retirement Plan, or SERP, which is not a tax-qualified plan. The pension plan ceased all non-union participant accruals effective December 31, 2012. In November 2012, the SERP was amended to freeze benefits and stop future accruals, effective June 29, 2013. Participants covered by the SERP as of June 29, 2013 were granted accelerated vesting. For those who retire and are not eligible for immediate commencement of their SERP benefit, they will be deemed 100% vested, with benefits payable upon reaching age 65.

For those who are eligible for a SERP benefit at the time of retirement, an early retirement reduction factor will be used to determine the amount available. As of January 1, 2013, the broad-based, tax-qualified Sysco Corporation Employee’s 401(k) Plan (the “401(k) plan”) was enhanced to provide a larger benefit going forward. The following table shows the years of credited service for eligibility purposes (e.g., early retirement rights) and the present value of the accrued benefits for each of the NEOs under each of the pension plan and SERP as of July 1, 2017. Mr. Bené is not a participant in either of the Sysco maintained defined benefit plans, and Messrs. Grade and Shurts are not participants in the SERP.

		Number of
		Years Credited	Present Value
		Service	of Accumulated	Payments During
Name	Plan Name	(#)	Benefit	Last Fiscal Year
DeLaney	Pension Plan	28.333	$738,651	$—
	SERP	28.333	8,772,435	—
Bené	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
Grade	Pension Plan	19.167	98,319	—
	SERP	N/A	N/A	N/A
Libby	Pension Plan	9.667	149,293	—
	SERP	9.667	220,951	—
Shurts	Pension Plan	4.167	38,643	—
	SERP	N/A	N/A	N/A

As required by SEC rules, we calculated the participating officers’ accrued benefits under the pension plan by assuming that the named executives will remain in service with the Company until age 65, which is the earliest age at which the NEOs can retire without any reduction in benefits. Amounts shown below assume the pension plan benefit will be paid in the form of a life-only annuity with a 5-year guarantee. Amounts for present value purposes assume that 50% will elect the 100% joint-life annuity and 50% will elect a single life-only annuity. Other optional forms of payment are available from the pension plan.

For the SERP, we calculated the participating officers’ accrued benefits by assuming that the named executives will remain in service with Sysco until the earliest age they could retire without any reduction in SERP benefits. This date is at age 61.583 for Mr. DeLaney, and age 61 for Mr. Libby. These ages differ because the SERP early retirement factors are based on a combination of the participant’s age, Sysco service, and/or MIP service. Note that some of these ages may represent the executive’s current age as of the 2017 fiscal year-end due to prior attainment of their earliest unreduced date. The amounts shown below and for present value purposes assume the SERP will be paid as a joint-life annuity, reducing to two-thirds upon the death of either the executive or his spouse, with the unreduced payment guaranteed for 10 years; however, members also have the option to elect a life-only annuity with a 10-year guarantee.

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We calculated the present value of the accumulated pension plan and SERP benefits based on a 4.19% discount rate for the pension plan and a 4.08% discount rate for the SERP, with a post-retirement mortality assumption based on Mercer’s Industry Longevity Experience Study, Consumer Goods and Food & Drink, gender-distinct and no collar, applying the MSS2016 scale for annuitants.

Following are the estimated accrued benefits earned through the fiscal year ending 2017 for the pension plan or SERP, as noted. These annual amounts would be payable at the earliest unreduced retirement age, as described above, if the named executive officer remains in the service of Sysco until such age. Projected benefits that may be earned due to pay and service after the fiscal year ended July 1, 2017 are not included in these estimates.

		Earliest Unreduced	Expected Years of	Estimated Annual
Name	Plan Name	Retirement Age	Payments	Benefit
DeLaney	Pension Plan	65	21.0	$62,038
	SERP	61.583	26.3	555,049
Bené	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
Grade	Pension Plan	65	21.8	14,693
	SERP	N/A	N/A	N/A
Libby	Pension Plan	65	21.6	18,854
	SERP	61	27.4	19,022
Shurts	Pension Plan	65	21.2	3,750
	SERP	N/A	N/A	N/A

In addition to the above, we provide a temporary Social Security bridge benefit to an executive commencing SERP benefits before age 62, payable until the earlier of age 62 or death. The amount of this monthly benefit for each eligible participating officer, based on the SERP early retirement assumptions above, is $1,912 for Mr. DeLaney and $1,586 for Mr. Libby.

Pension Plan

The pension plan, which is intended to be tax-qualified, is funded through an irrevocable tax-exempt trust and covered approximately 44,722 participants as of December 31, 2016. In general, a participant’s accrued benefit is equal to 1.5% times the participant’s average monthly eligible earnings for each year or partial year of service with Sysco or a subsidiary. As previously noted above, as of January 1, 2013, non-union employees no longer earn additional retirement benefits under the pension plan, so earnings and service after December 31, 2012, were not taken into account for determining non-union participants’ accrued benefits under the pension plan. The accrued benefit under the pension plan is expressed in the form of a monthly annuity for the participant’s life, beginning at age 65, the plan’s normal retirement age, and with payments guaranteed for five years. If the participant remains with Sysco until at least age 55 with 10 years of service, the participant is entitled to early retirement payments. In such case, we reduce the benefit 6.67% per year for the first 5 years prior to normal retirement age and an additional 3.33% per year for years prior to age 60. Employees vest in the pension plan after five years of service, and the amendment to freeze benefit accruals under the pension plan after December 31, 2012 did not impact service determination for vesting purposes.

Benefits provided under the pension plan are based on compensation up to a limit, which is $270,000 for calendar year 2017, under the Internal Revenue Code. In addition, annual benefits provided under the pension plan may not exceed a limit, which is $215,000 for calendar year 2017, under the Internal Revenue Code.

Elements Included in Benefit Formula. Compensation included in the pension plan’s benefit calculation is generally earned income excluding deferred bonuses.

Policy Regarding Extra Years of Credited Service. Generally, we do not credit service in the pension plan beyond the actual number of years an employee participates in the plan. We base the years of credited service for the NEOs only on their service while eligible for participation in the plan.

Benefit Payment Options. Participants may choose their method of payment from several options, including a life annuity option, spousal joint and survivor annuity, Social Security leveling and life annuity options with minimum guaranteed terms. Only de minimis lump sums are available.

Supplemental Executive Retirement Plan

We maintain a supplemental executive retirement plan, which we refer to as the SERP, for the benefit of 82 eligible executives, as of July 1, 2017, to provide for retirement benefits beyond the amounts available under Sysco’s various broad-based US and Canadian pension plans. Messrs. DeLaney and Libby participate in the SERP. It is our intent that the SERP comply with Section 409A of the Internal Revenue Code in both form and operation. The SERP is an unsecured obligation of Sysco and is not qualified for tax purposes.

In November 2012, the SERP was amended to freeze benefits and stop future accruals, effective June 29, 2013. Participants covered by the SERP as of June 29, 2013 were granted accelerated vesting. For those who retire and are not eligible for immediate commencement of their SERP benefit, they will be deemed 100% vested, with benefits payable upon reaching age 65. For those who are eligible for a SERP benefit at the time of retirement, an early retirement reduction factor will be used to determine the amount available.

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The SERP was designed to provide, in combination with other retirement benefits, 50% of an executive’s final average compensation, provided an executive had at least 20 years of Sysco service, including service with an acquired company. “Other retirement benefits” include Social Security, benefits from the pension plan, and employer contributions under Sysco’s 401(k) plan and similar qualified plans of acquired companies. We reduce the gross accrued benefit of 50% of final average compensation by 5% per year for each year of Sysco service including service with an acquired company of less than 20 years. For purposes of this service calculation, Sysco service was frozen effective June 29, 2013. Additionally, final average compensation is determined using the monthly average of a participant’s eligible earnings for the last 10 fiscal years prior to June 29, 2013, or the date he ceases to be covered under the SERP, if earlier. With respect to the determination of a participant’s accrued benefit as of June 28, 2008, as discussed below, final average compensation is determined using the monthly average of a participant’s eligible earnings for the highest 5 of the 10 fiscal years prior to, and including, the fiscal year ended June 28, 2008.

The term “eligible earnings” refers to compensation taken into account for SERP purposes. As discussed below, beginning with fiscal 2009, the portion of a participant’s MIP bonus counted as eligible earnings is capped at 150% of the participant’s rate of base salary as of the last day of the applicable fiscal year. Eligible earnings for fiscal years prior to fiscal 2009, including eligible earnings for purposes of determining a participant’s accrued benefit as of June 28, 2008, as discussed below, are not affected by this plan change. The definition of eligible earnings that places a cap on the MIP bonus for fiscal years after fiscal 2008 will be used in all benefit calculations except for certain death benefit calculations and a participant’s accrued benefit as of June 28, 2008, as discussed below.

A SERP participant will receive a SERP benefit equal to the greater of:

•	The accrued benefit determined as of June 29, 2013 (the plan freeze date); or

•	The accrued benefit determined as of June 28, 2008, but the early retirement factor and eligibility for immediate benefit payments determined as of the date service with Sysco ends, using the following components:

	–	average pay, based on the highest five fiscal years, which need not be successive, of eligible earnings in the ten fiscal year period ending June 28, 2008;

	–	full years of service with Sysco, including service with companies acquired by Sysco, as of June 28, 2008; and

	–	offsets as of June 28, 2008, with the standard adjustment to reflect the form and timing of the SERP benefit payments as of the date service with Sysco ends.

Under the SERP, Sysco has the ability to cause the forfeiture of any remaining SERP payments to a participant who was not discharged for “cause,” but who, after termination, was determined by the Compensation Committee to have engaged in behavior while employed that would have constituted grounds for a discharge for “cause.” For this purpose, termination for “cause” includes termination for fraud or embezzlement. Sysco also has the ability to cause a forfeiture of any remaining SERP payments to a participant if the participant violates certain non-competition covenants. These non-competition covenants are applicable for the year following termination and to the entire period over which any SERP benefits are to be paid.

Participants covered by the SERP as of June 29, 2013 are 100% vested. For those who are eligible for early payment at retirement, their benefits may be reduced by an early retirement factor. The early retirement factor is based upon age and MIP participation service and/or Sysco service. The early retirement factor is 50% when participants reach the earlier of age 60 with 10 years of MIP participation service and 20 years of Sysco service or age 55 with 15 years of MIP participation service. The early retirement factor increases with additional years of age and/or MIP participation service or Sysco service.

A participant with at least 20 years of Sysco service (including service with companies acquired by Sysco) can retire with unreduced benefits when the early retirement factor is 100%. The participant generally attains an early retirement factor of 100% on the earliest of:

•	age 65 if the participant has at least 10 years of Sysco service;

•	age 55 if the participant has at least 15 years of MIP service, but only if the sum of his or her age and MIP service is equal to or exceeds 80; and

•	age 62 if the participant has at least 25 years of Sysco service and at least 15 years of MIP service.

Upon the occurrence of a change in control, the early retirement factor will become 100% for each participant. However, the criteria for determining whether a participant is eligible for early payment remains unchanged (i.e., the enhancement on the early retirement factor only impacts participants who otherwise meet the early payment criteria upon retirement). Notwithstanding this, the SERP contains cutback provisions that will reduce amounts payable to each participant by the amount of any payments that cannot be deducted by Sysco under Section 280G of the Internal Revenue Code.

We pay the SERP benefit as a monthly life annuity with a guaranteed minimum period of 10 years if the participant is not married at the time payments commence. If the participant is married at the time payments commence, the participant has the option to elect a joint life annuity whereby the participant and spouse are entitled to a monthly annuity for life with a guaranteed minimum period of 10 years, and generally, on the participant’s or spouse’s death, the survivor is entitled to receive a monthly annuity for life with each payment equal to two-thirds of each payment made to the couple. The benefit payable upon the death of a vested, terminated participant who did not meet the early payment criteria as of his or her date of death reflects a reduction of 5/9ths of 1% for each of the first 120 months prior to age 65 and an actuarial reduction for the difference between age 55 and the executive’s age at death.

We provide a temporary Social Security bridge benefit to an executive commencing SERP benefits before age 62, payable until the earlier of age 62 or death.

Elements of Compensation included in Benefit Formula. Compensation generally includes base pay, the MIP bonus or any bonus paid in lieu of or as a substitute for the MIP bonus (although this is limited to 150% of the annual rate of base salary for fiscal 2009 and later years), the fiscal 2007 supplemental performance bonus, and stock matches under the 2005 Management Incentive Plan and predecessor plans with respect to fiscal 2005 and prior fiscal years. Compensation earned after June 29, 2013 is not applicable to the SERP.

Funding Status. Sysco’s obligations under the SERP are partially funded by a rabbi trust holding life insurance and an interest in certain real property occupied by Sysco. Sysco’s obligations under the SERP are maintained as a book reserve account. In the event of Sysco’s bankruptcy or insolvency, however, the life insurance, the real property interest, and any other assets held by the rabbi trust become subject to the claims of Sysco’s general creditors.

Lump Sum Availability. Retirement benefits may not be paid as a lump sum.

Delay of Distributions to NEOs. Distributions to an NEO upon the NEO’s “separation from service” as defined under Section 409A of the Internal Revenue Code will be delayed for a period of six months to the extent that making payments during such six-month period would violate Section 409A.

In November 2012, the Committee amended the SERP to provide that benefit accruals for all participants were frozen as of June 29, 2013. Subsequent to June 29, 2013, the frozen SERP benefits continue to be payable pursuant to the terms of the SERP, as amended.

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Also effective June 29, 2013, all SERP participants vested in their then accrued benefit. However, an early retirement reduction factor has been added to apply in the case of an employee who retires before age 65 who would not have been fully vested at his retirement date under the SERP prior to the amendment. The early retirement factor mirrors the benefit reduction that would have occurred as a result of the application of the vesting formula if the participant had taken early retirement under the SERP as it existed prior to its amendment. These changes do not alter the benefit commencement or other payment schedules for any SERP participant.

In addition, the age threshold previously applicable to the SERP death benefit was removed, effective June 29, 2013. As a result, if an active participant dies, the participant’s beneficiary will be entitled to a monthly annuity actuarially equivalent to the greater of: (i) an annual payment equal to 25% of the participant’s three-year final average compensation for ten years certain, or (ii) the participant’s vested accrued benefit as of his date of death, reduced by an actuarial reduction factor to take into account age at death prior to normal retirement age of 65.

Quantification of Termination/Change in Control Payments

We have entered into certain agreements and maintain certain plans that will require us to provide compensation for the NEOs in the event of specified terminations of their employment or upon a change in control of Sysco. We have listed the amount of compensation we would be required to pay to each named executive officer in each situation in the tables below. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts we pay or distribute may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, the value of our stock on the date of the change in control and the ages and life expectancy of each executive and his spouse. The amounts shown in the tables below assume that the event that triggered the payment occurred on July 1, 2017. All amounts shown represent total payments, except as otherwise noted. We expect to time the payment of all amounts shown to comply with Section 409A of the Internal Revenue Code. For discussion of Mr. DeLaney’s severance benefits in connection with his retirement as CEO, see “Executive Compensation – CEO Succession Compensation Arrangements – Transition and Retirement Agreement with Mr. DeLaney.”

WILLIAM J. DELANEY

Termination Scenario	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under MSP(2)	Payments and Benefits Under SERP(3)	CPU and PSU Payments(4)	Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(5)	Insurance Payments(6)	Other(7)
Retirement	$—	$967,561	$1,449,466	$8,781,337	$3,490,667	$18,718,721	$—	$132,192
Death	—	967,561	1,449,466	8,825,985	6,677,014	18,718,721	1,200,000	132,192
Disability	—	967,561	1,449,466	8,781,337	7,618,893	18,718,721	850,833	132,192
Voluntary Resignation	—	967,561	1,449,466	8,781,337	3,490,667	18,718,721	—	132,192
Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason	—	967,561	1,449,466	8,781,337	3,490,667	18,718,721	—	132,192
Change in Control w/o Termination(8)	—	967,561	1,449,466	—	2,843,750	3,698,264	—	—
Termination w/o Cause following a Change in Control(8)	—	967,561	1,449,466	8,781,337	7,618,893	18,718,721	—	132,192

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THOMAS L. BENÉ

Termination Scenario	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under MSP(2)	Payments and Benefits Under SERP(3)	CPU and PSU Payments(4)			Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(5)			Insurance Payments(6)			Other(7)
Retirement	$—	$—	$461,909	$—	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)
Death	—	—	461,909	—		2,333,657			4,545,695			1,200,000			73,538
Disability	—	—	461,909	—		2,616,221			4,545,695			2,842,500			73,538
Voluntary Resignation	—	—	461,909	—		—			—			—			—
Termination for Cause	—	—	—	—		—			—			—			—
Involuntary Termination w/o Cause, or Resignation for Good Reason	—	—	461,909	—		—			—			—			73,538
Change in Control w/o Termination(8)	—	—	461,909	—		853,125			—			—			—
Termination w/o Cause following a Change in Control(8)	—	—	461,909	—		2,616,221			4,545,695			—			73,538

JOEL T. GRADE

Termination Scenario	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under MSP(2)	Payments and Benefits Under SERP(3)	CPU and PSU Payments(4)			Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(5)			Insurance Payments(6)			Other(7)
Retirement	$—	$—	$56,530	$—	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)
Death	—	—	56,530	—		1,797,659			3,142,299			1,200,000			60,077
Disability	—	—	56,530	—		2,051,242			3,142,299			5,255,000			60,077
Voluntary Resignation	—	—	56,530	—		—			—			—			—
Termination for Cause	—	—	—	—		—			—			—			—
Involuntary Termination w/o Cause, or Resignation for Good Reason	—	—	56,530	—		—			—			—			60,077
Change in Control w/o Termination(8)	—	—	56,530	—		765,625			355,204			—			—
Termination w/o Cause following a Change in Control(8)	—	—	56,530	—		2,051,242			3,142,299			—			60,077

RUSSELL T. LIBBY

Termination Scenario	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under MSP(2)	Payments and Benefits Under SERP(3)	CPU and PSU Payments(4)			Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(5)			Insurance Payments(6)			Other(7)
Retirement	$—	$—	$680,006	$73,243	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)
Death	—	—	680,006	1,506,262		1,479,215			3,316,169			1,200,000			46,615
Disability	—	—	680,006	73,243		1,687,878			3,316,169			3,958,333			46,615
Voluntary Resignation	—	—	680,006	73,243		—			—			—			—
Termination for Cause	—	—	—	—		—			—			—			—
Involuntary Termination w/o Cause, or Resignation for Good Reason	—	—	680,006	73,243		—			—			—			46,615
Change in Control w/o Termination(8)	—	—	680,006	—		630,000			583,134			—			—
Termination w/o Cause following a Change in Control(8)	—	—	680,006	73,243		1,687,878			3,316,169			—			46,615

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WAYNE R. SHURTS

Termination Scenario	Severance Payment	Payments and Benefits Under EDCP(1)	Payments and Benefits Under MSP(2)	Payments and Benefits Under SERP(3)	CPU and PSU Payments(4)			Acceleration and Other Benefits from Unvested Stock Options and Restricted Stock Units(5)			Insurance Payments(6)			Other(7)
Retirement	$—	$—	$291,071	$—	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)	$	N/A	(9)
Death	—	—	291,071	—		1,669,241			4,754,512			1,200,000			36,038
Disability	—	—	291,071	—		1,904,710			4,754,512			1,965,000			36,038
Voluntary Resignation	—	—	291,071	—		—			—			—			—
Termination for Cause	—	—	—	—		—			—			—			—
Involuntary Termination w/o Cause, or Resignation for Good Reason	—	—	291,071	—		—			—			—			36,038
Change in Control w/o Termination(8)	—	—	291,071	—		710,938			951,662			—			—
Termination w/o Cause following a Change in Control(8)	—	—	291,071	—		1,904,710			4,754,512			—			36,038

(1)	See “Fiscal 2017 Nonqualified Deferred Compensation – About the EDCP” above for a discussion of the calculation of benefits and payout options under the EDCP, and events that may cause forfeiture of such benefits. The amounts disclosed reflect the vested value of the Company match on elective deferrals, as well as investment earnings on both deferrals and vested company match amounts. These amounts do not include salary and bonus deferrals.

•	Mr. DeLaney has elected to receive annual installments over 5 years in the event of his death, disability or retirement.

(2)	See “Fiscal 2017 Nonqualified Deferred Compensation – About the MSP” above for a discussion of the calculation of benefits and payout options under the MSP, and events that may cause forfeiture of such benefits. The amounts disclosed reflect the vested value of the investment earnings on deferrals amounts. These amounts do not include salary and bonus deferrals. These amounts do not include company matches on salary and bonus deferrals.

•	Messrs. DeLaney, Bené, Grade, Libby and Shurts have each elected to receive a lump sum distribution in the event of his death, disability or retirement.

(3)	All amounts shown are present values of eligible benefits as of July 1, 2017, calculated using an annual discount rate of 4.08%, which represents the rate used in determining the values disclosed in the “Pension Benefits” table above. See “Pension Benefits” above for a discussion of the terms of the SERP and the assumptions used in calculating the present values contained in the table. The amount and expected number of benefit payments to each executive are based on each respective termination event, the form of payment, the age of the executive and his or her spouse, and mortality assumptions. During the SERP payout period, a participant’s remaining benefit under the SERP may be subject to forfeiture under certain circumstances if the committee administering the SERP finds that the participant has engaged in competition with the Company, solicited business of the Company, made disparaging remarks about the Company, or misappropriated trade secrets or confidential information of the Company. Following are specific notes regarding benefits payable to each of the NEOs who participate in the SERP (i.e., Messrs. DeLaney and Libby):

•	Death — If an active participant dies, their spouse will receive a monthly benefit payable for life with 120 monthly payments guaranteed. The amounts shown reflect payments as follows:

	Estimated # of Payments	Amount of Payment	Payment Frequency
DeLaney	306	$47,641	Monthly
Libby	422	6,853	Monthly

•	Disability; Involuntary Termination without Cause, or Resignation for Good Reason; Termination without Cause following a Change in Control — The amounts shown reflect the following monthly payments plus the amounts shown below attributable to the monthly PIA supplement, which is paid only until the executive reaches age 62. Because Mr. DeLaney has already met the conditions of Early Payment Criteria as of the 2017 fiscal year-end, his benefits were payable as of August 1, 2017. The other NEOs’ benefits would be payable as of their normal retirement date (age 65).

	Disability, Involuntary Termination without Cause,			Termination without Cause following
	or Resignation for Good Reason			a Change in Control
		Monthly	Monthly PIA		Monthly	Monthly PIA
	# of Monthly	Payment	Supplement	# of Monthly	Payment	Supplement
Name	Payments	Amounts	(Until Age 62)	Payments	Amounts	(Until Age 62)
DeLaney	318	$46,144	$1,912	318	$46,144	$1,912
Libby	284	715	—	284	715	—

•	Change in Control without Termination — Benefit payments are not triggered.

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(4)	See ” – Long-Term Incentive Awards” above for a discussion of the CPUs and PSUs. The amounts shown include payment of CPU awards made in November 2015 (with a fiscal 2016 – 2018 performance cycle) and PSU awards made in August 2016 (with a fiscal 2017 – 2019 performance cycle). For purposes of this disclosure, and in accordance with the documents governing the CPUs and PSUs, our calculations reflect the following assumptions:
Retirement:
• CPUs – Amounts reflect the pro-rated estimated value of awards based on forecasted company performance with regard to the applicable performance criteria. The CPU awards are prorated for the number of fiscal years during which the executive was actively employed, regardless of whether the executive was employed for the entirety of the relevant fiscal year. The pro rata factor used was 66.9% for these CPUs.
• PSUs – Amounts reflect the pro-rated estimated value of awards based on forecasted company performance with regard to the applicable performance criteria. The PSU awards are pro-rated for the number of whole fiscal months during the performance period during which the executive was actively employed. The pro rata factor used was 33.3% for these PSUs.
Disability:
• CPUs & PSUs – Amounts reflect the estimated value of awards based on forecasted company performance with regard to the applicable performance criteria.
Death:
• CPUs – Amounts reflect the estimated value of awards based on forecasted company performance with regard to the applicable performance criteria, pro-rated for the number of fiscal years during which the executive was actively employed, regardless of whether the executive was employed for the entirety of the relevant fiscal year. The pro-rata factor used was 66.9% for these CPUs.
• PSUs – Amounts reflect the estimated value of the awards based on company performance assumed at “target.”
Change in Control without Termination:
• CPUs – Amounts reflect the estimated value of the awards based on company performance assumed at “target.”
• PSUs – PSUs are not subject to accelerated vesting under this scenario.
Termination Without Cause Following Change in Control:
• CPUs and PSUs – Amounts reflect the estimated value of the awards based on company performance assumed at “target.”
(5)	The amounts shown include the value of unvested accelerated RSUs, valued at the closing price of Sysco common stock on the New York Stock Exchange on July 1, 2017, the last business day of our 2017 fiscal year, plus the difference between the exercise prices of unvested accelerated options and the closing price of Sysco common stock on the New York Stock Exchange on July 1, 2017 multiplied by the number of such options outstanding. See “Outstanding Equity Awards at Fiscal Year-End” for disclosure of the events causing an acceleration of outstanding unvested options and RSUs. For each termination scenario, assumes accelerated vesting of all unvested restricted stock units and stock options that are subject to accelerated vesting based on such scenario.
(6)	Includes payments we will make in connection with additional life insurance coverage, long-term disability coverage and long-term care insurance. In the event of death, a lump sum Basic Life Insurance benefit is payable in an amount equal to one-times the executive’s prior year W-2 earnings, capped at $150,000. An additional benefit is paid in an amount equal to two times the executive’s base salary at the beginning of the year in which the death occurred, capped at $1,050,000. The value of the benefits payable is doubled in the event of an accidental death. In the event of disability, a monthly Long-Term Disability benefit of $30,000 would be payable to age 65, following a 180-day elimination period.
(7)	Includes retiree medical benefits and the payment of accrued but unused vacation.
(8)	As a result of the assumption that the change in control occurred on July 1, 2017, the NEOs would not have received any incremental benefit with respect to their annual incentive awards under the 2017 MIP.
(9)	Indicates that the NEO did not qualify for retirement with respect to the applicable compensation component as of July 1, 2017.

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Compensation Risk Analysis

The Compensation Committee oversees the Company’s executive compensation program and regularly reviews the program against Sysco’s strategic goals, industry practices and emerging trends in order to ensure alignment with stockholder interests. The Committee believes that Sysco’s performance-based bonus and equity programs provide executives with incentives to create long-term stockholder value.

In 2010, the Committee expanded its review of compensation programs across the Sysco enterprise to monitor whether the program components encourage or otherwise promote the taking of inappropriate or unacceptable risks that could threaten the Company’s long-term value. In November 2016, the Committee engaged Semler Brossy to review management’s assessment of Sysco’s fiscal 2017 enterprise-wide compensation programs and the associated risks. Management’s assessment placed particular emphasis on identifying employees who have both significant compensation risk in the variability of their compensation and also the ability to expose the Company to significant business risk. The Committee primarily focused on the compensation for the senior executives of Sysco Corporation and its operating companies, as these are the employees whose actions have the greatest potential to expose the Company to significant business risk, although the review addressed all forms and levels of variable and other compensation that the Committee believed could reasonably provide employees with incentives to undertake risky behavior on behalf of Sysco. Having completed this review, the Committee continues to believe that many of Sysco’s long-standing practices are designed to effectively promote the creation of long-term value, discourage behavior that leads to excessive risk, and mitigate the material risks associated with executive and other compensation programs.

These practices with respect to fiscal 2017 included the following:

•	Sysco’s executive compensation programs are designed to include a mix of elements so that the compensation mix is not overly focused on either short-term or long-term incentives.

•	Sysco’s executive annual incentive award program is based on financial metrics that are objective and drive long-term stockholder value (including adjusted operating income performance, gross profit dollar growth (excluding the Brakes Group results) and North American broadline total case growth). Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. The Committee has the absolute discretion to remove any and all participants from the annual incentive award program prior to the end of the fiscal year to which the annual incentive award relates and may reduce the amount of the annual incentive award payment, in its discretion, at any time prior to the fiscal year end.

•	Sysco’s incentive programs do not allow for unlimited payments, and annual incentive award caps limit the extent that employees could potentially profit by taking on excessive risk.

•	Selection of two different types of long-term incentives (stock options and performance share units) for executives helps to minimize the risk that they will take actions that could cause harm to the Company and its stockholders. The value of stock options is primarily based on stock price appreciation, which is determined by how the market values our common stock, and the value of the PSUs is based on financial metrics that are objective and drive long-term stockholder value (consisting of Sysco’s earnings per share compound annual growth rate and Sysco’s three-year average adjusted return on invested capital).

•	Longer performance periods encourage executives to attain sustained performance over several periods, rather than performance in a single period. PSUs are based on a three-year performance period. Stock options become exercisable over a three year period and remain exercisable for up to ten years from the date of grant, encouraging executives to look to long-term appreciation in equity values.

•	The stock ownership guidelines described under “Stock Ownership —Stock Ownership Guidelines” above align the interests of our executive officers with the long-term interests of all stockholders and encourage our executives to execute our strategies for growth in a prudent manner.

•	In 2009, the Committee adopted a clawback policy, which is described under “Compensation Discussion and Analysis — Executive Compensation Governance and Other Information — Executive Compensation Clawback Policy and Protective Covenants” above. In the event we are required to restate our financial statements, other than as a result of an accounting change, we will recover annual incentive award payments and PSU three-year incentive-based compensation from all participants.

Based on its most recent review, management and the Committee do not believe that the compensation policies and practices of Sysco create risks that are reasonably likely to have a material adverse effect on the Company.

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (ITEM 2)

Sysco seeks a non-binding vote from its stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote is commonly referred to as a “Say on Pay” vote because it gives stockholders a direct opportunity to express their approval or disapproval to the Company regarding its pay practices.

As discussed in detail in the Compensation Discussion and Analysis, our executive compensation programs are designed to attract, retain and incentivize highly talented individuals who are committed to driving Sysco’s vision and strategy. We strive to link executives’ pay to their performance and their advancement of Sysco’s overall performance and business strategies, while also aligning the executives’ interests with those of stockholders. We also aim to encourage high-performing executives to drive long-term results and to remain with Sysco over the course of their careers. We believe that the amount of compensation for each named executive officer reflects their extensive management experience, continued high performance and exceptional service to Sysco and our stockholders.

We invite you to consider the details of our executive compensation as disclosed more fully throughout this proxy statement.

Regardless of the outcome of this “Say on Pay” vote, Sysco welcomes input from its stockholders regarding executive compensation and other matters related to the Company’s success generally. We believe in a corporate governance structure that is responsive to stockholder concerns, and we view this vote as a meaningful opportunity to gauge stockholder approval of our executive compensation policies. Given the information provided above and elsewhere in this proxy statement, the Board of Directors asks you to approve the following advisory resolution:

“Resolved, that Sysco’s stockholders approve, on an advisory basis, the compensation paid to Sysco’s named executive officers, as disclosed in this proxy statement.”

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors recommends a vote “FOR” the approval of the compensation paid to Sysco’s Named Executive Officers.

ADVISORY VOTE TO APPROVE THE FREQUENCY WITH WHICH SYSCO WILL CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION (ITEM 3)

Pursuant to SEC regulations regarding the “Say on Pay” vote described under Proxy Item #2, many public companies, including Sysco, are required to provide stockholders with a non-binding, advisory vote regarding the frequency with which we will conduct future stockholder advisory votes on executive compensation. Stockholders have a choice of recommending that these Say on Pay votes be conducted once every one, two or three years, or to abstain. We believe that a Say on Pay vote will be most effective as a communication tool for our stockholders if it is conducted on an annual basis and, thus, recommend that you vote for Sysco to conduct an annual stockholder advisory vote on executive compensation at our annual meetings.

At Sysco’s 2011 Annual Meeting of Stockholders, over 88% of shares voted were cast in favor of our holding an annual Say on Pay vote. In light of the significant stockholder support, since 2011, we have held an annual Say on Pay vote, which we continue to believe provides a meaningful way for stockholders to communicate with us regarding their approval or disapproval of our executive pay practices. However, because this type of stockholder feedback requires that votes cast will only be “For” or “Against” our executive compensation in a general sense, our Board and management will need to draw inferences from the vote as to what our stockholders most approve and/or disapprove of with respect to our pay practices. Were the vote to occur only once every two or three years, it would likely prove difficult to make use of the voting results to draw meaningful conclusions. A high percentage of “Against” votes could properly be interpreted to have been cast with respect to various actions in different years. In the alternative, if the Say on Pay vote is conducted annually, it may become a more powerful tool, as we will be able to trace not only whether the vote gains 50% approval, but also fluctuations in our “For” and “Against” votes from year to year.

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In voting on this proposal, you may choose to cast your advisory vote to conduct future advisory Say on Pay votes every “3 Years,” “2 Years,” or “1 Year,” or you may abstain. As an advisory vote, this Proposal No. 3 is not binding on Sysco or the Board. However, we value the opinions expressed by our stockholders and will take into account the outcome of this vote when considering the frequency of future advisory Say on Pay votes.

We recommend that you vote “FOR” the option of “1 Year” as the frequency for future advisory votes on executive compensation and invite you into continued discussion with us regarding executive compensation generally.

Required Vote

The outcome of this advisory vote will be determined by a plurality of votes cast by the holders of shares entitled to vote in the election. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. Stockholders may choose an annual, biennial or triennial frequency (i.e., every 3 years, 2 years or 1 year), or they may abstain. The frequency option that receives the most votes will be deemed the option chosen by stockholders in connection with the advisory vote.

The Board of Directors recommends a vote “FOR” the option of “1 YEAR” as the frequency for future advisory votes on executive compensation.

REPORT OF THE AUDIT COMMITTEE

Sysco’s Audit Committee reports to, and acts on behalf of, the Board of Directors, and is composed of four directors who each satisfy the independence, financial literacy and other requirements of the New York Stock Exchange listing standards and the U.S. federal securities laws. The role of the Audit Committee is to assist the Board in its oversight of:

•	Compliance with legal and regulatory requirements;

•	Corporate accounting;

•	Reporting practices;

•	The integrity of the Company’s financial statements;

•	The qualifications, independence and performance of the Ernst & Young LLP, Sysco’s independent registered public accounting firm (“Ernst & Young”);

•	The performance of Sysco’s internal audit function; and

•	Risk assessment and risk management.

During fiscal year 2017, the Audit Committee held nine meetings and fulfilled all of its responsibilities as set forth in the committee’s charter, including:

•	Reviewing with Ernst & Young and the internal auditors the overall scope and plans for their respective audits for the fiscal year;

•	Approving all audit engagement fees and terms, as well as permissible non-audit engagements with Ernst & Young (please refer to “Fees Paid to Independent Registered Public Accounting Firm” below for a detailed discussion of such fees and related approvals);

•	Reviewing the experience and qualifications of the senior members of Ernst & Young’s audit team;

•	Assuring the regular rotation of Ernst & Young’s lead audit partner as required by law, and considering whether there should be rotation of the independent registered public accounting firm itself;

•	Reviewing and discussing with management the earnings press releases prior to release to the public;

•	Meeting with Ernst & Young and the internal auditors, with and without management present, to discuss the adequacy and effectiveness of Sysco’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and

•	Meeting independently with each of Sysco’s Chief Executive Officer and Sysco’s Chief Financial Officer and Chief Accounting Officer.

As required by its charter, the Audit Committee has also met and held discussions with management and Ernst & Young regarding Sysco’s audited consolidated financial statements for the year ending July 1, 2017. Management represented to the Audit Committee that Sysco’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as modified or supplemented. Ernst & Young provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, as modified or supplemented, and the Audit Committee discussed with Ernst & Young that firm’s independence.

Based on the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representations of management and Ernst & Young’s report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Sysco’s Annual Report on Form 10-K for the year ended July 1, 2017 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Joshua D. Frank
Bradley M. Halverson
Hans-Joachim Koerber
Nancy S. Newcomb
Edward D. Shirley
Richard G. Tilghman, Chairman

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional audit services rendered by Ernst & Young LLP for the audit of Sysco’s annual financial statements for fiscal 2017 and 2016, as well as other services rendered by Ernst & Young LLP during those periods (all of which services were approved by the Audit Committee):

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$9,371,123	$6,066,000
Audit-Related Fees(2)	525,000	1,800,000
Tax Fees(3)	2,601,311	2,366,000
All Other Fees(4)	666,078	—

(1)	Audit fees consisted of fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of the Company’s internal control over financial reporting), assistance with and review of documents filed with the SEC and statutory audits.

(2)	Audit-related fees consisted of fees for due diligence related to mergers and acquisitions, an agreed upon procedures report, the audit of the Company’s benefit plans and other audit-related services.

(3)	Tax fees consisted of fees for local, state, provincial and federal income tax return preparation, assistance with transfer pricing agreements and other tax compliance assistance for various tax examinations.

(4)	All other fees consisted of all fees not discussed in the categories above and primarily related to permitted advisory services.

Pre-Approval Policy

It is the Audit Committee’s policy to comply with Section 10A(i) of the Exchange Act, which requires the Audit Committee to pre-approve all services, including audit services and permissible audit related, tax and non-audit services, to be provided by Ernst & Young LLP to the Company, subject to an exception for certain permitted, de minimis non-audit services that are approved by the Audit Committee prior to completion of the audit. In February 2003, the Audit Committee adopted procedures authorizing the Audit Committee chairman to approve the engagement of Ernst & Young LLP to provide permitted non-audit services, provided that such pre-approval is reported to the Audit Committee at the next regular meeting and subject to the Committee’s authority to withdraw such pre-approval. During fiscal 2017, Ernst & Young did not provide any services prohibited under the Sarbanes-Oxley Act of 2002.

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RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4)

The Audit Committee of the Board has appointed Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2018. Ernst & Young LLP has served as the Company’s independent public registered public accounting firm providing auditing, financial and tax services since their engagement in fiscal 2002. In determining to appoint Ernst & Young, the Audit Committee carefully considered Ernst & Young’s past performance for the Company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Although the Company is not required to seek ratification, the Audit Committee and the Board believe it is sound corporate governance to do so. If stockholders do not ratify the appointment of Ernst & Young, the current appointment will stand, but the Audit Committee will consider the stockholders’ action in determining whether to appoint Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2019.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm for fiscal 2018.

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STOCKHOLDER PROPOSAL (ITEM 5)

The Teamsters General Fund of 25 Louisiana Avenue, NW, Washington, D.C. 20001, owner of 280 shares of Sysco common stock, has notified us that it intends to present the following proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, for which Sysco accepts no responsibility, are set forth below exactly as they were submitted by the proponent.

RESOLVED: The shareholders ask the board of directors of Sysco Corporation (“Company”) to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2017 annual meeting.

SUPPORTING STATEMENT:

Sysco Corporation allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change in control at the end of the 2016 fiscal year could have accelerated the vesting of $58 million worth of long-term equity to the Company’s five senior executives.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance’’ philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including: Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION OF THE PROPOSAL

The Board unanimously recommends a vote “AGAINST” the stockholder proposal.

The Board believes that the most effective executive compensation program is one that places a heavy emphasis on pay for performance and is designed to align the interests of company executives with those of our shareholders, with the ultimate objective of increasing shareholder value. The Board does not believe that the adoption of a “one-size fits all” policy restricting the Compensation Committee’s discretion to provide for accelerated vesting and requiring executives to forfeit a portion of their equity awards would be in the best interests of the Company or its stockholders. As discussed more fully below, implementation of this policy would disrupt the alignment of interests between executives and stockholders, particularly in the context of a significant transaction resulting in a change in control of Sysco, unduly limit the Company’s ability to attract, retain and incentivize talented executives and impose undue restrictions on the ability of the Compensation Committee to structure our executive compensation program.

Implementing the proposal would disrupt the alignment between executive and stockholder interests during a time of uncertainty.

For equity-based awards issued to date under Sysco’s 2013 Long-Term Incentive Plan, the Board has provided for “double trigger” accelerated vesting, under which an executive’s outstanding equity awards will only fully and immediately vest if (1) a change in control occurs and (2) the executive’s employment is terminated by the Company or its subsidiaries without cause (or the executive terminates his or her employment for good reason) within the period commencing 1 year prior to the change in control and ending 2 years after the change in control.

The Board believes that the acceleration of awards in these circumstances appropriately aligns the interests of executives with the interests of stockholders in the context of a change in control transaction. A change in control creates uncertainty surrounding the plans of new ownership and whether, through loss of employment, executives will forfeit their ability to realize value from unvested equity awards. The risk of that loss

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creates undesirable disincentives for the executives in connection with the consideration, negotiation and implementation of a change-in-control transaction. The Board believes that our current “double trigger” approach eliminates these disincentives by enabling our executives to remain objective, preserves executive morale and productivity and encourages retention in the face of the disruptive impact of an actual or rumored change in control of Sysco. Retaining key executives while a change in control transaction is pending can be particularly important, since the loss of such executives could adversely affect the Company’s business or operations if the transaction is not completed.

Additionally, our Board believes that the retention of executives in the context of a change in control transaction would preserve the value of such transaction for our stockholders, as the prospect of losing valued executives in connection with a change in control could reduce the value of the Company to an acquirer and, consequently, reduce the amount current stockholders would realize in the transaction.

By assuring executives that they would realize the full value of their equity awards if their employment were terminated in connection with a change in control, the current acceleration provisions maintain the proper alignment of the interests of executives and stockholders.

Implementing the proposal would significantly limit Sysco’s ability to attract, retain and incentivize talented executives.

The Board believes that it is critical for the Company to offer compensation and benefits that are competitive in the marketplace for talent. Based on recent surveys and studies, a substantial majority of companies fully vest outstanding equity awards upon a termination following a change in control, including many of the companies with which we compete for executive talent. As a result, implementing the policy as outlined in the proposal would place us at a competitive disadvantage and significantly jeopardize the objective of our executive compensation program to attract, retain, reward and incentivize exceptional, talented executives who will lead the Company in the successful execution of its strategy, particularly if a change in control transaction were pending or contemplated.

The proponent of this proposal references companies that place limitations on accelerated vesting of unearned equity. The companies referenced are among the largest in the world by market capitalization. As it is very unlikely that any of them would undergo a change in control, executives and potential executives do not view equity acceleration provisions for these mega-capitalization companies in the same manner as they do for all other companies.

Implementing the proposal would impose undue restrictions on the ability of the Compensation Committee to structure executive compensation.

Our Board believes that the interests of our stockholders are best served by recognizing that the Compensation Committee, comprised of five independent, non-management directors, is in the best position to determine the terms of our executive compensation arrangements. The Board believes that the Compensation Committee should continue to retain the flexibility to design and administer competitive compensation programs that reflect market conditions. Permitting the Compensation Committee to accelerate vesting of equity awards in accordance with our “double trigger” provision can incentivize management to maximize stockholder value, further aligning the interests of management with our stockholders. Conversely, adopting the rigid policy advanced by the proponent would frustrate the purpose of the Compensation Committee and interfere with the objective of our compensation program.

Stockholders have demonstrated their support for our executive compensation program

Our executive compensation program is designed to link executive pay with the interests of our stockholders. Sysco has a robust shareholder engagement program and the Board incorporates shareholders feedback into it decision-making processes. During these conversations, shareholders have indicated their support for our executive compensation program. Furthermore, Sysco has consistently received strong support for our executive compensation program in the annual, advisory “say on pay” vote, with 94% approval at the 2016 annual meeting.

For the reasons described above, the Board unanimously recommends that you vote “AGAINST” this proposal.

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STOCKHOLDER PROPOSALS

Presenting Business/Nominating Directors for Election

Submitting Proposals under Rule 14a-8

If you would like to present a proposal under Rule 14a-8 of the Exchange Act at our 2018 Annual Meeting of Stockholders, send the proposal in time for us to receive it no later than June 8, 2018. If the date of our 2018 Annual Meeting is subsequently changed by more than 30 days from the date of this year’s Annual Meeting, we will inform you of the change and the date by which we must receive such proposals.

Recommending Director Nominees

The Corporate Governance and Nominating Committee will consider any director nominees you recommend in writing for the 2018 Annual Meeting, if you submit such written recommendation in conformity with the procedural and informational requirements set forth above at “Board of Directors Matters — Election of Directors at 2017 Annual Meeting (Item 1) – Nomination Process” no later than May 1, 2018.

Submitting Proxy Access Director Nominees

If you wish to submit up to two director nominees for inclusion in the proxy statement for our 2018 Annual Meeting pursuant to Article I, Section 9 of the Company’s bylaws, the Corporate Secretary must receive your proxy access notice by August 19, 2018, but not before July 10, 2018. You must satisfy the applicable eligibility requirements of, and your proxy access notice must include the information required by, the Company’s bylaws.

Other Proposals or Director Nominees

If you want to present any other business at our 2018 Annual Meeting, including nominating one or more individuals to serve as director outside of the proxy access process pursuant to Article I, Section 7 of the Company’s bylaws, the Corporate Secretary must receive notice of your proposed business pursuant to Article I, Section 8, or notice of your proposed director nominee pursuant to Article I, Section 7, of the Company’s bylaws, by August 19, 2018, but not before July 10, 2018, and you must be a stockholder of record on the date you provide notice of your proposal to the Company and on the record date for determining stockholders entitled to notice of the meeting and to vote. In each instance you must comply with, and provide the information required by, the provisions of Article I, Section 8 and Article I, Section 7, of the Company’s bylaws, as applicable, within the deadlines specified above.

Meeting Date Changes

If the date of next year’s Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date of this year’s Annual Meeting, we will inform you of the change, and we must receive your director nominee notices or your stockholder proposals outside of Rule 14a-8 of the Exchange Act by the latest of 90 days before the Annual Meeting, 10 days after we mail the notice of the changed date of the Annual Meeting or 10 days after we publicly disclose the changed date of the Annual Meeting.

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ANNEX I – NON-GAAP RECONCILIATIONS

More information on the rationale for the use of these measures can be found in our Annual Report on Form 10-K. In the reconciliation tables below, “NM” indicates that the percentage change is not meaningful.

Adjusted Operating Income Target Under Three-Year Plan Non-GAAP Reconciliation

We expect to achieve our adjusted operating income target under the current three-year strategic plan by fiscal 2018. Due to the uncertainties within these projected amounts, we cannot provide a quantitative reconciliation of these non-GAAP measures to the most directly comparable GAAP measure without unreasonable effort. However, we expect to calculate these adjusted results in the same manner as the reconciliation provided for adjusted operating income for the historical periods presented below.

Adjusted Sales Non-GAAP Reconciliation

(in thousands)	2017	2016	Period Change ($)	Period Change (%)
Sales (GAAP)	$55,371,139	$50,366,919	$5,004,220	9.9%
Impact of Brakes	(5,170,787)	—	(5,170,787)	NM
Less 1 week fourth quarter sales	—	(974,849)	974,849	NM
Comparable Sales Using a 52 Week Basis and Excluding the Impact of Brakes (Non-GAAP)	$50,200,352	$49,392,070	$808,282	1.6%

Adjusted Operating Income Non-GAAP Reconciliation

(in thousands)	2017	2016	Period Change ($)	Period Change (%)
Operating Income (GAAP)	$2,053,171	$1,850,500	$202,671	11.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring cost(1)	161,011	123,134	37,877	30.8
Impact of acquisition-related costs(2)	102,049	35,614	66,434	NM
Subtotal – Operating Income Adjusted For Certain Items (Non-GAAP)	2,351,831	2,009,248	342,583	17.1%
Impact of Brakes	(51,053)	—	(51,053)	NM
Impact of Brakes restructuring costs(3)	(13,732)	—	(13,732)	NM
Impact of Brakes acquisition-related costs(4)	(78,273)	—	(78,273)	NM
Less 1 week fourth quarter operating income	—	(44,876)	44,876	NM
Operating Income Adjusted For Certain Items, Extra Week and Excluding the Impact of Brakes (Non-GAAP)	$2,208,773	$1,964,372	$244,401	12.4%

(1)	Includes $111 million in accelerated depreciation associated with our revised business technology strategy and $46 million related to professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations, costs to convert to legacy systems in conjunction with our revised business technology strategy and severance charges related to restructuring.

(2)	Fiscal 2017 includes $76 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $24 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.

(3)	Includes Brakes acquisition restructuring charges.

(4)	Fiscal 2017 includes $76 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $24 million in transaction costs.

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Adjusted Net Earnings Non-GAAP Reconciliation

(in thousands)	2017	2016	Period Change ($)	Period Change (%)
Net Earnings (GAAP)	$1,142,503	$949,622	$192,881	20.3%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring cost(1)	161,011	123,134	37,877	30.8
Impact of acquisition-related costs(2)	102,049	35,614	66,435	NM
Impact of acquisition financing costs	—	123,990	(123,990)	NM
Impact of foreign currency remeasurement and hedging	—	146,950	(146,950)	NM
Tax Impact of MEPP charge	(11,903)	—	(11,903)	NM
Tax impact of restructuring cost(3)	(51,184)	(47,333)	(3,851)	8.1
Tax impact of acquisition-related costs(3)	(19,003)	(13,690)	(5,313)	38.8
Tax impact of acquisition financing costs(3)	—	(47,662)	47,662	NM
Tax impact of foreign currency remeasurement and hedging	—	(56,488)	56,488	NM
Subtotal – Net Earnings Adjusted For Certain Items (Non-GAAP)	1,359,073	1,214,137	144,936	11.9%
Impact of Brakes	(46,988)	—	(46,988)	NM
Impact of Brakes restructuring costs(4)	(11,794)	—	(11,794)	NM
Impact of Brakes acquisition-related costs(2)	(67,221)	—	(67,221)	NM
Impact of interest expense on debt issued for the Brakes acquisition(5)	83,633	—	83,633	NM
Tax impact of interest expense on debt issued for the Brakes acquisition(3)	(33,880)	—	(33,880)	NM
Less 1 week fourth quarter net earnings	—	(26,119)	26,119	NM
Net Earnings Adjusted for Certain Items and Extra Week (Non-GAAP)	$1,282,823	$1,188,018	$94,805	8.0%

(1)	Includes $111 million in accelerated depreciation associated with our revised business technology strategy and $46 million related to professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations, costs to convert to legacy systems in conjunction with our revised business technology strategy and severance charges related to restructuring.

(2)	Fiscal 2017 includes $76 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $24 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.

(3)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred. The adjustments also include $7 million in non-deductible transaction costs and $4 million in other one-time costs related to the Brakes acquisition.

(4)	Includes Brakes acquisition restructuring charges.

(5)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.

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Adjusted Diluted Earnings Per Share Non-GAAP Reconciliation

(in thousands, except for share and per share data)	2017	2016	Period Change ($)	Period Change (%)
Diluted Earnings Per Share (“EPS”) (GAAP)	$2.08	$1.64	$0.44	26.8%
Impact of MEPP charge	0.06	—	0.06	NM
Impact of restructuring costs(1)	0.29	0.21	0.08	38.1
Impact of acquisition-related costs(2)	0.19	0.06	0.13	NM
Impact of acquisition financing costs	—	0.21	(0.21)	NM
Impact of foreign currency remeasurement and hedging	—	0.25	(0.25)	NM
Tax Impact of MEPP charge	(0.02)	—	(0.02)	NM
Tax impact of restructuring cost(3)	(0.09)	(0.08)	(0.01)	12.5
Tax impact of acquisition-related costs(3)	(0.03)	(0.02)	(0.01)	50.0
Tax impact of acquisition financing costs(3)	—	(0.08)	0.08	NM
Tax impact of foreign currency remeasurement and hedging	—	(0.10)	0.10	NM
Diluted EPS Adjusted For Certain Items (Non-GAAP)(4)	2.48	2.10	0.38	18.1%
Impact of Brakes	(0.09)	—	(0.09)	NM
Impact of Brakes restructuring costs(5)	(0.02)	—	(0.02)	NM
Impact of Brakes acquisition-related costs(2)	(0.12)	—	(0.12)	NM
Impact of interest expense on debt issued for the Brakes acquisition(6)	0.15	—	0.15	NM
Tax impact of interest expense on debt issued for the Brakes acquisition(3)	(0.06)	—	(0.06)	NM
Less 1 week impact of fourth quarter diluted earnings per share	—	(0.05)	0.05	NM
Diluted EPS Adjusted For Certain Items, Extra Week and Excluding the Impact of Brakes (Non-GAAP)(4)	2.34	2.06	0.28	13.6%
Diluted EPS Adjusted For Certain Items (Non-GAAP)(4)	2.48	2.10	0.38	18.1%
Less 1 week impact of fourth quarter diluted earnings per share	—	(0.05)	0.05	NM
Diluted EPS Adjusted For Certain Items and Extra Week (Non-GAAP)(5)	$2.48	$2.06	$0.42	20.4%
Diluted shares outstanding	548,545,027	577,391,406	—	—

(1)	Includes $111 million in accelerated depreciation associated with our revised business technology strategy and $46 million related to professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations, costs to convert to legacy systems in conjunction with our revised business technology strategy and severance charges related to restructuring.

(2)	Fiscal 2017 includes $76 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $24 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.

(3)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred. The adjustments also include $7 million in non-deductible transaction costs and $4 million in other one-time costs related to the Brakes acquisition.

(4)	Individual components of diluted earnings per share may not add to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

(5)	Includes Brakes acquisition restructuring charges.

(6)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.

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Non-GAAP Reconciliation for Adjusted Operating Income Used in Management Incentive Plan Measurement

Sysco’s management incentive plan provides for adjustments to the operating income metric to exclude severance charges, professional fees on 3-year financial objectives, facility closure costs, costs associated with our revised business technology strategy, Brakes Group acquisition transaction costs, the liability associated with the withdrawal by a Sysco subsidiary from a multiemployer pension plan in May 2017 and the impact of changes in foreign exchange rates as compared to the corresponding planned foreign exchange rates. As a result, in the non-GAAP reconciliation below for fiscal 2017, operating income has been adjusted to reflect these adjustments. The resulting adjusted operating income was used in the measurement of the results of the management incentive plan.

(in thousands)	2017	2016	Period Change ($)	Period Change (%)
Operating Income (GAAP)	$2,053,171	$1,850,500	$202,671	11.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs(1)	161,011	123,134	37,877	30.8
Impact of acquisition-related costs(2)	102,049	35,614	66,434	NM
Subtotal – Operating Income Adjusted For Certain Items (Non-GAAP)	2,351,831	2,009,248	342,583	17.1%
Impact of Brakes unplanned Certain Items(3)	(72,000)	—	(72,000)	NM
Impact of FY17 currency fluctuations(4)	5,832	—	5,832	NM
Less 1 week fourth quarter operating income	—	(44,876)	44,876	NM
Operating Income Adjusted For Certain Items, Extra Week and Excluding the Impact of Brakes on a Constant Currency Basis (Non-GAAP)	$2,285,663	$1,964,372	$321,291	16.4%

(1)	Includes $111 million in accelerated depreciation associated with our revised business technology strategy and $46 million related to professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations, costs to convert to legacy systems in conjunction with our revised business technology strategy and severance charges related to restructuring.

(2)	Fiscal 2017 includes $76 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $24 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.

(3)	Includes Brakes amortization not considered as part of Certain Items in the fiscal 2017 plan.

(4)	Includes a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. The majority of the constant currency adjustment eliminated the impact of fluctuations in the pound sterling, along with adjustments for the Costa Rican colone, Canadian dollar and Mexican peso.

Non-GAAP Reconciliation for Adjusted Gross Profit Growth Used in Management Incentive Plan Measurement

Sysco’s management incentive plan provides for adjustments to the gross profit growth metric to exclude the impact of results from the Brakes Group operations and from the extra week and to remove the impact of changes in foreign exchange rates. As a result, in the non-GAAP reconciliation below for fiscal 2017, gross profit has been adjusted to reflect these adjustments. The resulting adjusted gross profit increase was used in the measurement of the results of the management incentive plan.

(in thousands)	2017	2016	Period Change ($)	Period Change (%)
Gross Profit (GAAP)	$10,557,507	$9,040,472	$1,517,035	16.8%
Impact of Brakes	(1,333,852)	—	(1,333,852)	NM
Impact of FY17 currency fluctuations(1)	7,757	—	7,757	NM
Less 1 week fourth quarter sales	—	(178,774)	178,774	NM
Comparable Gross Profit Using a 52 Week Constant Currency Basis and Excluding the Impact of Brakes (Non-GAAP)	$9,231,412	$8,861,698	$369,714	4.2%

(1)	Includes a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. The majority of the constant currency adjustment eliminated the impact of fluctuations in the pound sterling, along with adjustments for the Costa Rican colone, Canadian dollar and Mexican peso.

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1390 Enclave Parkway
Houston, Texas 77077-2099

281.584.1390
www.sysco.com

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SYSCO CORPORATION
1390 ENCLAVE PARKWAY
HOUSTON, TX 77077-2099
ATTN: LEGAL DEPARTMENT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33014-P97269 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYSCO CORPORATION

The Board of Directors recommends you vote FOR the election of Directors named below:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Daniel J. Brutto	☐	☐	☐
1b. John M. Cassaday	☐	☐	☐
1c. William J. DeLaney	☐	☐	☐
1d. Joshua D. Frank	☐	☐	☐
1e. Larry C. Glasscock	☐	☐	☐
1f. Bradley M. Halverson	☐	☐	☐
1g. Hans-Joachim Koerber	☐	☐	☐
1h. Nancy S. Newcomb	☐	☐	☐
1i. Nelson Peltz	☐	☐	☐
1j. Edward D. Shirley	☐	☐	☐
1k. Sheila G. Talton	☐	☐	☐
1l. Richard G. Tilghman	☐	☐	☐
1m. Jackie M. Ward	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, by advisory vote, the compensation paid to Sysco's named executive officers, as disclosed in Sysco's 2017 proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	3 Years	2 Years	1 Year	Abstain
3. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote AGAINST the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E33015-P97269

SYSCO CORPORATION
Annual Meeting of Stockholders
November 17, 2017 10:00 AM (CT)
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints William J. DeLaney, Joel T. Grade and Russell T. Libby, and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SYSCO CORPORATION to be held on Friday, November 17, 2017, at 10:00 AM (CT), at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 or any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated October 6, 2017, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. **The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side. Those proxies signed and returned with no choice indicated will be voted "FOR" each of the nominees for director, "FOR" Proposal 2, "1 YEAR" on Proposal 3, "FOR" Proposal 4 and "AGAINST" Proposal 5, and will be voted in the discretion of the proxy holders on any other matter that may properly come before the meeting and any adjournment or postponement of the Annual Meeting.** Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

Continued and to be signed on reverse side